Exhibit 10.1

EXECUTION VERSION

LICENSE AGREEMENT

by and between

TAKEDA PHARMACEUTICALS INTERNATIONAL AG

and

ROIVANT ENDOCRINOLOGY LTD.

Dated as of April 29, 2016

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1
ARTICLE 2 GOVERNANCE		17
2.1	[***]	17
2.2	Joint Review Committee	17
2.3	Meetings	20
2.4	Withdrawal from the JRC	20
2.5	Contact Persons	21
ARTICLE 3 LICENSE GRANTS		21
3.1	Takeda License Grants; Right of Reference	21
3.2	Licensee License Grants; Right of Reference	22
3.3	Sublicensing	22
3.4	Subcontractors	23
3.5	Retained Rights	24
3.6	No Implied Licenses	24
3.7	Right of First Negotiation	24
ARTICLE 4 TRANSITION AND TRANSFER		25
4.1	Transfer Working Group	25
4.2	Technology Transfer	25
4.3	Transfer of Regulatory Materials and Other Data	26
ARTICLE 5 DEVELOPMENT		27
5.1	Development Activities	27
5.2	Development Diligence Obligations	28
5.3	Development Plans	28
5.4	Development Reporting	28
5.5	Exclusivity; Option	29
5.6	Competing Product Acquisitions	30
5.7	Records; Disclosure of Data and Results	30
5.8	Clinical Trial Transparency	31
ARTICLE 6 REGULATORY		31
6.1	Regulatory Materials and Regulatory Approvals	31
6.2	Regulatory Cooperation	31
6.3	Pharmacovigilance Agreement and Safety Data Exchange	33
6.4	Clinical Trial Holds; Recalls	34
6.5	Labeling Information Exchange	34

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[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

ARTICLE 7 COMMERCIALIZATION		35
7.1	Commercialization Responsibilities	35
7.2	Commercialization Diligence Obligations	35
7.3	Commercialization Plans	35
7.4	Commercialization Reporting	36
ARTICLE 8 MANUFACTURING		36
8.1	Manufacturing Responsibility	36
8.2	Arbitration for Failure to Agree	38
ARTICLE 9 PAYMENT; FINANCIAL TERMS		39
9.1	Equity in Licensee	39
9.2	Royalties	39
9.3	Royalty Reports; Royalty Payments	40
9.4	Exchange Rate	41
9.5	Taxes	41
9.6	Audit	42
9.7	Manner of Payment; Late Payment	42
9.8	Licensee Financial Statements	42
9.9	Reporting of Takeda Financial Information	42
ARTICLE 10 INTELLECTUAL PROPERTY MATTERS		43
10.1	Ownership of Inventions	43
10.2	Disclosure of Inventions	43
10.3	Exploitation of Joint Technology	44
10.4	Prosecution of Patent Rights	44
10.5	Patent Term Extensions	47
10.6	Infringement of Patent Rights by Third Parties	47
10.7	Infringement of Third Party Rights	49
10.8	Patent Oppositions and Other Proceedings	50
10.9	Trademarks	51
10.10	Common Interest	52
ARTICLE 11 REPRESENTATIONS AND WARRANTIES		52
11.1	Mutual Representations, Warranties and Covenants	52
11.2	Additional Representations and Warranties of Takeda	53
11.3	Additional Covenants of Takeda	54
Takeda covenants to Licensee that:		54
11.4	Additional Representations and Warranties of Licensee	55
11.5	Additional Covenants of Licensee. Licensee covenants to Takeda that:	55
11.6	[***]	56
11.7	No Other Representations or Warranties	56

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[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

ARTICLE 12 CONFIDENTIALITY		57
12.1	Nondisclosure and Non-Use	57
12.2	Exceptions	57
12.3	Authorized Disclosure	57
12.4	Terms of this Agreement	58
12.5	Publicity	58
12.6	Securities Filings	59
12.7	Publications	59
12.8	Equitable Relief	59
ARTICLE 13 TERM AND TERMINATION		60
13.1	Term	60
13.2	Termination at Will	60
13.3	Termination for Material Breach	60
13.4	Termination by Licensee for Safety Reasons	61
13.5	Termination for Commercial Viability	61
13.6	Termination for Cessation of Activities	61
13.7	Termination for Patent Challenge	61
13.8	Termination for Insolvency	62
13.9	Effects of Termination	62
13.10	Effects of Expiration	66
13.11	Accrued Rights	66
13.12	No Waiver	67
13.13	Survival	67
13.14	Rights in Bankruptcy	67
ARTICLE 14 DISPUTE RESOLUTION		67
14.1	Exclusive Dispute Resolution Mechanism	67
14.2	Resolution by Executive Officers	68
14.3	Litigation	68
14.4	Jurisdiction	68
14.5	Injunctive Relief	68
14.6	Waiver of Right to Jury Trial	68
14.7	Confidentiality	69
ARTICLE 15 INDEMNIFICATION; INSURANCE		69
15.1	Indemnification by Licensee	69
15.2	Indemnification by Takeda	69
15.3	Indemnification Procedures	70
15.4	Insurance	70

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[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

ARTICLE 16 MISCELLANEOUS		71
16.1	Notice	71
16.2	Designation of Affiliates	72
16.3	Assignment	72
16.4	Limitation of Liability	72
16.5	Severability	72
16.6	Waiver and Non-Exclusion of Remedies	72
16.7	Further Assurances	73
16.8	[***]	73
16.9	Relationship of the Parties	73
16.10	Construction; Rules of Construction	73
16.11	Governing Law	73
16.12	Entire Agreement	73
16.13	Counterparts	74

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[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made effective as of April 29, 2016 (the “Effective Date”) by and between Takeda Pharmaceuticals International AG a company incorporated under the laws of Switzerland having its principal place of business at Thurgauerstrasse 130, 8152 Glattpark-Opfikon Zurich, Switzerland (“Takeda”) and Roivant Endocrinology Ltd., an exempted limited company incorporated under the laws of Bermuda, a having its registered office at 2 Church Street, Hamilton, Bermuda (“Licensee”). Licensee and Takeda are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Takeda is a pharmaceutical company engaged in the research, development, and commercialization of products useful in the amelioration, treatment, or prevention of human diseases and conditions;

WHEREAS, Licensee is a pharmaceutical company engaged in the development and commercialization of treatments for endocrine-related Men’s Health and Women’s Health diseases or disorders;

WHEREAS, Licensee wishes to obtain, and Takeda desires to grant, a license under certain patents, patent applications, know-how, and other proprietary information Controlled by Takeda for the Development and Commercialization of the Licensed Compounds and Licensed Products in the Licensee Territory; and

WHEREAS, Takeda wishes to obtain, and Licensee desires to grant, a license under certain patents, patent applications, know-how, and other proprietary information Controlled by Licensee for Development and Commercialization of the Licensed Compounds and Licensed Products in the Takeda Territory.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1	“Accounting Standards” means GAAP in the case of Licensee and IFRS in the case of Takeda.

1.2	“Adverse Event” or “AE” has the meaning set forth in 21 C.F.R. § 312.32 and generally means any untoward medical occurrence associated with the use of a product in human subjects, whether or not considered related to such product. An AE does not necessarily have a causal relationship with a product, that is, an AE can be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of such product.

1.3	“Affiliate” means, with respect to a particular person or entity, a Person that controls, is controlled by, or is under common control with such person or entity, other than any Excluded Affiliate (with respect to Licensee). For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.4	“Applicable Law” means any applicable federal, state, local, municipal, foreign, or other law, statute, legislation, constitution, principle of common law, code, treaty ordinance, regulation, rule, or order of any kind whatsoever put into place under the authority of any Governmental Authority, including the FFDCA, Prescription Drug Marketing Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. § 1320a-7b et seq.), all as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder. “Applicable Law” will include the applicable regulations and guidance of the FDA and European Union (and national implementations thereof) that constitute Good Laboratory Practices, Good Manufacturing Practices, and Good Clinical Practices (and, if and as appropriate under the circumstances, ICH guidance or other comparable regulation and guidance of any applicable Governmental Authority).

1.5	“Assigned Regulatory Materials” has the meaning set forth in Section 4.3.1 (Licensed Product INDs).

1.6	“Bankruptcy Laws” has the meaning set forth in Section 13.14 (Rights in Bankruptcy).

1.7	“[***].

1.8	“Breaching Party” has the meaning set forth in Section 13.3.1 (Cure Periods).

1.9	“Business Day” means a day other than Saturday, Sunday, or any other day on which commercial banks located in the State of New York, U.S., Zurich, Switzerland, Bermuda, or Japan, are authorized or obligated by Applicable Law to close.

1.10	“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31; provided, however, that (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first complete Calendar Quarter thereafter and (b) the last Calendar Quarter of the Term will end upon the expiration or termination of this Agreement.

1.11	“Calendar Year” means the twelve (12) month period ending on December 31; provided, however, that (a) the first Calendar Year of the Term will begin on the Effective Date and end on December 31, 2016 and (b) the last Calendar Year of the Term will end upon the expiration or termination of this Agreement.

1.12	“Cash-on-Hand” has the meaning set forth in Section 11.4.2 (Cash-on-Hand).

1.13	“Change of Control” means the consummation of: (a) any transaction in which any Third Party acquires directly or indirectly the beneficial ownership of any voting security of Licensee, or if the percentage ownership of such person or entity in the voting securities of Licensee is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then-outstanding voting securities of Licensee; (b) any merger, consolidation, recapitalization, or reorganization of Licensee, other than any such transaction which would result in stockholders or equity holders of Licensee, or an Affiliate of Licensee, immediately prior to such transaction owning at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; and (c) the sale or other transfer to a Third Party of all or substantially all of Licensee’s assets which relate to this Agreement.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.14	“Claim” has the meaning set forth in Section 15.1 (Indemnification by Licensee).

1.15	“Clinical Trial” means any clinical trial in humans that is conducted in accordance with Good Clinical Practices and is designed to generate data in support or maintenance of an IND or NDA, or other similar marketing application, including any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, Phase IIIb Clinical Trial, or any post-approval clinical trial in humans.

1.16	“CMC” means chemistry, manufacturing, and controls.

1.17	“Combination Product” means any Licensed Product comprising: (a) a Licensed Compound and (b) at least one other active compound or ingredient.

1.18	“Commercial Manufacturing and Supply Agreement” has the meaning set forth in Section 8.1.3 (Commercial Supply).

1.19	“Commercial Viability Termination” has the meaning set forth in Section 13.5.1 (Commercial Viability Termination).

1.20	“Commercialization” means all activities undertaken by or on behalf of a Party to promote, market, sell, and distribute a Licensed Product, including: (a) sales force efforts, detailing, advertising, marketing, the creation and approval of promotional materials, sales or distribution, pricing, customer and government contracting, and medical affairs, including medical education, medical information, clinical science liaison activities, and health economics and outcomes research; (b) product security activities that may include enhancing supply chain security, implementing brand protection technologies, intelligence gathering, forensic analysis, customs recordation, and anti-counterfeiting enforcement action, such as taking Internet countermeasures, collaborating with law enforcement and seeking criminal restitution; (c) management of any risk evaluation and mitigation strategies (REMS) programs; (d) importing, exporting, transporting, customs clearance, warehousing, invoicing, handling, and delivering the Licensed Products to customers; and (e) other similar activities relating to the Licensed Products. When used as a verb, “Commercialize” means to engage in Commercialization activities.

1.21	“Commercialization Diligence Obligations” has the meaning set forth in Section 7.2 (Commercialization Diligence Obligations).

1.22	“Commercialization Plan” has the meaning set forth in Section 7.3 (Commercial Plan).

1.23	“Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by Licensee or its Affiliate with respect to any objective, activity or decision to be undertaken under this Agreement with respect to the Licensed Compounds or Licensed Products, the level of efforts and resources commonly dedicated by a similarly situated pharmaceutical company to accomplish such objective, activity, or decision with respect to a product of similar commercial potential at a similar stage in its lifecycle taking into account [***]. Any other pharmaceutical product Licensee is then discovering, researching, developing, manufacturing, commercializing, or otherwise exploiting, alone or with one or more collaborators, will not be taken into account so as to reduce, diminish, or limit Commercially Reasonable Efforts.

1.24	“Competing Product” means: (a) any small molecule oral GnRH receptor antagonist (other than a TAK-385 Licensed Product) for the treatment, prevention, cure, or control of symptoms associated with Uterine Fibroids, Endometriosis, or prostate cancer, and (b) any TAK-448 Licensed Product, but solely with respect to the treatment, prevent, cure or control of symptoms associated with prostate cancer in the Takeda Territory.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.25	“Complementary Product” means: (a) any pharmaceutical or biopharmaceutical product, other than a TAK-385 Licensed Product, for the treatment, prevention, cure, or control of symptoms associated with Uterine Fibroids or Endometriosis or (b) any pharmaceutical or biopharmaceutical product, other than a TAK-385 Licensed Product, for the treatment, prevention, cure, or control of symptoms associated with prostate cancer.

1.26	“Confidential Information” means all non-public or proprietary Information disclosed by a Party to the other Party under this Agreement, which may include ideas, inventions, discoveries, concepts, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, inventories, machines, techniques, development, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, regulatory documentation, information and submissions pertaining to or made in association with Regulatory Materials, data (including pharmacological, toxicological, and clinical data, raw data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions), devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, without regard as to whether any of the foregoing is marked “confidential” or “proprietary,” or disclosed in oral, written, graphic, or electronic form. Confidential Information will include the terms and conditions of this Agreement.

1.27	“Contact Person” has the meaning set forth in Section 2.5 (Contact Persons).

1.28	“Contract Manufacturing Organization” or “CMO” means a Third Party contract manufacturing organization.

1.29	“Control” means, with respect to any Information, Patent Right, Trademark or other Intellectual Property Right, ownership or possession by a Party, including its Affiliates, of the ability (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to grant access, a license, or a sublicense to such Information, Patent Right, Trademark or other Intellectual Property Right without (a) violating the terms of any agreement or other arrangement with, (b) being required to make any payment to, or (c) necessitating the consent of, in each case ((a) – (c)), any Third Party, at such time that the Party would be first required under this Agreement to grant the other Party such access, license, or sublicense.

1.30	“Cover” or “Covered” or “Covering” means, with respect to a particular subject matter at issue and a relevant Patent Right, that the manufacture, use, sale, offer for sale, or importation of the subject matter would fall within the scope of a claim in the Patent Right.

1.31	“Cure Period” has the meaning set forth in Section 13.3.1 (Cure Periods).

1.32	“Development” means all non-clinical and clinical research and drug development activities undertaken by or on behalf of a Party, including toxicology, pharmacology, and other non-clinical efforts, statistical analysis, the performance of Clinical Trials, CMC development, or other activities reasonably necessary in order to obtain or maintain Regulatory Approval of a Licensed Product. When used as a verb, “Develop” means to engage in Development activities.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.33	“Development Milestone Events” means those Development milestone events to be achieved by Licensee in connection with the performance of its Development activities with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products, as set forth in the TAK-385 Development Plan.

1.34	“Diligent Efforts” means, with respect to a TAK-385 Licensed Product in the Men’s Health Field in the Takeda Territory, the commercially reasonable efforts, expertise, and resources commonly used by Takeda for a product owned by it or to which it has exclusive rights in the Takeda Territory, which, as compared with a TAK-385 Licensed Product, is of similar market potential, at a similar stage in its development or product life, and involves similar risks, all as measured based upon the facts and circumstances at the time such efforts are due, [***].

1.35	“Disclosing Party” has the meaning set forth in Section 12.1 (Nondisclosure and Non-Use).

1.36	“Dispute” or “Disputes” has the meaning set forth in Section 14.1 (Exclusive Dispute Resolution Mechanism).

1.37	“EMA” means the European Medicines Agency, or any successor thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems, and devices in the European Union.

1.38	“Endometriosis” means a condition resulting from the presence of endometrial tissue outside the uterus.

1.39	“Excluded Affiliate” means (a) any Parent Affiliate or (b) any direct or indirect subsidiary of a Parent Affiliate that (i) is controlled (as defined in Section 1.3 (Affiliate)) by such Parent Affiliate but is not controlled by Licensee and (ii) is established for the development and commercialization of compounds and products other than the Licensed Compounds and Licensed Products.

1.40	“Executive Officer” has the meaning set forth in Section 14.2 (Resolution by Executive Officers).

1.41	“Exploit” or “Exploitation” means to Develop, Manufacture, and Commercialize. When used as a verb, “Exploit” and “Exploiting” means to engage in Exploitation and “Exploited” has a corresponding meaning.

1.42	“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.43	“FFDCA” means the Federal Food, Drug and Cosmetic Act under United States Code, Title 21, as amended from time to time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.44	“Field” means the treatment, prevention, cure, or control of any human disease, disorder, illness, or condition, including the Men’s Health Field and the Women’s Health Field.

1.45	“First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the first sale of a Licensed Product by Licensee, its Affiliates, or its Sublicensees to an end user or prescriber for use, consumption, or resale of a Licensed Product in a country where Regulatory Approval of the Licensed Product has been obtained.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.46	“FTE” means the equivalent of the work of one duly qualified employee of Licensee full time for one year (consisting of a total of [***] hours per year) carrying out scientific or technical work under this Agreement. Overtime, and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE billable by Licensee for one individual during a given accounting period will be determined by dividing the number of hours worked directly by said individual on the work to be conducted under this Agreement during such accounting period and the number of FTE hours applicable for such accounting period based on [***] working hours per Calendar Year.

1.47	“FTE Rate” means the amount of [***] for an FTE per Calendar Year.

1.48	“GAAP” means generally accepted accounting principles current in the United States, as consistently applied.

1.49	“Generic Competition Percentage” means, on a Licensed Product-by-Licensed Product and country-by-country basis, total aggregate sales of the applicable Generic Licensed Products in a Calendar Quarter in such country divided by the sum of: (a) total aggregate sales of a Licensed Product sold in such Calendar Quarter in such country and (b) total aggregate sales of the Generic Licensed Product in such Calendar Quarter in such country, where, in each case ((a) and (b)), the total aggregate sales of a Licensed Product and each Generic Licensed Product will be based on the average of the monthly data provided by IMS Health Incorporated, Fairfield, Connecticut (or IMS-equivalent data if IMS data is not available).

1.50	“Generic Licensed Product” means, on a Licensed Product-by-Licensed Product (including Combination Product-by-Combination Product) and country-by-country basis, any pharmaceutical product sold by a Third Party in such country, other than as a Sublicensee under this Agreement that: (a) contains the same active ingredient or active ingredients as the applicable Licensed Product in the same dosage form (e.g., oral, injectable, or intranasal) as the applicable Licensed Product and (b) is categorized by the applicable Regulatory Authority in such country to be therapeutically equivalent to, or interchangeable with, such Licensed Product, such that the pharmaceutical product may be substituted for the Licensed Product at the point of dispensing without any intervention by the prescribing physician in such country.

1.51	“Good Clinical Practices” or “GCP” means the then-current standards, practices, and procedures for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including (a) those promulgated or endorsed by the FDA as set forth in the guidelines adopted by the ICH, titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance” (or any successor document) including related regulatory requirements imposed by the FDA, as they may be updated from time to time, (b) the Declaration of Helsinki (2013), as amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, § 50 (Protection of Human Subjects), § 56 (Institutional Review Boards) and § 312 (Investigational New Drug Application), and (d) the equivalent Applicable Laws in any relevant country, in each case ((a)-(d)), that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of Clinical Trial subjects.

1.52

“Good Laboratory Practices” or “GLP” means the then-current standards, practices, and procedures for laboratory activities of pharmaceuticals (promulgated or endorsed by the FDA as set forth in 21 C.F.R. § 58 (or any successor statute or regulation) or the Good Laboratory

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Practice principles of the Organization for Economic Co-Operation and Development (OECD)), including: (a) related regulatory requirements imposed by the FDA, as they may be updated from time to time; (b) applicable guidelines promulgated under the ICH; and (c) such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which the studies of a pharmaceutical product are conducted to the extent such standards are no less stringent than United States Good Laboratory Practice.

1.53	“Good Manufacturing Practices” or “GMP” means all applicable then-current standards for Manufacturing, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. §§ 201, 211, 600 and 610 and all applicable FDA guidelines and requirements, (b) the principles detailed in European Directive 2003/94/EC for medicines and investigational medicines for human use and the applicable guidelines stated in the Eudralex guidelines, (c) the principles detailed in the applicable ICH guidelines, (d) the principles detailed in the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time, and (e) cooperation with the conduct of any inspection by qualified persons to ensure compliance with the foregoing standards.

1.54	“Governmental Authority” means any multi-national, national, federal, state, local, provincial, municipal, or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court, or other tribunal).

1.55	“Hatch-Waxman Act” means rights conferred in the U.S. under the Drug Price Competition and Patent Term Restoration Act, 21 U.S.C. §355, as amended (or any successor statute or regulation).

1.56	“ICH” means International Conference on Harmonization.

1.57	“IFRS” means the International Financial Reporting Standards as promulgated by the International Standards Accounting Board, as consistently applied.

1.58	“IND” means an Investigational New Drug application as defined in the FFDCA, or a clinical trial authorization application for a pharmaceutical product filed with a Regulatory Authority in any other regulatory jurisdiction outside the U.S., the filing of which is necessary to commence or conduct clinical testing of such pharmaceutical product in humans in such jurisdiction.

1.59	“IND Transfer Date” has the meaning set forth in Section 4.3.1 (Licensed Product INDs).

1.60	“Indemnifying Party” has the meaning set forth in Section 15.3.1 (Notice).

1.61	“Indemnitee” has the meaning set forth in Section 15.3.1 (Notice).

1.62	“Indication” means the use of a Licensed Product for the treatment, prevention, cure, or control of a specific human disease, disorder, illness, or condition.

1.63

“Information” means information, discoveries, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, techniques, designs, drawings, correspondence, computer programs, documents, apparatus, results, strategies, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Government Authority or Patent Office, data, including

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

pharmacological, toxicological, non-clinical and clinical data, raw data, analytical and quality control data, manufacturing data and descriptions, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, in written, electronic, oral or other tangible or intangible form, now known or hereafter developed, whether or not patentable, and any copyrights therein.

1.64	“Initial Clinical Supply” has the meaning set forth in Section 8.1.1 (Clinical Supply).

1.65	“Initial Development Activities” means those activities to be performed in furtherance of the following Clinical Trials: [***], each of which ((a) – (c)) is separately described in the TAK-385 Development Plan.

1.66	“Intellectual Property Rights” means all rights in Patent Rights, Trademarks, copyrights, design rights, database rights, moral rights, Information, Inventions, and any and all other intellectual property or proprietary rights (whether registered or unregistered) now known or hereafter recognized in any jurisdiction, and all applications and rights to apply for any of them, anywhere in the world.

1.67	“Inventions” means any and all inventions, improvements, discoveries, and developments, whether or not patentable, made, conceived, or reduced to practice in the course of performance of this Agreement whether made, conceived or reduced to practice solely by, or on behalf of, Takeda, Licensee, the Parties jointly, or any Affiliate of either Party.

1.68	“JNDA” means a Japanese new drug application and any other applicable submission to the PMDA for pharmaceutical, biologic, or device approval.

1.69	“Joint Inventions” has the meaning set forth in Section 10.1 (Ownership of Inventions).

1.70	“Joint Know-How” means all Information and Inventions jointly generated by Licensee and Takeda during the Term that pertain to the Exploitation of the Licensed Compounds or Licensed Products in the Field in the Territory. Joint Know-How excludes any Information contained within or Inventions Covered by a published Joint Patent Right.

1.71	“Joint Patent Rights” means all Patent Rights Covering Joint Inventions.

1.72	“Joint Technology” means, collectively, Joint Know-How and Joint Patent Rights.

1.73	“JRC” has the meaning set forth in Section 2.2.1 (Establishment; Responsibilities).

1.74	“Knowledge” means the first hand and actual knowledge of (a) [***], with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products and (b) [***], with respect to the TAK-448 Licensed Compound and TAK-448 Licensed Products, in each case ((a) and (b)), without any inquiry or investigation.

1.75	“Labeling” means the healthcare professional information or patient information used in the Territory that is part of an NDA for a Licensed Product including the package insert, medication guides, company core safety information (“CCSI”), and company core data sheet (“CCDS”).

1.76	“Licensed Compound” means a TAK-385 Licensed Compound or a TAK-448 Licensed Compound.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.77	“Licensed Product” means any TAK-385 Licensed Product or TAK-448 Licensed Product.

1.78	“Licensed Product IND” means any IND filed related to a Licensed Product, whether in existence as of the Effective Date or filed by a Party with a Regulatory Authority during the Term, including any supplements or amendments thereto. The Licensed Product INDs as of the Effective Date are set forth on Schedule 1.78(a) (TAK-385 Licensed Product INDs) and Schedule 1.78(b) (TAK-448 Licensed Product INDs).

1.79	“Licensed Product Infringement” has the meaning set forth in Section 10.6.2(a) (Licensee’s Right).

1.80	“Licensee Development Activities” has the meaning set forth in Section 5.1.1 (Licensee Development).

1.81	“Licensee Diligence Obligations” means the obligations of Licensee set forth in Section 5.2 (Development Diligence Obligations) and Section 7.2.1 (Commercialization Diligence Obligations; Of Licensee).

1.82	“Licensee Indemnitee” has the meaning set forth in Section 15.2 (Indemnification by Takeda).

1.83	“Licensee Know-How” means all Information and Inventions Controlled by Licensee or its Affiliates (other than the Takeda Know-How and Joint Know-How) during the Term that are necessary to Exploit a Licensed Compound or a Licensed Product. Licensee Know-How excludes any Information contained within or Inventions Covered by a published Licensee Patent Right.

1.84	“Licensee Obligations” has the meaning set forth in Section 16.8 ([***]).

1.85	“Licensee Patent Rights” means all Patent Rights Controlled by Licensee or its Affiliates (other than the Takeda Patent Rights and Joint Patent Rights) as of the Effective Date or during the Term that Cover a Licensed Compound or any Licensed Product or are otherwise necessary to Exploit a Licensed Compound or a Licensed Product.

1.86	“Licensee Product Trademarks” has the meaning set forth in Section 10.9 (Trademarks).

1.87	“Licensee Regulatory Materials” means any Regulatory Materials related to (a) a Licensed Compound or a Licensed Product in the Field in the Licensee Territory or (b) the TAK-385 Licensed Compound or TAK-385 Licensed Product in the Men’s Health Field in the Takeda Territory, in each case ((a) and (b)), Controlled by Licensee during the Term, including the Assigned Regulatory Materials.

1.88	“Licensee Royalties” has the meaning set forth in Section 9.2.1 (a) (Licensee Royalty Obligation).

1.89	“Licensee Technology” means, collectively, Licensee Know-How and Licensee Patent Rights.

1.90	“Licensee Territory” means (a) with respect to the TAK-385 Licensed Compound or a TAK-385 Licensed Product, worldwide excluding the Takeda Territory and (b) with respect to the TAK-448 Licensed Compound or a TAK-448 Licensed Product, worldwide.

1.91	“Losses” has the meaning set forth in Section 15.1 (Indemnification by Licensee).

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.92	“MAA” means an application for Regulatory Approval (but excluding any application for approval of pricing or reimbursement for a Licensed Product by any Governmental Authority) filed with the EMA.

1.93	“Major Market Country” means each of [***].

1.94	“Manufacture” or “Manufacturing” means all activities by or on behalf of a Party related to the manufacturing of a Licensed Compound or a Licensed Product, or any ingredient thereof, including test method development and stability testing, formulation, manufacturing scale-up, manufacturing for Development or Commercialization, labeling, filling, processing, packaging, in-process and finished Licensed Product testing, shipping, storing, or release of a Licensed Compound or a Licensed Product or any ingredient thereof, quality assurance and quality control activities related to manufacturing and release of a Licensed Compound or a Licensed Product, ongoing stability tests, and regulatory activities related to any of the foregoing. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing.

1.95	“Manufacturing and Supply Agreement” means the Takeda Clinical Manufacturing and Supply Agreement or the Commercial Manufacturing and Supply Agreement (if any), as applicable.

1.96	“Manufacturing Arbitration Draft” has the meaning set forth in Section 8.2.2 (Arbitration Drafts).

1.97	“Men’s Health Field” means the treatment, prevention, cure, or control of symptoms associated with prostate cancer.

1.98	“NDA” means a (a) New Drug Application or supplemental New Drug Application as contemplated by Section 505(b) of the FFDCA, submitted to the FDA pursuant to 21 C.F.R. § 314, including any amendments thereto or (b) any comparable applications filed in or for countries or jurisdictions outside of the United States to obtain Regulatory Approval to Commercialize a Licensed Product in that country or jurisdiction. References to “NDA” herein will refer to a JNDA or MAA as applicable.

1.99	“Net Sales” means, with respect to any Licensed Product, the gross amounts invoiced or received (whichever first occurs) by Licensee, its Affiliates, and Sublicensees (other than Third Party Distributors) for sales of such Licensed Product to Third Parties (including Third Party Distributors), less the following deductions, to the extent such deductions are paid, incurred, or otherwise taken, reasonable and customary, provided to Third Parties, and actually allowed with respect to such sales:

1.99.1	[***];

1.99.2	[***];

1.99.3	[***];

1.99.4	[***];

1.99.5	[***];

1.99.6	[***]; or

1.99.7	[***].

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

All such discounts, allowances, credits, rebates, and other deductions will be fairly and equitably allocated between such Licensed Product and other products of Licensee and its Affiliates and its Sublicensees such that such Licensed Product does not bear a disproportionate portion of such deductions. Notwithstanding the foregoing, amounts received or invoiced by Licensee or its Affiliates or its Sublicensees (other than Third Party Distributors) for the sale of such Licensed Product among Licensee or its Affiliates or its Sublicensees (other than Third Party Distributors) for resale will not be included in the computation of Net Sales hereunder. In any event, any amounts received or invoiced by Licensee or its Affiliates or its Sublicensees will be accounted for only once. For purposes of determining Net Sales, a Licensed Product will be deemed to be sold when invoiced. Net Sales will be accounted for in accordance with the applicable Accounting Standards. A particular deduction may only be accounted for once in the calculation of Net Sales. Net Sales will exclude any samples of a Licensed Product transferred or disposed of at no cost, or cost below a Party’s cost of goods for such Licensed Product, for promotional, Development, or educational purposes.

In the event that a Licensed Product is sold as part of a Combination Product, then Net Sales for such product shall be determined by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the fraction, A / (A+B) where A is the weighted average sale price of such Licensed Product when sold separately in finished form, and B is the weighted average sale price of the other active compound or ingredient in the Combination Product sold separately in finished form.

In the event that the weighted average sale price of a Licensed Product can be determined but the weighted average sale price of the other active compound or ingredient in the Combination Product cannot be determined, then Net Sales for such product shall be calculated by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the fraction A / C where A is the weighted average sale price of such Licensed Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of the other active compounds or ingredients in the Combination Product can be determined but the weighted average sale price of such Licensed Product cannot be determined, Net Sales for such product shall be calculated by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the following formula: one (1) minus B / C where B is the weighted average sale price of the other active compound or ingredient in the Combination Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of both a Licensed Product and the other active compound or ingredient in the Combination Product cannot be determined, then Net Sales for such product shall be equal to [***] of the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition).

1.100	“Neutral Expert” has the meaning set forth in Section 8.2.1 (Notice; Experts).

1.101	“Non-Breaching Party” has the meaning set forth in Section 13.3.1 (Cure Periods).

1.102	“Notifying Party” has the meaning set forth in Section 6.2.4(b) (Meetings).

1.103	“[***]” means [***].

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.104	“[***]” means the Co-Development Agreement dated June 30, 2015 between Takeda and [***].

1.105	“On-Going Clinical Trials” means: (a) with respect to TAK-385, the Clinical Trials identified internally by Takeda as C27002, C27003, and TB-AK160108, and (b) with respect to TAK-448, the Clinical Trials identified internally by Takeda as TAK-448-2001 and TAK-448-2002.

1.106	“Parent Affiliate” means any Person that controls (as defined in Section 1.3 (Affiliate)) Licensee, including RSL.

1.107	“Patent Office” means a Governmental Authority that administers and regulates patents, such as the Japan Patent Office, United States Patent and Trademark Office, or other similar Governmental Authority.

1.108	“Patent Rights” means all: (a) patents, including any utility or design patent; (b) patent applications, including provisionals, non-provisionals, substitutions, divisionals, continuations, continuations in-part or renewals; (c) patents of addition, restorations, extensions, supplementary protection certificates, registration or confirmation patents, patents resulting from post-grant proceedings, re-issues, and re-examinations; (d) other patents or patent applications claiming priority directly or indirectly to: (i) any such specified patent or patent application specified in (a) through (c), or (ii) any patent or patent application from which a patent or patent application specified in (a) through (c) claim direct or indirect priority; (e) inventor’s certificates; (f) other rights issued from a Governmental Authority similar to any of the foregoing specified in (a) through (e); and (g) in each of (a) through (f), whether such patent, patent application or other right arises in the U.S. or any other jurisdiction in the world.

1.109	“PCT” has the meaning set forth in Section 10.4.4 (Pending PCT Application).

1.110	“Pending PCT Application” has the meaning set forth in Section 10.4.4 (Pending PCT Application).

1.111	“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.112	“Pharmacovigilance Agreement” has the meaning set forth in Section 6.3.1 (Pharmacovigilance Agreement).

1.113	“Phase III Clinical Trial” means a pivotal clinical trial of a pharmaceutical product, with a defined dose or a set of defined doses, which trial is designed to ascertain efficacy and safety of such product, for the purpose of enabling the preparation and submission of an NDA with the applicable Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. § 312.21(c), as amended (or its successor regulation), or, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.114	“PMDA” means the Japanese Pharmaceuticals and Medical Devices Agency and any successor entity.

1.115	“Product Trademarks” has the meaning set forth in Section 10.9 (Trademarks).

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.116	“Prosecution” or “Prosecute” means, with respect to a Patent Right, all communication and other interaction with any Patent Office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings.

1.117	“[***].

1.118	“Recall” means a Party’s removal or correction of a Licensed Product following (a) notice or request of any Regulatory Authority or (b) the good faith determination by such Party that an event, incident, or circumstance has occurred that required such a recall of such Licensed Product. A Recall does not include a market withdrawal or a stock recovery.

1.119	“Receiving Party” has the meaning set forth in Section 12.1 (Nondisclosure and Non-Use).

1.120	“Regulatory Approval” means any approval (including any supplement, amendment, or pre- and post-approval), license, registration, or authorization of any national, regional, state, or local regulatory authority, department, bureau, commission, council or other Government Authority, that is necessary for the Commercialization of a pharmaceutical product in a country or regulatory jurisdiction (including, where required, approval of any application for pricing or reimbursement for such pharmaceutical product by any regulatory authority).

1.121	“Regulatory Authority” means any applicable Governmental Authority involved in granting Regulatory Approval or issuing a Recall for a Licensed Product in the Territory, including in the U.S. the FDA, in the E.U. the EMA, and in Japan the PMDA.

1.122	“Regulatory Exclusivity” means any exclusive marketing rights or data protection or other exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Product in a country or jurisdiction in the Territory, other than a Patent Right, including orphan drug exclusivity, pediatric exclusivity, and rights conferred in the U.S. under the Hatch-Waxman Act.

1.123	“Regulatory Materials” means regulatory applications, filings, submissions, notifications, registrations, Regulatory Approvals, or other submissions, including any written correspondence or meeting minutes, made to, made with, or received from any Regulatory Authority submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval from that Regulatory Authority (including all INDs, NDAs, and associated common technical documents) and any amendments and supplements thereto, and all data and other information contained in, and Regulatory Authority correspondence relating to, any of the foregoing. Regulatory Materials include the Licensed Product INDs, and amendments and supplements thereto.

1.124	“Reimbursed Expenses” has the meaning set forth in Section 13.9.2(b)(i) (Clinical Trial Completion).

1.125	“ROFN Notice Period” has the meaning set forth in Section 3.7 (Right of First Negotiation).

1.126	“ROFN Period” has the meaning set forth in Section 3.7 (Right of First Negotiation).

1.127	“Royalties” has the meaning set forth in Section 9.2.1 (Royalty Rates).

1.128	“Royalty Report” has the meaning set forth in Section 9.3 (Manner of Payment; Royalty Reports).

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.129	“Royalty Term” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the period commencing on the First Commercial Sale of a Licensed Product in such country and continuing until the later of:

(a)	the expiration of the last to expire Valid Claim in a Licensee Patent Right (with respect to Takeda Royalties) or a Takeda Patent Right (with respect to Licensee Royalties), as applicable, Covering such Licensed Product in such country;

(b)	the expiration of the applicable Regulatory Exclusivity for such Licensed Product in such country; or

(c)	ten (10) years after the First Commercial Sale of such Licensed Product in such country.

1.130	“RSL” means Roivant Sciences Ltd., a Bermuda exempt limited company.

1.131	“RSL Collaboration Agreement” means any agreement entered into by RSL (a) alone or with others, to research (or fund any research), develop, make, use, sell, offer for sale, or import any Complementary Product in the Licensee Territory or Takeda Territory or (b) with any Third Party with respect to a license or other acquisition of rights relating to any Complementary Product in the Licensee Territory or Takeda Territory.

1.132	“Safety Termination” has the meaning set forth in Section 13.4.1 (Termination by Licensee for Safety Reasons).

1.133	“Selected Third Party Agreements” means, with respect to a Terminated Compound or Terminated Product, any agreement entered into by and between Licensee or any of its Affiliates or its Sublicensees, on the one hand, and one or more Third Parties, on the other hand, that is necessary or reasonably useful for Exploiting such Terminated Compound or Terminated Product in the Field in the Territory and does not relate to any compound or product other than the Terminated Compounds or Terminated Product, including (a) any agreement pursuant to which Licensee, its Affiliates, or its Sublicensees receives any license or other rights to Exploit such Terminated Compound or Terminated Product, (ii) supply agreements pursuant to which Licensee, its Affiliates, or its Sublicensees obtain or may obtain quantities of such Terminated Compound or Terminated Product, (iii) clinical trial agreements, (iv) contract research organization agreements, and (v) any technical service agreements.

1.134	“Serious Adverse Event” or “SAE” has the meaning set forth in 21 C.F.R. § 312.32, and generally means any Adverse Event that (a) results in death, (b) is life-threatening, (c) requires inpatient hospitalization or prolongation of existing hospitalization, (d) results in persistent or significant disability or incapacity, (e) is a congenital anomaly or birth defect, or (f) based upon appropriate medical judgment is considered an important medical event that may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

1.135	“Sole Inventions” has the meaning set forth in Section 10.1 (Ownership of Inventions).

1.136	“Subcontractor” has the meaning set forth in Section 3.4 (Subcontractors).

1.137	“Sublicensee” has the meaning set forth in Section 3.3.1 (Right to Sublicense).

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.138	“TAK-385 Development Plan” means the Development Plan setting forth the Development activities to be conducted by Licensee with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products attached as Schedule 5.3 (TAK-385 Development Plan), as may be amended in accordance with Section 5.3 (Development Plans).

1.139	“TAK-385 Licensed Compound” means: (a) the chemical compound coded by Takeda as TAK-385 and the structure of which is set forth on Schedule 1.138 (TAK-385 Licensed Compound); (b) any compound other than TAK-385 that is Covered by any Takeda Patent Right set forth on Schedule 1.151 (Takeda Patent Rights) that also Covers TAK-385; and (c) any [***] of any compound described in clause (a).

1.140	“TAK-385 Licensed Product” means any pharmaceutical product, including all forms, presentations, strengths, doses, and formulations (including any method of delivery) containing a TAK-385 Licensed Compound.

1.141	“TAK-448 Licensed Compound” means: (a) the oligopeptide coded by Takeda as TAK-448 and the structure of which is set forth on Schedule 1.141 (TAK-448 Licensed Compound); (c) any oligopeptide other than TAK-448 that is Covered by any Takeda Patent Right set forth on Schedule 1.151 (Takeda Patent Rights) that also Covers TAK-448; and (d) any [***] of any compound described in clause (a).

1.142	“TAK-448 Licensed Product” means any pharmaceutical product, including all forms, presentations, strengths, doses, and formulations (including any method of delivery) containing a TAK-448 Licensed Compound.

1.143	“Takeda Clinical Manufacturing and Supply Agreement” has the meaning set forth in Section 8.1.1 (Clinical Supply).

1.144	“Takeda Commercialization Plan” has the meaning set forth in Section 7.3.2 (Takeda Commercialization Plans).

1.145	“Takeda Diligence Obligations” has the meaning set forth in Section 7.2.2 (Commercialization Diligence Obligations; Of Takeda).

1.146	“Takeda Indemnitee” has the meaning set forth in Section 15.1 (Indemnification by Licensee).

1.147	“Takeda Know-How” means (a) all Information and Inventions Controlled by Takeda or its Affiliates as of the Effective Date that are necessary or reasonably useful to Exploit a Licensed Compound or a Licensed Product and (b) all Information and Inventions developed after the Effective Date and Controlled by Takeda or its Affiliates (other than Licensee Know-How and Joint Know-How) during the Term that are necessary to Exploit a Licensed Compound or a Licensed Product. Takeda Know-How excludes any Information contained within or Inventions Covered by, a published Takeda Patent Right.

1.148	“Takeda Licensed Product Infringement” has the meaning set forth in Section 10.6.3 (Infringement Actions in the Takeda Territory).

1.149	“Takeda Manufacturing Know-How” has the meaning set forth in Section 4.2 (Technology Transfer).

1.150	“Takeda Materials” has the meaning set forth in Section 4.2 (Technology Transfer).

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.151	“Takeda Patent Rights” means (a) those Patent Rights set forth on Schedule 1.151 part (a) (TAK-385 Patent Rights), (b) those Patent Rights set forth on Schedule 1.151 part (b) (TAK-448 Patent Rights), and (c) all Patent Rights (other than Licensee Patent Rights and Joint Patent Rights) Controlled by Takeda during the Term that Cover any Invention made by or on behalf of Takeda after the Effective Date that Covers a Licensed Compound or any Licensed Product or is otherwise necessary to Exploit any Licensed Compound or Licensed Product.

1.152	“Takeda Product Trademarks” has the meaning set forth in Section 10.9 (Trademarks).

1.153	“Takeda Regulatory Materials” means any Regulatory Materials related to a Licensed Product in the Field in the Takeda Territory owned or Controlled by Takeda as of the Effective Date or during the Term.

1.154	“Takeda Royalties” has the meaning set forth in Section 9.2.1 (b) (Takeda Royalty Obligation).

1.155	“Takeda Technology” means, collectively, Takeda Know-How and Takeda Patent Rights.

1.156	“Takeda Territory” means, solely related to the TAK-385 Licensed Compound and TAK-385 Licensed Products, Japan, China Hong Kong, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan, Thailand, and Vietnam, including, in each case, the territories and possession of each of the foregoing.

1.157	“Term” has the meaning set forth in Section 13.1 (Term).

1.158	“Terminated Compound” has the meaning set forth in Section 13.9.1 (All Termination Events).

1.159	“Terminated Field” has the meaning set forth in Section 13.9.1 (All Termination Events).

1.160	“Terminated Product” has the meaning set forth in Section 13.9.1 (All Termination Events).

1.161	“Territory” means the Licensee Territory and the Takeda Territory. When used to refer to a Party’s Territory, “Territory” means the Licensee Territory with respect to Licensee and the Takeda Territory with respect to Takeda.

1.162	“Third Party” means a Person other than Takeda or Licensee or their respective Affiliates. For clarity, “Third Party” includes Excluded Affiliates.

1.163	“Third Party Distributor” means any Third Party appointed by Licensee or any of its Affiliates to distribute, market, and sell any Licensed Product, with or without packaging rights, in one or more countries in the Licensee Territory, in circumstances where such Third Party purchases Licensed Product from Licensee or its Affiliates for resale but does not make any royalty or profit share payment to Licensee or its Affiliates with respect to its resale of such Licensed Product.

1.164	“Third Party IP Claim” has the meaning set forth in Section 10.7.1 (Notice).

1.165	“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.166	“Transaction Agreements” means this Agreement, the Investor Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Subscription Agreement, the Warrant to Purchase Common Shares, and the Right of First Option Agreement.

1.167	“Transition Plan” has the meaning set forth in Section 4.1 (Transfer Working Group).

1.168	“Transition Services” has the meaning set forth in Section 4.2.1 (Transition Services).

1.169	“United States Good Laboratory Practice” means the then-current U.S. GLP and any GLP of another jurisdiction other than the U.S. that is more stringent than the U.S. GLP.

1.170	“Uterine Fibroids” means the condition in which a non-cancerous tumor originates from the uterus.

1.171	“Valid Claim” means (a) a claim of an issued and unexpired Patent Right to the extent such claim has not been revoked, held invalid or unenforceable by a Patent Office, court or other governmental agency of competent jurisdiction in a final order, from which no further appeal can be or is taken, and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; or (b) a claim within a patent application that has not been pending for more than [***] years from the earliest filing date to which such claim or the applicable patent application is entitled to claim priority and which claim has not been revoked, cancelled, withdrawn, held invalid, or abandoned; provided, however, that if a claim is issued after such [***] year period, such claim will, after issuance, be considered a Valid Claim in accordance with subsection (a) above.

1.172	“Withdrawal Notices” has the meaning set forth in Section 2.4 (Withdrawal from Committees).

1.173	“Women’s Health Field” means the treatment, prevention, cure, or control of symptoms associated with Uterine Fibroids or Endometriosis.

ARTICLE 2

GOVERNANCE

2.1	[***]

2.2	Joint Review Committee.

2.2.1	Establishment; Responsibilities. Promptly after the Effective Date, the Parties agree to establish and convene a Joint Review Committee (or “JRC”) to provide a forum for discussing Licensee’s ongoing Development and Commercialization activities with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products pursuant to this Agreement and the coordination of such Licensee activities with Takeda’s Development and Commercialization of the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Takeda Territory (where applicable). The JRC will consist of representatives and operate by the procedures in accordance with this Section 2.2 (Joint Review Committee). Except as otherwise provided herein, the role of the JRC will be:

(a)	to coordinate the transfer of all Assigned Regulatory Materials to be assigned to Licensee pursuant to Section 4.3.1 (Licensed Product INDs) and Section 4.3.2 (Other Assigned Regulatory Materials);

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(b)	to review, discuss, and solely with respect to any Development activities in the Takeda Territory set forth therein, approve, any proposed material amendments or revisions to the TAK-385 Development Plan;

(c)	to review and discuss the initial TAK-385 Commercialization Plan, and any proposed material amendments or revisions to such Commercialization Plan;

(d)	to review and discuss Licensee’s activities and progress under the TAK-385 Development Plan, including to review and discuss the Development reports described in Section 5.4 (Development Reporting);

(e)	to review and discuss Takeda’s activities and progress with respect to the Development of the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Men’s Health Field and the Women’s Health Field in the Takeda Territory;

(f)	to review and discuss Licensee’s activities and progress against the Commercialization Plan, including to review and discuss the Commercialization reports described in Section 7.4 (Commercialization Reporting);

(g)	to review and discuss Takeda’s activities in the Men’s Health Field and its progress against the Takeda Commercialization Plan with respect to activities in the Men’s Health Field, including to review and discuss the Commercialization reports described in Section 7.4 (Commercialization Reporting);

(h)	to discuss and coordinate Licensee’s Development activities with Takeda’s Development and Commercialization of the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Takeda Territory (where appropriate);

(i)	to discuss the selection of the Product Trademarks to be used by each Party in connection with the Commercialization of the TAK-385 Licensed Products, subject to Section 10.9 (Trademarks); and

(j)	subject to Section 2.2.2 (JRC Decisions), to attempt to resolve any matters in dispute arising between the Parties.

2.2.2	JRC Decisions. The JRC will use good faith efforts to reach unanimous agreement with respect to all matters within the JRC’s authority. The Party with final decision making authority over a matter within the JRC’s authority shall consider in good faith any comments received by the other Party with respect to such matter. Should the JRC not be able to reach agreement with respect to such matter at a duly called meeting of the JRC, then beginning on the [***] Business Day after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to by the Parties), the decision regarding such matter may be finally determined as follows (to the extent such matter is within the JRC’s authority):

(a)	Licensee Decision Making. Licensee will have the sole right to make any final decisions related to the Exploitation of the Licensed Compounds or Licensed Products by or on behalf of Licensee in the Field and for the Licensee Territory; and

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(b)	Takeda Decision Making. Takeda will have the sole right to make any final decisions related to the Exploitation of the TAK-385 Licensed Compound or TAK-385 Licensed Products by or on behalf of Takeda in and for the Field in the Takeda Territory;

provided that neither Party will be entitled to exercise its final decision-making authority or otherwise act with respect to any Licensed Compound or Licensed Product:

(i)	in a manner that excuses such Party from any obligation specifically enumerated under this Agreement;

(ii)	in a manner that would require a Party to increase its spending on Development activities in excess of the amount required to satisfy its Development diligence obligations set forth under Section 5.2 (Development Diligence Obligations);

(iii)	in a manner that negates any consent right or other right specifically allocated to the other Party under this Agreement;

(iv)	to resolve any dispute involving the breach or alleged breach of this Agreement or to amend or modify this Agreement or any of the Parties’ respective rights and obligations hereunder;

(v)	to resolve a matter if the provisions of this Agreement specify that unanimous or agreement of the Parties, including mutual consent, is required for such matter;

(vi)	to resolve a matter in a manner that would require a Party to be in breach of any of its obligations under any written agreement with a Third Party with respect to a Licensed Compound or Licensed Product; or

(vii)	in a manner that would require a Party to perform any act that would cause such Party to breach any of its obligations hereunder.

2.2.3	JRC Membership and Procedures.

(a)	Membership. Promptly after the Effective Date, each Party will designate two (2) representatives for the JRC and provide the other Party with written notice of such representatives, each of which representatives will be of the seniority and experience appropriate for service on the JRC in light of the functions, responsibilities, and authority of the JRC and the status of Development or Commercialization of the TAK-385 Licensed Compound and TAK-385 Licensed Products being pursued hereunder from time to time. The JRC may elect to vary the number of representatives from time to time during the Term; provided that unless otherwise agreed in writing by the JRC, the JRC will maintain an equal number of representatives from each Party at all times. Either Party may designate substitutes for its JRC representatives if one or more of such Party’s designated representatives is unable to be present at a meeting. From time to time each Party may replace its JRC representatives by written notice to the other Party specifying the prior representative and their replacement.

(b)	Chairperson. A designated representative of Licensee will be the chairperson of the JRC during the Term. The chairperson will be responsible for calling and convening meetings, but will have no special authority over the other members of the JRC, and will have no additional voting rights. The chairperson (or its designee) will: (i) prepare and circulate an agenda reasonably in advance of each upcoming meeting; and (ii) prepare and issue written minutes of each JRC meeting within [***] days thereafter. Such minutes will not be finalized until each JRC representative reviews and approves such minutes in writing; provided that any minutes will be deemed approved unless a member of such JRC objects to the accuracy of such minutes within [***] days after the circulation of the minutes. The minutes, including all drafts thereof, will be the Confidential Information of both Parties.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

2.3	Meetings.

2.3.1	JRC Meetings. Unless otherwise agreed by the JRC, the JRC will meet at least [***] each Calendar Year until the First Commercial Sale of the first TAK-385 Licensed Product; provided that the JRC will hold an in-person meeting to establish the JRC’s operating procedures no more than [***] days after the Effective Date. During the period commencing on such First Commercial Sale of the first TAK-385 Licensed Product and thereafter during the Term, unless otherwise agreed by the JRC, the JRC will meet no less than [***] per Calendar Year during the Term. Additional meetings of the JRC may be held with the consent of each Party (such consent not to be unreasonably withheld, conditioned, or delayed). In the case of any dispute referred to the JRC, such meeting will be held within [***] Business Days following referral to the JRC, or as soon as reasonably possible. Meetings of the JRC will be effective only if a majority of representatives of each Party are present or participating. Other than the initial JRC meeting, the JRC may meet either (a) in person at either Party’s facilities or at such locations as the Parties may otherwise agree or (b) by teleconference or videoconference. Additional non-members of the JRC having relevant experience may from time to time be invited to participate in a JRC meeting, provided that such participants will have no voting rights or powers. Non-member employees of a Party or its Affiliates will only be allowed to attend if: (i) the other Party’s representatives have consented to the attendance (such consent not to be unreasonably withheld, conditioned, or delayed); and (ii) such non-employee participant is subject to written confidentiality and non-use obligations substantially similar as those set forth in this Agreement.

2.3.2	Expenses. Each Party will be responsible for all of its own expenses incurred in connection with participating in any such JRC meetings, including all travel and all expenses associated therewith. The Parties will share equally any Third Party expenses incurred in connection with an off-site JRC meeting (e.g., meeting room fees).

2.4

Withdrawal from the JRC. At any time during the Term and for any reason, Takeda will have the right to withdraw from participation in the JRC upon written notice to Licensee, which notice will be effective immediately upon receipt (“Withdrawal Notice”). Following the issuance of a Withdrawal Notice and subject to this Section 2.4 (Withdrawal from JRC), Takeda’s representatives to the JRC will not participate in any meetings of the JRC, nor will Takeda have any right to vote on decisions within the authority of the JRC; provided that Licensee make not make any decisions with respect to matters reserved for Takeda’s final decision-making pursuant to Section 2.2.2(b) (Takeda Decision Making). If, at any time following of the issuance of a Withdrawal Notice, Takeda wishes to resume participating in the JRC, then Takeda will provide

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Licensee with [***] days prior written notice and, following such notice period, Takeda representatives to the JRC will be entitled to attend any subsequent meeting of the JRC and to participate in the activities of, and decision-making by, the JRC as provided in this Article 2 (Governance) as if a Withdrawal Notice had not been issued by Takeda pursuant to this Section 2.4 (Withdrawal from JRC). Following Takeda’s issuance of a Withdrawal Notice pursuant to this Section 2.4 (Withdrawal from JRC), unless and until Takeda resumes participation in the JRC in accordance with this Section 2.4 (Withdrawal from JRC), Licensee will have the right to make the final decision on all matters within the scope of authority of the JRC, other than those matters reserved for Takeda’s final decision-making pursuant to Section 2.2.2(b) (Takeda Decision Making), which shall be submitted to Takeda for approval through the Contact Person established through Section 2.5 (Contact Persons). Notwithstanding anything to the contrary set forth herein, the withdrawal by Takeda under this Section 2.4 (Withdrawal from JRC) will only limit Takeda’s rights, authority, and obligations under this Article 2 (Governance) with respect to participation on the JRC, and will not limit any other rights, authority, or obligations of Takeda under this Agreement, including Takeda’s right to receive the reports described in Section 5.4 (Development Reporting) and Section 7.4 (Commercialization Reporting).

2.5	Contact Persons. Each Party will appoint a person who will oversee contact between the Parties for all matters relating to this Agreement (each, a “Contact Person”), which person may be replaced at any time upon written notice to the other Party. Each Contact Person will work together to manage and facilitate the communication between the Parties under this Agreement. The Contact Persons will not have decision-making authority with respect to any matter under this Agreement.

ARTICLE 3

LICENSE GRANTS

3.1	Takeda License Grants; Right of Reference.

3.1.1	Exclusive License Grant. Subject to the terms and conditions of this Agreement (including Section 3.5.1 (Takeda Retained Rights)), Takeda hereby grants to Licensee an exclusive, sublicensable (subject to Section 3.3 (Sublicensing)), royalty-bearing right and license under the Takeda Technology and Takeda’s interest in the Joint Technology to Exploit the Licensed Compounds and Licensed Products in the Field in the Licensee Territory.

3.1.2	Non-Exclusive License Grant. Subject to the terms and conditions of this Agreement, Takeda hereby grants to Licensee a non-exclusive, sublicensable (subject to Section 3.3 (Sublicensing)) right and license under the Takeda Technology and Takeda’s interest in the Joint Technology to: (a) Develop the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Men’s Health Field in the Takeda Territory solely for the purpose of Exploiting such Licensed Products in the Field in the Licensee Territory, or as required in order for Licensee to comply with its diligence obligations set forth in Section 5.2 (Development Diligence Obligations) and (b) Manufacture the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Takeda Territory.

3.1.3

Licensee’s Right of Reference. Subject to the terms and conditions of this Agreement and without expanding any of the rights granted to Licensee under Section 3.1.1 (Exclusive License Grant) and Section 3.1.2 (Non-Exclusive License Grant), Takeda hereby grants to Licensee (or its Affiliates or its Sublicensees) access to, and a right of reference with respect to, any Takeda Regulatory Materials and corresponding documentation to the

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

extent Controlled by Takeda at any time during the Term, solely for the purposes of (a) Exploiting the Licensed Compounds and Licensed Products in the Field in the Licensee Territory, (b) Developing the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Men’s Health Field in the Takeda Territory, and (c) Manufacturing the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Takeda Territory. Takeda agrees to execute, acknowledge, and deliver any further documents or instruments and to perform all such other acts as may be necessary or appropriate in order to effect such right of reference.

3.2	Licensee License Grants; Right of Reference.

3.2.1	Exclusive License Grant. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Takeda an exclusive, sublicensable (subject to Section 3.3 (Sublicensing)), royalty-bearing right and license under the Licensee Technology and Licensee’s interest in the Joint Technology to Exploit the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Field in the Takeda Territory.

3.2.2	Non-Exclusive License Grant. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Takeda a non-exclusive, sublicensable (subject to Section 3.3 (Sublicensing)) right and license under the Licensee Technology and Licensee’s interest in the Joint Technology to: (a) Develop the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Women’s Health Field in the Licensee Territory solely for the purpose of Exploiting such TAK-385 Licensed Products in the Field in the Takeda Territory, (b) Manufacture the Licensed Compounds and Licensed Products in the Licensee Territory, and (c) perform its obligations under this Agreement with respect to the Licensed Compounds and Licensed Products in the Field in the Licensee Territory (if any).

3.2.3	Takeda’s Right of Reference. Subject to the terms and conditions of this Agreement and without expanding any of the rights granted to Takeda under Section 3.2.1 (Exclusive License Grant) and Section 3.2.2 (Non-Exclusive License Grant), Licensee hereby grants to Takeda and its Affiliates and its Sublicensees, access to, and a right of reference with respect to, any Licensee Regulatory Materials and corresponding documentation to the extent Controlled by Licensee at any time during the Term, solely for the purposes of (a) Exploiting the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Field in the Takeda Territory, (b) Manufacturing the Licensed Compounds and Licensed Products, (c) completing the On-Going Clinical Trials and (d) performing Takeda’s obligations under this Agreement with respect to the Licensed Compounds and Licensed Products in the Field in the Licensee Territory. Licensee agrees to execute, acknowledge, and deliver any further documents or instruments and to perform all such other acts as may be necessary or appropriate in order to effect such right of reference.

3.3	Sublicensing.

3.3.1	Right to Sublicense. Each Party will have the right to grant sublicenses, through multiple tiers, of the rights granted to such Party under Section 3.1 (Takeda License Grants; Right of Reference) and Section 3.2 (Licensee License Grants; Right of Reference) (as applicable), to Third Parties (each, a “Sublicensee”) and to its Affiliates upon written notice to the other Party; [***]. In no event will any sublicense relieve either Party of any of its obligations under this Agreement.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

3.3.2	Sublicense Requirements. Each Party will cause any sublicense agreement to include provisions regarding Intellectual Property Rights as are necessary to permit a Party to license or sublicense to the other Party any Patent Rights, Information, or Inventions developed in the course of performance of activities pursuant to such sublicense agreement that are necessary or useful for such other Party to Exploit the Licensed Compounds and Licensed Products in the applicable Territory in accordance with this Agreement. Further, each Party will use Commercially Reasonable Efforts to include in any such sublicense agreement a good faith obligation on such Sublicensee to participate in discussions with Licensee and Takeda at least [***] to facilitate information sharing and the global coordination of the Exploitation of the Licensed Compounds and Licensed Products. Each Party will remain responsible for the performance of this Agreement and the performance of its Affiliates and Sublicensees under their sublicensed rights to the same extent as if such activities were conducted by such Party. Each sublicense to a Sublicensee of the rights granted to such Party under Section 3.1 (Takeda License Grants; Right of Reference) and Section 3.2 (Licensee License Grants; Right of Reference) (as applicable) will be in writing and will refer to, be subordinate to, and be consistent with this Agreement in all material respects. Licensee shall include provisions in each sublicense agreement requiring that, upon Takeda’s request following termination of this Agreement by Licensee for any reason other than by Licensee pursuant to Section 13.3 (Termination for Material Breach), the Sublicensee enter into a direct license agreement with Takeda under the Takeda Technology or Takeda’s interest in the Joint Technology that is sublicensed to such Sublicensee on substantially the same terms as set forth in such sublicense agreement between Licensee and such Sublicensee, so that such Sublicensee is under the same obligations to perform as it was prior to this Agreement being terminated; provided, however, that (a) such direct license agreement would not impose on Takeda any obligations over and above its obligations under this Agreement and (b) as consideration for such direct license, [***]. No sublicense or subcontract will diminish, reduce, or eliminate any obligation of either Party under this Agreement.

3.3.3	Performance by Licensee Sublicensees. Any sublicense agreement entered into by Licensee or Takeda and a Sublicensee will (a) require each Sublicensee to comply with the applicable terms and conditions of this Agreement (including the Royalty reporting obligations set forth under Section 9.3 (Royalty Reports; Royalty Payments) and the record keeping and audit requirements set forth under Section 9.6 (Audit)) and (b) [***].

3.3.4	[***] Sublicensing Terms. Notwithstanding anything to the contrary set forth herein, Takeda may grant a sublicense to [***] pursuant to the [***] Agreement, and the terms and conditions set forth under [***] to the [***] Agreement. Takeda will [***] of the [***] Agreement applicable to the grant of such sublicense and the sharing of information pursuant to [***], including the confidentiality provisions set forth in the [***] Agreement, against [***] or its successors-in-interest to the [***] Agreement as necessary to protect Licensee’s rights [***].

3.4

Subcontractors. In performing its activities under this Agreement, each Party may engage any consultant, subcontractor, distributor, co-promotion partner, or other vendor to conduct its obligations thereunder or hereunder (each, a “Subcontractor”); provided that (a) such Party remains responsible for (i) the management of its Subcontractors, (ii) fulfillment by its Subcontractors of all obligations set forth under this Agreement as if the Subcontractor were a party hereto, and (iii) any uncured material breach of this Agreement by a Subcontractor and (b) such Party will [***]. Without limitation, such contracts entered into with Subcontractors will contain provisions, including those relating to Intellectual Property Rights, confidentiality, and

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

non-use that are no less restrictive than those set forth in this Agreement. The engagement of any Subcontractor in compliance with this Section 3.4 (Subcontractors) will not relieve either Party of its obligations under this Agreement or the TAK-385 Development Plan.

3.5	Retained Rights.

3.5.1	Takeda Retained Rights. Any rights of Takeda not expressly granted to Licensee under the provisions of this Agreement will be retained by Takeda (and may be exercised by Takeda itself or through its Affiliates or Third Parties in its sole discretion), including, in each case, (a) the right to use, make, have made, import, sell, offer for sale, have sold, research, develop, commercialize, or otherwise exploit in any field (i) products and technologies practicing the Takeda Technology, other than the Licensed Compounds or Licensed Products and (ii) any active pharmaceutical ingredient, compound or product that may be contained in a Licensed Product, other than the Licensed Compounds and (b) the right to exploit or license the Takeda Technology other than for the purposes of Exploiting a Licensed Compound or Licensed Product in the Licensee Territory. In addition, notwithstanding the exclusive license granted by Takeda to Licensee in this Agreement in the Licensee Territory under Section 3.1.1 (Exclusive License Grant), Takeda retains the non-exclusive right under the Takeda Technology and Takeda’s interest in the Joint Technology (which may be exercised by Takeda itself or through its Affiliates or Third Parties in its sole discretion) to (A) Develop the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Women’s Health Field in the Licensee Territory solely for the purpose of Commercializing such Licensed Products in the Field in the Takeda Territory, (B) Manufacture the Licensed Compounds and the Licensed Products in the Licensee Territory, (C) complete the On-Going Clinical Trials and (D) perform its obligations under this Agreement with respect to the Licensed Compounds and Licensed Products in the Field in the Licensee Territory (if any). Licensee will not exploit or sublicense the Takeda Technology except as expressly licensed in this Agreement. Without limiting the generality of the foregoing, Licensee will not Exploit the TAK-385 Licensed Compound or any TAK-385 Licensed Product in the Women’s Health Field in the Takeda Territory. In addition, Licensee will not [***].

3.5.2	Licensee Retained Rights. Any rights of Licensee not expressly granted to Takeda under the provisions of this Agreement will be retained by Licensee (and may be exercised by Licensee itself or through its Affiliates or Third Parties in its sole discretion). In addition, notwithstanding the exclusive license granted by Licensee to Takeda in this Agreement in the Takeda Territory under Section 3.1.2 (Non-Exclusive License Grant), Licensee retains the non-exclusive right under the Licensee Technology and Licensee’s interest in the Joint Technology (which may be exercised by Licensee itself or through its Affiliates or Third Parties in its sole discretion) to (a) Develop the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Men’s Health Field in the Takeda Territory solely for the purpose of Commercializing such TAK-385 Licensed Products in the Field in the Licensee Territory, and (b) Manufacture the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Takeda Territory.

3.6	No Implied Licenses. No license or other right is or will be created or granted hereunder by implication, estoppel, or otherwise. All licenses and rights are or will be granted only as expressly provided in this Agreement.

3.7	Right of First Negotiation. If Takeda, in its sole discretion, makes a final determination not to seek Regulatory Approval for or Commercialize TAK-385 Licensed Products in any country

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

within the Takeda Territory, then it shall so notify Licensee in writing. If Licensee provides a written notice to Takeda during the [***] day period following Licensee’s receipt of such notice from Takeda (the “ROFN Notice Period”) indicating Licensee’s interest in negotiating with Takeda regarding such rights in such country, then the Parties will exclusively negotiate in good faith regarding the terms and conditions under which Licensee might obtain rights to seek Regulatory Approval for and Commercialize, TAK-385 Licensed Products in such country for a period of [***] days commencing upon Takeda’s receipt of such written notice from Licensee (the “ROFN Period”). If (a) Licensee does not deliver notice to Takeda during the ROFN Notice Period indicating its interest in negotiating with Takeda or (b) the Parties are unable to reach terms on a definitive agreement during the ROFN Period, then in either case ((a) or (b)), Licensee’s right of first negotiation under this Section 3.7 (Right of First Negotiation) will terminate as to such country, and [***].

ARTICLE 4

TRANSITION AND TRANSFER

4.1	Transfer Working Group. Promptly after the Effective Date, the Parties, via the JRC, will establish a transition regulatory and CMC/manufacturing working group to manage the transition to Licensee of regulatory and Manufacturing activities under this Agreement. For a period of [***] months following the Effective Date, or such longer period as the Parties may agree, the transition working group will meet at least [***] and may meet more frequently if agreed by the Parties. The transition working group will develop and agree upon an orderly plan for the transition of regulatory and Manufacturing activities from Takeda to Licensee (the “Transition Plan”). The Transition Plan will be consistent with Section 4.2 (Technology Transfer) and Section 4.3 (Transfer of Regulatory Materials and Other Data).

4.2	Technology Transfer. In accordance with the Transition Plan, Takeda will use reasonable efforts to make available to Licensee all Takeda Know-How (including all historical process or analytical information (i.e., all experimentally or literature-derived data used to Manufacture the Licensed Compounds and Licensed Products)) that is necessary or useful to enable the Manufacture of the Licensed Compounds and Licensed Products by or on behalf of Licensee (the “Takeda Manufacturing Know-How”), by providing copies or samples of relevant documentation, materials, and other embodiments of such Takeda Know-How, including data within reports, notebooks, and electronic files. Takeda will be permitted to make such Takeda Manufacturing Know-How available in such form as Takeda will determine, including, if Takeda so elects, in the form such Takeda Manufacturing Know-How is maintained by Takeda. If requested by Licensee, Takeda will translate any Takeda Manufacturing Know-How into English as part of the Transition Services to be performed by Takeda in accordance with Section 4.2.1 (Transition Services). Any materials provided by Takeda in connection with the transfer of the Takeda Manufacturing Know-How (the “Takeda Materials”) will remain the sole property of Takeda. Licensee will (a) itself retain control of all such Takeda Materials, (b) use such Takeda Materials only in the fulfillment of obligations or exercise of rights under this Agreement, (c) not use such Takeda Materials or deliver the same to, or for the benefit of, any Third Party (other than a Sublicensee), without Takeda’s prior written consent, and (d) not use such Takeda Materials in research or testing involving human subjects except as expressly provided under this Agreement.

4.2.1

Transition Services. Takeda will perform certain services to facilitate the technology transfer described in Section 4.2 (Technology Transfer) in accordance with the Transition Plan (the “Transition Services”). Licensee will reimburse Takeda for [***], in each case, incurred by Takeda in connection with any Transition Services requested by Licensee and agreed to by Takeda. Licensee shall be responsible for [***] in connection with the

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Transition Services. Takeda will invoice Licensee for any reimbursement for any Transition Services to which it is entitled under this Section 4.2.1 (Transition Services) within [***] days after the end of each [***], and Licensee will pay all invoices submitted by Takeda within [***] days of the date of receipt of the invoice. Licensee stipulates that such cooperation will not require Takeda to conduct any research or Development activities or generate any information or materials.

4.2.2	Takeda Materials Disclaimer. Licensee stipulates that compounds, reagents, and other materials supplied by Takeda hereunder (including the Takeda Materials) are experimental in nature and are provided as is, without any warranties as to merchantability or fitness for a particular purpose. Licensee further stipulates that all of such materials’ properties or characteristics are not known, and agrees that it will use such materials with reasonable care and will assume responsibility for any losses or injuries incurred by it or its Affiliates or Sublicensees through use of such materials. Notwithstanding the foregoing, the disclaimers set forth in this Section 4.2.2 (Takeda Materials Disclaimer) will not negate any express warranties made by Takeda in the Takeda Clinical Manufacturing and Supply Agreement.

4.3	Transfer of Regulatory Materials and Other Data.

4.3.1	Licensed Product INDs. Within [***] days of the Effective Date, unless otherwise agreed by the Parties, Takeda will assign to Licensee all rights, title, and interests in and to each Licensed Product IND filed in the Field in the Licensee Territory, and will transfer to Licensee copies (in electronic or other format) of those Regulatory Materials owned by Takeda or its Affiliates as of the Effective Date that are necessary to assign such Licensed Product INDs to Licensee. The date of such transfer will be the “IND Transfer Date”.

4.3.2	Other Assigned Regulatory Materials. After the IND Transfer Date, Takeda will transfer to Licensee copies (in electronic or other format) of other Regulatory Materials Controlled by Takeda as of the Effective Date and not transferred to Licensee pursuant to Section 4.3.1 (Licensed Product INDs) to the extent (a) such materials relate to the Development or Manufacture of the Licensed Compounds and Licensed Products in the Field in the Licensee Territory and (b) do not relate to or are not necessary for the Exploitation of the TAK-385 Licensed Compound or TAK-385 Licensed Products in the Field in the Takeda Territory (collectively, with the Regulatory Materials transferred to Licensee pursuant to Section 4.3.1 (Licensed Product INDs) the “Assigned Regulatory Materials”). Without limiting Section 4.3.1 (Licensed Product INDs), the transfer to Licensee of all Assigned Regulatory Materials will be accomplished in accordance with the timing and the process set forth in the Transition Plan.

4.3.3	Other Regulatory Materials. If any Regulatory Materials Controlled by Takeda as of the Effective Date relate to the Development or Manufacture of the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Field in the Licensee Territory and also relate to and are necessary for the Exploitation of the TAK-385 Licensed Compound or TAK-385 Licensed Products in the Field in the Takeda Territory, then, after the IND Transfer Date and in accordance with the Transition Plan, Takeda will provide copies of such material to Licensee, but such materials will not be Assigned Regulatory Materials for purposes of this Agreement and will not be assigned to Licensee pursuant to this Agreement.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

4.3.4	Clinical Trial Data. In connection with the transfer of Regulatory Materials provided for in Section 4.3.1 (Licensed Product INDs) and Section 4.3.2 (Other Assigned Regulatory Materials), and in accordance with the Transition Plan, Takeda will provide to Licensee separate copies (in electronic or other format) of the study reports that are owned or Controlled by Takeda (to the extent not previously provided to Licensee) from all non-clinical trials and Clinical Trials for the Licensed Compounds and Licensed Products in the Field in the Licensee Territory, in each case, whether such studies are completed as of the Effective Date or then in-progress. In addition, Takeda will be responsible, at its own expense, for completing the On-Going Clinical Trials and will remain the sponsor of the On-Going Clinical Trials. Takeda will, at its own expense, prepare the final study reports for the On-Going Clinical Trials upon completion thereof and thereafter promptly provide Licensee a copy of such final study reports.

4.3.5	Costs and Cooperation. Licensee will bear [***] in connection with the transfer and assignment of all Assigned Regulatory Materials, and any other copies of Regulatory Materials provided to Licensee pursuant to Section 4.3.1 (Licensed Product INDs) through Section 4.3.3 (Other Regulatory Materials). Subject to the terms and conditions of this Agreement, upon Licensee’s written request, Takeda will execute and deliver, or will cause to be executed and delivered, to Licensee such endorsements, assignments, and other documents as may be reasonably necessary to assign, convey, transfer, and deliver to Licensee all of Takeda’s rights, title, and interests in and to the Assigned Regulatory Materials, including submitting to each applicable Regulatory Authority a letter or other necessary documentation (with copy to Licensee) notifying such Regulatory Authority of the transfer of ownership of each Licensed Product IND assigned to Licensee pursuant to Section 4.3.1 (Licensed Product INDs).

ARTICLE 5

DEVELOPMENT

5.1	Development Activities.

5.1.1	Licensee Development. Licensee will conduct its Development activities with respect to each Licensed Compound and Licensed Product in a manner so as to seek and maintain Regulatory Approvals that include an appropriate label in each applicable Indication in light of available clinical data. As between the Parties, Licensee will be solely responsible for: (a) all activities related to the Development of the Licensed Compounds and Licensed Products in the Field in the Licensee Territory; (b) all activities related to the Development of the TAK-385 Licensed Compound and TAK-385 Licensed Products through the receipt of Regulatory Approval in the Men’s Health Field in the Takeda Territory ((a) and (b), the “Licensee Development Activities”); and (c) all expenses, including Third Party expenses, related to such Development activities in (a), (b), and (c).

5.1.2	Initial Development Activities. Licensee will be solely responsible for the conduct of all Initial Development Activities and all expenses, including Third Party expenses, related to such Initial Development Activities. Notwithstanding anything to the contrary set forth herein, Licensee will complete all such Initial Development Activities and provide to Takeda all data, reports, and other Information generated in the performance thereof on or prior to [***].

5.1.3	Takeda Development. As between the Parties, Takeda will be solely responsible for all activities related to the Development of the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Women’s Health Field in the Takeda Territory and all expenses, including Third Party expenses, related to such Development activities.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

5.2	Development Diligence Obligations. During the Term, Licensee will (a) use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval of a TAK-385 Licensed Product in the Women’s Health Field in the United States [***], (b) use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval of a TAK-385 Licensed Product in the Men’s Health Field in Japan and the United States, (c) use Commercially Reasonable Efforts to [***] set forth in the TAK-385 Development Plan, (d) use Commercially Reasonable Efforts to [***], and (e) [***]. In addition, during the Term, Licensee will use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval of a TAK-448 Licensed Product in the Field in one country or jurisdiction in the Licensee Territory.

5.3	Development Plans. During the Term, Licensee will conduct all Development activities in connection with the TAK-385 Licensed Compound or any TAK-385 Licensed Product in accordance with the terms and conditions set forth in this Article 5 (Development) and the plan for Development activities with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products (as such plan may be amended from time to time pursuant to this Section 5.3 (Development Plans) (with respect to the TAK-385 Development Plan), a “TAK-385 Development Plan”). [***]. The TAK-385 Development Plan will include reasonably detailed descriptions of: (a) all material Development activities reasonably anticipated to be undertaken by Licensee to obtain Regulatory Approval of the one or more TAK-385 Licensed Products in the Field in the Licensee Territory and in the Men’s Health Field in the Takeda Territory, (b) all Licensee Development Activities in the Takeda Territory, (c) all Initial Development Activities, (d) estimated dates on which Licensee expects to achieve each Development Milestone Event, including the filing of an NDA in each country in the Licensee Territory in which Licensee is Developing a TAK-385 Licensed Product, and (e) an estimate of costs and expenses associated with the activities set forth in the TAK-385 Development Plan. The initial TAK-385 Development Plan is attached hereto as Schedule 5.3 (TAK-385 Development Plan). Without limiting the foregoing, the TAK-385 Development Plan will provide that Licensee conduct (i) [***]; and (ii) [***], in each case consistent with the activities described in the initial TAK-385 Development Plan attached hereto as Schedule 5.3 (TAK-385 Development Plan). Licensee will prepare an update to the TAK-385 Development Plan at least annually. Licensee may amend the TAK-385 Development Plan as reasonable or necessary at any time during the Term; provided that all annual updates and any material amendments must be reviewed, discussed, and, solely with respect to any Development activities in the Takeda Territory, approved, by the JRC in accordance with Section 2.2.2(a) (Establishment; Responsibilities), and provided, further, that all such updates or material amendments to the TAK-385 Development Plan must be in accordance with the requirements of this Article 5 (Development). No update or amendment to the TAK-385 Development Plan related to Development activities in the Takeda Territory will be effective unless approved by the JRC in accordance with Article 2 (Governance). Licensee will provide Takeda with a copy of all updates or amendments to the TAK-385 Development Plan.

5.4	Development Reporting.

5.4.1	General Reporting.

(a)

TAK-385. Within [***] days following the end of each Calendar Quarter during which Licensee is performing activities under the TAK-385 Development Plan or is Manufacturing or having Manufactured any supplies of the TAK-385 Licensed Compound or TAK-385 Licensed Products for Development purposes, Licensee

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

will provide Takeda with [***] written reports of the material Development and material Manufacturing activities it has performed, or caused to be performed, since the preceding report, its material Development and material Manufacturing activities in process, and the future activities it expects to initiate. [***].

(b)	TAK-448. No later than [***] of each Calendar Year during which Licensee is performing any Development activities with respect to the TAK-448 Licensed Compound or TAK-448 Licensed Products, or is Manufacturing or having Manufactured any supplies of the TAK-448 Licensed Compound or TAK-448 Licensed Products for Development purposes, Licensee will provide Takeda with [***] written reports of the material Development and material Manufacturing activities it has performed, or caused to be performed, since the preceding report, its material Development and material Manufacturing activities in process, and the future activities it expects to initiate. [***].

5.4.2	[***] Agreement. Upon Takeda’s reasonable request, Licensee will provide to Takeda any Information related to the Development of the TAK-385 Licensed Compound and TAK-385 Licensed Products by Licensee to the extent such Information is required by Takeda to comply with its obligations under the [***] Agreement.

5.5	Exclusivity; Option.

5.5.1	Exclusivity Covenants.

(a)	Competing Products. Subject to Section 5.6 (Competing Product Acquisitions), during the period commencing on the Effective Date and ending two (2) years after the First Commercial Sale of a TAK-385 Licensed Product in a Major Market Country, each of Licensee and RSL will not, directly or indirectly, and will cause all of Licensee’s Affiliates and Excluded Affiliates (other than any such Excluded Affiliate that is a public company) not to, (a) alone or with others, research (or fund any research), develop, make, use, sell, offer for sale, or import any Competing Product in the Licensee Territory or Takeda Territory or (b) enter into any agreement with any Third Party with respect to a license or other acquisition of rights relating to any Competing Product in the Licensee Territory or Takeda Territory.

(b)	[***].

5.5.2	Excluded Affiliate Divestitures. If RSL divests any other Excluded Affiliate in a transaction that causes such Excluded Affiliate to cease to be controlled (as defined in Section 1.3 (Affiliate)) by a Parent Affiliate, then upon the consummation of such transaction, such Person will no longer be bound by the terms of Section 5.5.1 (Exclusivity Covenants).

5.5.3

Licensee Right of First Option. Promptly, but in no less than thirty (30) days after the Effective Date, RSL and Licensee will enter into an agreement in a form approved by Takeda pursuant to which RSL grants Licensee an option, exercisable at any time during the period commencing upon [***] and ending two (2) years after the First Commercial Sale of a TAK-385 Licensed Product in a Major Market Country, to require RSL or any other Excluded Affiliate that is not a public company to transfer and assign to Licensee all rights Controlled by it under Patent Rights, Know-How, and other intellectual

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

property relating to any Complementary Product (other than a Competing Product). If Licensee exercises such option, in consideration for such assignment and transfer Licensee will pay to RSL one hundred ten percent (110%) of such Excluded Affiliate’s cost of acquiring of such rights under such RSL Collaboration Agreement.

5.6	Competing Product Acquisitions.

5.6.1	Options. If, (a) during the period commencing on the Effective Date and ending [***] years after the First Commercial Sale of a TAK-385 Licensed Product in ***], Licensee, any Affiliate controlled by Licensee, or any Excluded Affiliate acquires, or is acquired by, a Third Party (whether such acquisition occurs by way of a purchase of assets, merger, consolidation, or similar transaction), and where such Third Party is developing or commercializing a Competing Product or is otherwise engaged in activities that would otherwise constitute a breach of 5.5.1(a) (Competing Products) or (b) [***], then in each case ((a) and (b)), unless the Parties agree otherwise in writing, then Licensee, such Affiliate controlled by Licensee, or such Excluded Affiliate will (with respect to the applicable Competing Product or [***]), at its option and no later than [***] days following the date of consummation of the relevant merger, consolidation, or acquisition, notify Takeda in writing of its determination to either:

(a)	divest, or cause the relevant Excluded Affiliate to divest, whether by license or otherwise, its interest in the Competing Product or [***] (as applicable), to the extent necessary to be in compliance with 5.5.1 (Exclusivity Covenants); or

(b)	terminate the development or commercialization of the Competing Product or [***] (as applicable).

5.6.2	Divestiture or Termination. If Licensee notifies Takeda in writing that it or its relevant Affiliate or Excluded Affiliate intends to divest such Competing Product or [***] (as applicable) or terminate the development or commercialization of the Competing Product or [***] (as applicable) as provided in Section 5.6.1 (Options), then Licensee or its relevant Affiliate or Excluded Affiliate will effect the consummation of such divestiture within [***] months or effect such termination within [***] days, subject to compliance with Applicable Law (as applicable), after the consummation of the relevant merger, consolidation, or acquisition contemplated in Section 5.6.1 (Options), and will confirm to Takeda in writing when such divestiture or termination has been completed. Licensee will keep Takeda reasonably informed of its efforts and progress in effecting such divestiture or termination until it is completed. Prior to such divestiture or termination, Licensee or its relevant Affiliate or Excluded Affiliate will take all reasonable steps to limit data access and sharing between its personnel working on the TAK-385 Licensed Compound or any TAK-385 Licensed Product or having access to data from activities performed under this Agreement and Confidential Information of Takeda and personnel working on such Competing Product or [***] (as applicable).

5.7	Records; Disclosure of Data and Results. In conformity with standard pharmaceutical industry practices and the terms and conditions of this Agreement, Licensee will prepare and maintain, or will cause to be prepared and maintained, complete and accurate written records, accounts, notes, reports, and data with respect to activities conducted pursuant to the TAK-385 Development Plan for a minimum of [***] years following the end of the Calendar Year to which such plan pertains and, upon Takeda’s written request, will send legible copies of the aforesaid to Takeda throughout the Term and for a minimum of [***] months following the Term.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

5.8	Clinical Trial Transparency. Each Party will maintain compliance with all Applicable Laws related to Clinical Trial transparency for the Licensed Products, as well as any industry guidelines or codes of conduct, or other internal transparency policies that may apply to either the sponsor of any Clinical Trial for the Licensed Products or the owner of any Regulatory Approval for the Licensed Products. Without limiting the foregoing: (a) for Clinical Trial transparency activities associated with Clinical Trial sponsorship, each Party: (i) will perform registration (e.g., posting and maintaining protocol information) and summary results posting and maintenance activities on public registries or websites as required by Applicable law for all Clinical Trials of Licensed Products, whether before or after the Effective Date, (ii) may register and post summary results for any Clinical Trials of Licensed Products commenced after the Effective Date in accordance with such Party’s individual registration transparency policies for Clinical Trials that such Party sponsors, and (iii) [***]; and (b) each Party will retain responsibility for Clinical Trial transparency activities and requirements applicable to such Party as the owner of an NDA. The Parties will cooperate with each other as reasonably requested so that each Party may satisfy its Clinical Trial transparency and data sharing requirements consistent with this Section 5.8 (Clinical Trial Transparency).

ARTICLE 6

REGULATORY

6.1	Regulatory Materials and Regulatory Approvals.

6.1.1	Licensee Ownership. Following the IND Transfer Date, Licensee or its relevant Affiliates will have the sole right to file and hold all Regulatory Materials (including any Assigned Regulatory Materials) for the Licensed Compounds and Licensed Products in the Field in the Licensee Territory.

6.1.2	Takeda Ownership. Takeda or its relevant Affiliates will have the sole right to file and hold all Regulatory Materials for the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Field in the Takeda Territory.

6.2	Regulatory Cooperation.

6.2.1	Licensee Responsibilities. Subject to Applicable Law and this Section 6.2 (Regulatory Cooperation), Licensee will, at its sole expense, oversee, monitor, and manage all regulatory interactions, communications, and filings with, and submissions to, Regulatory Authorities with respect to the Licensed Compounds and Licensed Products in the Field in the Licensee Territory; provided that Licensee will provide Takeda with a copy of all proposed material Regulatory Materials filed with or submitted to any Regulatory Authority for Takeda’s review and comment sufficiently in advance of Licensee’s filing or submission thereof, and Licensee will reasonably consider incorporating any reasonable comments received from Takeda into such Regulatory Materials. Licensee will have final decision making authority regarding all regulatory activities, including the Labeling strategy and the content of submissions within the Licensee Territory, subject to the terms and conditions of this Agreement. For the avoidance of doubt, to the extent any such Regulatory Materials are not prepared in English by Licensee in the normal course of business, Licensee shall not be required to translate any such Regulatory Materials into English for the purposes of this Section 6.2.1 (Licensee Responsibilities).

6.2.2	Takeda Responsibilities. Subject to Applicable Law and this Section 6.2 (Regulatory Cooperation), Takeda will, at is sole expense, oversee, monitor, and manage all

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

regulatory interactions, communications, and filings with, and submissions to, the PMDA with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Field in the Takeda Territory; provided that Takeda will provide Licensee with a copy of all proposed material Regulatory Materials filed with or submitted to any Regulatory Authority for Licensee’s review and comment sufficiently in advance of Takeda’s filing or submission thereof, and Takeda will reasonably consider incorporating any reasonable comments received from Licensee into such Regulatory Materials. Subject to Section 6.5 (Labeling Information Exchange), Takeda will have final decision making authority regarding all regulatory activities, including the Labeling strategy and the content of submissions within the Takeda Territory, subject to the terms and conditions of this Agreement. For the avoidance of doubt, to the extent any such Regulatory Materials are not prepared in English by Takeda in the normal course of business, Takeda shall not be required to translate any such Regulatory Materials into English for the purposes of this Section 6.2.2 (Takeda Responsibilities).

6.2.3	Common Technical Documents. In addition, the Party that first files an NDA with respect to a Licensed Product shall be responsible for preparing, and shall make available to the other Party, the common technical document for each Indication for which such Party files such NDA. Thereafter, Licensee shall be responsible for preparing, at its own expense, and shall make available to Takeda, the common technical document for each Indication for which Licensee files an NDA with respect to a Licensed Product in each country within the Licensee Territory and Takeda shall be responsible for preparing, at its own expense, and shall make available to Licensee, the common technical document for each Indication for which Takeda files an NDA with respect to a Licensed Product in each country within the Takeda Territory.

6.2.4	Cooperation, Meetings and Sharing Final Materials.

(a)	Ongoing Cooperation. The Parties will cooperate with each other to achieve the regulatory objectives contemplated herein in a timely, accurate, and responsive manner, including using reasonable efforts to coordinate the regulatory strategy in the Women’s Health Field and Men’s Health Field such that it is consistent with the overall objective of facilitating Regulatory Approvals of one or more TAK-385 Licensed Products in the Women’s Health Field and Men’s Health Field in both the Licensee Territory and the Takeda Territory. Each Party will assist the other Party, as is reasonably necessary, in order for such Party to obtain and maintain each applicable IND and NDA for the TAK-385 Licensed Compound and TAK-385 Licensed Products for which such Party bears responsibility under this Agreement, including in connection with the preparation and filing of such Party’s Regulatory Materials. Each Party will assist the other Party as reasonably requested in connection with CMC data and the preparation and filing of Regulatory Materials related to the Manufacture of the Licensed Compounds and Licensed Products in the Territory.

(b)

Meetings. Each Party (the “Notifying Party”) shall promptly notify the other Party of any request for a meeting or substantive telephone conference call with a Regulatory Authority with respect to any TAK-385 Licensed Compound or TAK-385 Licensed Product in the Notifying Party’s Territory. Upon such other Party’s written request, the Notifying Party shall request that the Regulatory Authority permit at least [***] from such other Party with relevant regulatory experience to observe and participate in any such meeting or conference call;

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

provided that Licensee’s right to observe and participate in such meetings or calls will be limited to activities related to the Men’s Health Field. To the extent permitted by such Regulatory Authority and Applicable Law, such other Party shall have the right to observe and, as applicable, participate in any such meeting or conference call. The foregoing rights and obligations will apply with respect to meetings or conferences initiated by the Notifying Party or by a Regulatory Authority. The Notifying Party shall promptly furnish the other Party with copies of all substantive contact reports concerning substantive conversations or minutes from any substantive meetings with a Regulatory Authority with respect to any IND related to a TAK-385 Licensed Product.

(c)	Ongoing Assistance; Sharing of Submitted Regulatory Materials. Upon a Party’s reasonable request, the other Party shall provide or otherwise make available to the requesting Party relevant internal regulatory documents, such as notes and preparation materials, and any materials documenting any clarifications (whether orally or otherwise) regarding any Regulatory Materials transferred to the requesting Party from the other Party hereunder or with respect to which the requesting Party has a right of reference. Each Party will provide to the other Party copies of all finalized material Regulatory Materials filed with, and submissions to, Regulatory Authorities by or on behalf of a Party with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products. For the avoidance of doubt, to the extent any such Regulatory Materials are not prepared in English by a Party in the normal course of business, such Party shall not be required to translate any such Regulatory Materials into English for the purposes of this Section 6.2.4(c) (Ongoing Assistance; Sharing of Submitted Regulatory Materials).

6.3	Pharmacovigilance Agreement and Safety Data Exchange.

6.3.1	Pharmacovigilance Agreement. Not later than [***] days following the Effective Date, the Parties will execute a pharmacovigilance agreement on reasonable and customary terms that will provide, among other things, guidelines and responsibilities for (a) the receipt, investigation, recording, review, communication, reporting, and exchange between the Parties of Adverse Event reports and other safety information relating to the Licensed Compounds and Licensed Products, (b) appropriate reconciliation procedures to ensure adequate and compliant exchange of safety data, (c) contact with Regulatory Authorities with respect to the foregoing, and (d) the maintenance of a global safety database with respect to the Licensed Compounds and Licensed Products, in each case ((a) – (d)), in accordance with Applicable Law (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement will contain terms no less stringent than those required by ICH or other applicable guidelines in order to allow the Parties to meet the applicable regulatory and legal requirements regarding the management of safety data in their respective territories.

6.3.2

Safety Data Exchange. Until the Pharmacovigilance Agreement is entered into by the Parties, the Parties will exchange any and all relevant safety data relating to the Licensed Compounds and Licensed Products within appropriate timeframes and in an appropriate format to ensure compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis. Without limiting the generality of the foregoing, each Party will provide written notification to the other Party within [***] days for Serious Adverse Events, within [***] days for Serious Adverse Events, and within [***] days for

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

non-Serious Adverse Events. In addition, to the extent requested by a Party, the other Party will promptly provide to such Party any other information or materials that such Party may require to provide to any Regulatory Authority with respect to any such Serious Adverse Event or Adverse Event.

6.4	Clinical Trial Holds; Recalls.

6.4.1	Clinical Trial Holds. Each Party will promptly (but in any event within [***]) inform the other Party in the event that any Clinical Trial for a TAK-385 Licensed Product is suspended, put on hold, or terminated in its respective Territory prior to completion as a result of any action by a Regulatory Authority or such Party voluntarily.

6.4.2	Recalls. Each Party will promptly notify the other Party upon its determination that any event, incident, or circumstance has occurred that may result in the need for a Recall, market withdrawal or stock recovery of a Licensed Product (but in no event later than [***] and in all cases prior to the execution of such Recall, market withdrawal, or stock recovery). For all such Recalls, the Parties will reasonably consult with each other with respect to the actions to be taken to address such Recall. Subject to the foregoing, (a) for all Recalls, market withdrawals, and stock recoveries that are taken in the Licensee Territory with respect to any Licensed Product, Licensee will be responsible for execution, and Takeda will take such actions as reasonably requested by Licensee in connection therewith and otherwise reasonably cooperate in all such efforts and (b) for all Recalls, market withdrawals, and stock recoveries that are taken in the Takeda Territory with respect to any TAK-385 Licensed Product, Takeda will be responsible for execution, and Licensee will take such actions as reasonably requested by Takeda in connection therewith and otherwise reasonably cooperate in all such efforts. All expenses incurred in connection with any Recall (including expenses for notification, destruction, and return of the affected Licensed Product and any refund to customers of amounts paid for such Licensed Product) in the Licensee Territory will be the sole responsibility of Licensee, and all such expenses incurred in connection with any such Recall (including expenses for notification, destruction, and return of the affected TAK-385 Licensed Product and any refund to customers of amounts paid for such TAK-385 Licensed Product) in the Takeda Territory will be the sole responsibility of Takeda.

6.5	Labeling Information Exchange. The Parties will cooperate to develop methods and procedures for sharing information related to Labeling for each TAK-385 Licensed Product in the Licensee Territory (which may include, upon agreement of the Parties, entering into a labeling agreement); provided that Licensee will have final decision making authority with respect to the development and management of Labeling information for each Licensed Product in the Licensee Territory at its expense and Takeda will have final decision making authority with respect to the development and management of Labeling information for each TAK-385 Licensed Product in the Takeda Territory at its expense. Each Party will provide to the other Party all reasonably requested assistance with respect to such Labeling activities for each TAK-385 Licensed Product in such Party’s Territory.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

ARTICLE 7

COMMERCIALIZATION

7.1	Commercialization Responsibilities.

7.1.1	In the Licensee Territory. Licensee will be solely responsible, at its expense, for Commercializing all Licensed Products in the Field in the Licensee Territory.

7.1.2	In the Takeda Territory. Takeda will be solely responsible, at its cost and expense, for Commercializing all TAK-385 Licensed Products in the Field in the Takeda Territory.

7.2	Commercialization Diligence Obligations.

7.2.1	Of Licensee. During the Term, Licensee will use [***] to Commercialize each Licensed Product in each Indication and in each country in the Licensee Territory for which Regulatory Approval has been obtained.

7.2.2	Of Takeda. During the Term, upon the receipt of Regulatory Approval in the Takeda Territory for a TAK-385 Licensed Product in the Men’s Health Field, Takeda will use [***] to Commercialize each TAK-385 Licensed Product in the Men’s Health Field in the Takeda Territory (the “Takeda Diligence Obligations”).

7.3	Commercialization Plans.

7.3.1	Licensee Commercialization Plans. Licensee will perform all Commercialization activities in accordance with the terms and conditions set forth in this Article 7 (Commercialization), and, subject to the last sentence of this Section 7.3.1 (Licensee Commercialization Plans), the Commercialization Plan. Licensee will prepare a plan for the Commercialization of the TAK-385 Licensed Products in the Licensee Territory for the commercial launch of and the first [***] years after the First Commercial Sale of the first TAK-385 Licensed Product in a Major Market Country, which plan must include in reasonable detail: (a) principal strategies with respect to marketing and promoting the TAK-385 Licensed Products during such time period; (b) the material activities to be conducted by Licensee in connection with the Commercialization of the TAK-385 Licensed Products during such time period (which will include all pre-Commercialization activities); and (c) [***] set forth in such Commercialization Plan (as each such plan may be amended from time to time pursuant to this Section 7.3 (Commercialization Plans), a “Commercialization Plan”). Licensee will submit the initial Commercialization Plan to the JRC for review and discussion no less than [***] months prior to the anticipated date of the first Regulatory Approval of a TAK-385 Licensed Product in the Licensee Territory. Thereafter, for the first [***] years after the First Commercial Sale of a TAK-385 Licensed Product in a Major Market Country, Licensee will submit an updated Commercialization Plan for each TAK-385 Licensed Product to the JRC for review and discussion at least [***] each Calendar Year. Licensee will provide Takeda with a copy of all finalized updates to the Commercialization Plan. Following the [***] anniversary of the First Commercial Sale of the first TAK-385 Licensed Product in a Major Market Country, Licensee’s obligation to perform all Commercialization activities in accordance with the Commercialization Plan, and to update and provide such plan as set forth in this Section 7.3 (Commercialization Plans), will end.

7.3.2

Takeda Commercialization Plans. Takeda will perform all Commercialization activities in accordance with the terms and conditions set forth in this Article 7 (Commercialization), and, subject to the last sentence of this Section 7.3.2 (Takeda Commercialization Plans), the Takeda Commercialization Plan. Takeda will prepare a plan for the Commercialization of the TAK-385 Licensed Products in the Men’s Health Field in the Takeda Territory for the commercial launch of and the first [***] years after

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

the First Commercial Sale of the first TAK-385 Licensed Product in the Takeda Territory, which plan must include in reasonable detail: (a) principal strategies with respect to marketing and promoting the TAK-385 Licensed Products in the Men’s Health Field during such time period; (b) the material activities to be conducted by Takeda in connection with the Commercialization of the TAK-385 Licensed Products in the Men’s Health Field during such time period (which will include all pre-Commercialization activities); and (c) [***] set forth in such Commercialization Plan (as each such plan may be amended from time to time pursuant to this Section 7.3 (Commercialization Plans), a “Takeda Commercialization Plan”). Takeda will submit the initial Takeda Commercialization Plan to the JRC for review and discussion no less than [***] months prior to the anticipated date of the first Regulatory Approval of a TAK-385 Licensed Product in the Takeda Territory. Thereafter, for the first [***] years after the First Commercial Sale of a TAK-385 Licensed Product in the Men’s Health Field in the Takeda Territory, Takeda will submit an updated Takeda Commercialization Plan for each TAK-385 Licensed Product to the JRC for review and discussion at least [***] each Calendar Year. Takeda will provide Licensee with a copy of all finalized updates to the Takeda Commercialization Plan. Following the [***] anniversary of the First Commercial Sale of the first TAK-385 Licensed Product in the Men’s Health Field in the Takeda Territory, Takeda’s obligation to perform all Commercialization activities in accordance with the Takeda Commercialization Plan, and to update and provide such plan as set forth in this Section 7.3 (Commercialization Plans), will end.

7.4	Commercialization Reporting.

7.4.1	Licensee Obligations. No later than [***] of each Calendar Year, Licensee will provide to Takeda a reasonably detailed written report of the material Commercialization activities it has performed, or caused to be performed, since the preceding report, its Commercialization activities performed and the future activities it expects to initiate. Each such report will contain sufficient detail to enable Takeda to assess Licensee’s compliance with its obligations set forth in Section 7.2 (Commercialization Diligence Obligations) and will include a rolling [***] year forecast of estimated Net Sales for TAK-385 Licensed Products.

7.4.2	Takeda Obligations. No later than [***] of each Calendar Year, Takeda will provide to Licensee a reasonably detailed written report of the material Commercialization activities it has performed, or caused to be performed, since the preceding report, its Commercialization activities performed and the future activities it expects to initiate with respect to any TAK-385 Licensed Product. Each such report will contain sufficient detail to enable Licensee to assess Takeda’s compliance with its obligations set forth in Section 7.2 (Commercialization Diligence Obligations) and will include a rolling [***] year forecast of estimated Net Sales for TAK-385 Licensed Products.

ARTICLE 8

MANUFACTURING

8.1	Manufacturing Responsibility.

8.1.1

Clinical Supply. Takeda will provide to Licensee[***] the amount of TAK-385 Licensed Compound or TAK-385 Licensed Products needed by Licensee to complete all Clinical Trials contemplated by the TAK-385 Development Plan (estimated by Licensee as of the Effective Date to be [***]), solely to the extent that Takeda can supply such TAK-385

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Licensed Compound or TAK-385 Licensed Products (a) from its supply of TAK-385 Licensed Compound or TAK-385 Licensed Products in existence as of the Effective Date and which supply can be used for its intended purposes without further re-processing (the “Initial Clinical Supply”) and (b) after retaining the amount needed by Takeda for Clinical Trials in the Takeda Territory. Takeda will also provide to Licensee, at [***] any additional supplies of TAK-385 Licensed Compound or TAK-385 Licensed Products in excess of the Initial Clinical Supply needed by Licensee to complete all Clinical Trials contemplated by the TAK-385 Development Plan. Within [***] days after the Effective Date, the Parties will enter into a manufacturing and supply agreement (the “Takeda Clinical Manufacturing and Supply Agreement”), which will govern the terms and conditions of the Manufacturing and supply of the TAK-385 Licensed Compound and TAK-385 Licensed Products (including the Initial Clinical Supply) by Takeda to Licensee for Development purposes, including the exact quantities and the timelines for delivery. The Parties will negotiate the terms and conditions of such Takeda Clinical Manufacturing and Supply Agreement in good faith for a period of [***] days (as may be extended upon agreement of the Parties). As part of the negotiation related to the Takeda Clinical Manufacturing and Supply Agreement, the Parties shall discuss in good faith the ability of Takeda to supply to Licensee [***]. If the Parties have not entered into a definitive agreement within such negotiation period, then the final terms and conditions of such agreement will be resolved in accordance with Section 8.2 (Arbitration for Failure to Agree).

8.1.2	Commercial Supply. Following the Effective Date the Parties will mutually agree as to which of the Parties will be responsible for the Manufacture and supply to the other Party the TAK-385 Licensed Compound or TAK-385 Licensed Products for the purposes of Commercialization in the Field in the applicable Territory. If the Parties agree that one Party will Manufacture and supply the TAK-385 Licensed Compound or TAK-385 Licensed Products to the other Party for purposes of Commercialization in such other Party’s Territory, the Parties will negotiate and enter into a commercial supply agreement prior to the first submission of an NDA for the first TAK-385 Licensed Product that will set forth the terms and conditions of such supply by the applicable Party, including the quantities, forecasting, and the timelines for delivery (the “Commercial Manufacturing and Supply Agreement”). The Parties will negotiate the terms and conditions of such Commercial Manufacturing and Supply Agreement in good faith for a period of [***] days (as may be extended upon agreement of the Parties, but in any event such agreement will be entered into prior to the first submission of a NDA for the first TAK-385 Licensed Product). If the Parties have not entered into a definitive agreement within such negotiation period, then the final terms and conditions of such agreement will be resolved in accordance with Section 8.2 (Arbitration for Failure to Agree). For clarity, the Parties may agree that neither Party will supply the other Party with the TAK-385 Licensed Compound or TAK-385 Licensed Products for the purposes of Commercialization in the Field in the applicable Territory.

8.1.3	Licensee CMO Engagement. If either Party will satisfy any obligations to Manufacture and supply the TAK-385 Licensed Compound and TAK-385 Licensed Products under this Agreement through the engagement of a CMO, such CMO (a) shall be comparable in expense to other CMOs in the industry performing similar manufacturing work and (b) will have been (at the time of engagement) inspected by the FDA and the applicable Regulatory Authority in the EU or by a Qualified Person in the EU authorized to sign the required certificate (as required by Clinical Directive 2001/20/EC and Annex 13 to the European GMP Guide) and, in any such case, found to be in material compliance with all Applicable Laws, including GMP.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

8.2	Arbitration for Failure to Agree. If the Parties cannot reach agreement and enter into a Manufacturing and Supply Agreement within the applicable period set forth in Section 8.1 (Manufacturing Responsibility), then the following binding abbreviated dispute resolution procedure shall apply to determine the final terms and conditions of such Manufacturing and Supply Agreement:

8.2.1	Notice; Experts. After expiration of the applicable negotiation period set forth in Section 8.1.1 (Clinical Supply) or Section 8.1.2 (Commercial Supply), either Party may send the other Party written notice that it wishes to determine the final terms and conditions of such Manufacturing and Supply Agreement using a Neutral Expert. Within [***] days of a Party’s receipt of such notice, the Parties shall jointly appoint a neutral Third Party who is an expert with at least [***] years of experience in area of manufacturing and supply (the “Neutral Expert”) within [***] Business Days.

8.2.2	Arbitration Drafts. Within [***] Business Days after the appointment of the Neutral Expert, each Party will (a) prepare a draft of such Manufacturing and Supply Agreement to be used in such arbitration proceeding (each, a “Manufacturing Arbitration Draft”) and (b) submit its Manufacturing Arbitration Draft to the other Party, along with a written summary regarding its position as to why the Neutral Expert should adopt its Manufacturing Arbitration Draft. Within [***] days of such submissions, the Parties will meet to determine whether they agree to enter into either Party’s Manufacturing Arbitration Draft or a modified version thereof as such Manufacturing and Supply Agreement.

8.2.3	Arbitration Proceedings. If the Parties do not agree to enter into either Party’s Manufacturing Arbitration Draft or a modified version thereof as such Manufacturing and Supply Agreement in accordance with Section 8.2.2 (Arbitration Drafts), then within [***] Business Days of such meeting, each Party may submit an opposition statement of no more than [***] pages in length to the Neutral Expert. Neither Party will be allowed to conduct any discovery. Neither Party may have any communications (either written or oral) with the Neutral Expert other than for the sole purpose of engaging the Neutral Expert or as expressly permitted in this Section 8.2.3 (Arbitration Proceedings). The Neutral Expert may consult in writing with either Party regarding the submissions made by either Party; provided that both Parties receive such request for consultation and are provided with an opportunity to respond. In evaluating each Party’s written submissions, the Neutral Expert shall, within [***] Business Days of receipt of the written opposition statement, select one of the Parties’ Manufacturing Arbitration Drafts that it determines to contain the most fair, balanced and customary terms. Such decision shall be final, binding and conclusive upon both Parties and their Affiliates, and such Manufacturing Arbitration Draft will be the applicable Manufacturing and Supply Agreement, and the Parties will execute the same.

8.2.4	Expenses. [***].

8.3

TAK-448 Manufacturing Responsibility. Within [***] days after the Effective Date, the Parties shall agree in writing on the allocation of responsibilities between the Parties related to the Manufacture and supply of the TAK-448 Licensed Compound and TAK-448 Licensed Products, which may include providing access to existing quantities of such compounds or products,

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

performing a Manufacturing technology transfer, or facilitating Licensee’s entry into a supply arrangement with any existing manufacturer of the TAK-448 Licensed Compound and TAK-448 Licensed Products, including Takeda.

ARTICLE 9

PAYMENT; FINANCIAL TERMS

9.1	Equity in Licensee. Upon the Effective Date, (a) the Parties shall enter into a separate subscription or purchase agreement in the form attached hereto as Schedule 9.1(a) (Subscription Agreement) pursuant to which Licensee will issue to Takeda that number of Licensee’s common shares equal to twelve percent (12%) of Licensee’s fully-diluted shares immediately following and after giving effect to such issuance, and (b) Licensee shall issue to Takeda a warrant in the form attached hereto as Schedule 9.1(b) (Takeda Warrant) to purchase Licensee’s capital stock (the “Warrant”).

9.2	Royalties.

9.2.1	Royalty Rates. In further consideration of the licenses and rights granted to each Party hereunder, with respect to Net Sales of the Licensed Products in the Territory during the applicable Royalty Term, on a Licensed Product-by-Licensed Product and country-by-country basis each Party will pay to the other Party the following amounts (collectively, “Royalties”).

(a)	Licensee Royalty Obligation. For each Licensed Product, during the applicable Royalty Term in a particular country in the Licensee Territory, Licensee will pay to Takeda a running royalty of [***] of the aggregate Net Sales of such Licensed Product in the Field in the Licensee Territory (“Licensee Royalties”).

(b)	Takeda Royalty Obligation. Following Regulatory Approval of a TAK-385 Licensed Product in the Men’s Health Field in the Takeda Territory, during the applicable Royalty Term, Takeda will pay to Licensee a running royalty of [***] of the aggregate Net Sales of such TAK-385 Licensed Product in the Takeda Territory in the Men’s Health Field (“Takeda Royalties”). Takeda shall adopt an appropriate process to track, with reasonable accuracy, those Net Sales by Takeda or its Affiliates or its Sublicensees in a given period during the applicable Royalty Term that are attributable to sales of the TAK-385 Licensed Products in the Men’s Health Field in the Takeda Territory and such systems shall be subject to reasonable audit by Licensee as provided in Section 9.6 (Audit).

9.2.2	Royalty Term. A Party’s obligation to pay Royalties under Section 9.2.1 (Royalty Rates) will continue on a Licensed Product-by-Licensed Product and country-by-country basis commencing on the First Commercial Sale of such Licensed Product in such country in the Licensee Territory or Takeda Territory (as applicable) until the expiration of the Royalty Term for such Licensed Product in such country (at which time sales in such country will be excluded from all calculations of aggregate Net Sales hereunder).

9.2.3	Royalty Reductions.

(a)

Third Party IP. If a Party cannot Commercialize a particular Licensed Product without infringing a Third Party’s Intellectual Property Rights and if such Party pays a royalty to a Third Party for the right to Commercialize such Licensed

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Product under such Third Party’s Intellectual Property Rights, then, subject to Section 9.2.3(d) (Cumulative Reductions Floor), such Party may credit [***] of such royalty payments to Third Parties for sales of such Licensed Product in a given Calendar Quarter against the Royalties owed and payable by such Party to the other Party on the Net Sales for such Licensed Product made in the same Calendar Quarter. Licensee will have the exclusive right to negotiate for and obtain rights under any such required Intellectual Property Rights of a Third Party in the Licensee Territory, and Takeda will have the exclusive right to negotiate for and obtain rights under any required Intellectual Property Rights of a Third Party relating to a TAK-385 Licensed Compound or a TAK-385 Licensed Product in the Takeda Territory; provided, however, that, where practical, each Party shall provide written notice to the other Party at least [***] days prior to commencing negotiations with such a Third Party.

(b)	Expiration of Valid Claims. Subject to Section 9.2.3(d) (Cumulative Reductions Floor), if during the Royalty Term for a given Licensed Product in the United States there is no Valid Claim of a Takeda Patent Right Covering the Exploitation of such Licensed Product (or the Licensed Compound contained therein) in the United States, then, as from the first Calendar Quarter this Section 9.2.3(b) (Expiration of Valid Claims) applies, and thereafter for so long as this Section 9.2.3(b) (Expiration of Valid Claims) applies, the Licensee Royalty will be reduced by [***] for Net Sales in the United States.

(c)	Generic Competition. Subject to Section 9.2.3(d) (Cumulative Reductions Floor), if during any Calendar Quarter during the Royalty Term for a given Licensed Product in a country the Generic Competition Percentage in such country is (i) greater than or equal to [***], but less than [***], then the Royalties owed with respect to Net Sales of such Licensed Product in such country in such Calendar Quarter will be reduced by [***]; or (ii) greater than or equal to [***], then the Royalties owed with respect to Net Sales of such Licensed Product in such country in such Calendar Quarter will be reduced by [***].

(d)	Cumulative Reductions Floor. In no event will the aggregate Royalty amount due to a Party in any given Calendar Quarter during the Royalty Term for any Licensed Product be reduced by more than [***] of the amount that otherwise would have been due and payable to such Party in such Calendar Quarter for such Licensed Product but for the reductions set forth in Section 9.2.3(a) through Section 9.2.3(c) (Royalty Reductions).

9.3

Royalty Reports; Royalty Payments. [***]. Within [***] Business Days following the end of each Calendar Quarter after the First Commercial Sale of a Licensed Product in the Licensee Territory or the Takeda Territory, as applicable, the Royalty-paying Party will provide the other Party with a Royalty report in respect of such Calendar Quarter for the other Party’s review and confirmation within [***] Business Days from receipt, which report (each, a “Royalty Report”) will include (a) the amount of gross sales (in U.S. dollars) of the Licensed Products in the Licensee Territory or the Takeda Territory (as applicable), (b) an itemized calculation of Net Sales in the Licensee Territory or Takeda Territory (as applicable) showing deductions, to the extent practicable, provided for in the definition of “Net Sales”, (c) a calculation of the Royalty payment due on such sales by such Party, (d) an accounting of the number of units and prices for the Licensed Products sold by such Party, (e) the application of the reductions, if any, made pursuant to Section 9.2.3 (Royalty Reductions), and (f) any additional Information reasonably

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

required by the other Party for the purpose of calculating Royalties. [***]. Within [***] Business Days following the written confirmation of the applicable quarterly Royalty Report, a Party will pay all amounts due to other Party pursuant to Section 9.2 (Royalties) and set forth in such Royalty Reports with respect to Net Sales for such Calendar Quarter.

9.4	Exchange Rate. With respect to sales of Licensed Products invoiced in U.S. dollars, the gross sales, Net Sales, and Royalties payable shall be expressed in U.S. dollars. With respect to sales of Licensed Products invoiced in a currency other than U.S. dollars, the gross sales, Net Sales and Royalties payable shall be expressed in the currency of the invoice issued by the selling Party (or its Affiliate or Sublicensee) together with the U.S. dollars equivalent of the Royalty due, calculated using the average quarter-end rate of exchange for a given Calendar Quarter published in the Wall Street Journal East Coast Edition.

9.5	Taxes.

9.5.1	Payment of Tax. A Party receiving a payment pursuant to this Article 9 (Payment; Financial Terms) will pay any and all taxes levied on such payment. A Party making a payment pursuant to this Article 9 (Payment; Financial Terms) will make a reasonable effort to obtain the lowest tax rate under Applicable Law for taxes required to be deducted and withheld from such payment. If Applicable Law requires that taxes be deducted and withheld from a payment made pursuant to this Article 9 (Payment; Financial Terms), after a Party making a payment makes a reasonable effort to obtain the lowest tax rate, the remitting Party will: (a) deduct those taxes from the payment; (b) pay the taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of payment to the other Party within [***] days following that payment.

9.5.2	Tax Residence Certificate. A Party receiving a payment pursuant to this Article 9 (Payment; Financial Terms) will provide the remitting Party appropriate certification from relevant revenue authorities that such Party is a tax resident of that jurisdiction, if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes will be made at the appropriate treaty tax rate.

9.5.3	Assessment. Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any Governmental Authority for any additional amount of taxes, interest or penalties with respect to amounts paid pursuant to this Article 9 (Payment; Financial Terms) or seek a refund of such amounts paid if permitted to do so by Applicable Law. The Parties will cooperate with each other in any protest by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest.

9.5.4	Assignment. If Licensee or Takeda assigns its rights and obligations hereunder to an Affiliate or Third Party in compliance with Section 16.3 (Assignment) and if such Affiliate or Third Party shall be required by Applicable Law to withhold any additional taxes from or in respect of any amount payable under this Agreement as a result of such assignment, then any such amount payable under this Agreement shall be increased to take into account the additional taxes withheld as may be necessary so that, after making all required withholdings, Takeda or Licensee receives an amount equal to the sum it would have received had no such assignment been made. The foregoing sentence shall not apply to any additional taxes withheld for which Takeda or Licensee may obtain a foreign tax credit.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

9.6	Audit. Each Party will maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the calculation of Royalties and other payments under this Agreement. Upon reasonable prior notice, at a mutually convenient time, such records will be available during regular business hours for a period of [***] years from the end of the Calendar Year to which they pertain for examination at the expense of the requesting Party, and not more often than [***] each Calendar Year, by an independent certified public accountant selected by the requesting Party and reasonably acceptable to the other Party, for the sole purpose of verifying the accuracy of the Royalty Reports furnished by the other Party pursuant to this Agreement. Any such auditor will not disclose the other Party’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the Royalty Reports furnished by the other Party or the amount of payments due by the other Party under this Agreement during the prior [***] months. In the event such auditor determines that there has been a discrepancy, the requesting Party shall provide to the other Party a copy of the accountant’s report. Any amounts shown to be owed but unpaid will be paid within [***] days after the date of receipt by the paying Party of the accountant’s report, plus interest (as set forth in Section 9.7 (Manner of Payment; Late Payment)) from the original due date. Any amounts shown to have been overpaid will be refunded within [***] days after the date of receipt by the refunding Party of the accountant’s report. The requesting Party will bear the full cost of such audit unless such audit discloses an underpayment by the other Party of more than [***] of the amount due, in which case the other Party will bear the full expense of such audit. [***].

9.7	Manner of Payment; Late Payment. All payments due to a Party hereunder will be made in U.S. Dollars by wire transfer of immediately available funds into an account designated by such Party from time to time. If a Party does not receive payment of any sum due to it on or before the due date, simple interest will thereafter accrue on the sum due to until the date of payment at the per annum rate of [***] over the then-current prime rate quoted by Citibank in New York City or the maximum rate allowable by Applicable Law, whichever is lower.

9.8	Licensee Financial Statements. During the period commencing on the Effective Date and continuing until the earliest of (a) an initial public offering of Licensee’s common shares; (b) a Change of Control of Licensee; or (c) the expiration of the Takeda Warrants, Licensee will provide Takeda with a copy of Licensee’s reviewed quarterly reports and audited annual financial statements no later than [***] days after the end of each preceding Calendar Quarter and Calendar Year. Licensee will cause the financial statements provided to Takeda to be prepared under applicable Accounting Standards and reviewed and audited by qualified independent auditors.

9.9

Reporting of Takeda Financial Information. From and after the Effective Date, Takeda shall (a) cooperate with Licensee or its Affiliates and their respective accountants and auditors by providing access to information, books, and records related to the Licensed Compounds and Licensed Products as Licensee may reasonably request in connection with the preparation by Licensee or its Affiliates of historical and pro forma financial statements related to the Licensed Compounds and Licensed Products as may be required to be included in any filing made by Licensee or any of its Affiliates under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation S-X and (b) without limiting the foregoing, shall provide Licensee with such information as is required for Licensee or its Affiliates to prepare audited “carve out” financial statements related to the Licensed Compounds and Licensed Products, for the [***] fiscal years prior to the Effective Date (or such shorter period as agreed to by Licensee) and information requested by Licensee and reasonably necessary to prepare any applicable pro forma financial information required to be filed by Licensee with the U.S. Securities and Exchange Commission.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Such cooperation shall include, as applicable, (i) the signing of management representation letters to the extent required in connection with any such audit performed by Licensee’s auditors, (ii) providing Licensee or its Affiliates and their respective accountants and auditors with access to management representation letters provided by Takeda to Takeda’s accountants and auditors, and (iii) causing Takeda’s accountants, auditors, and counsel to cooperate with Licensee or its Affiliates and its accountants, auditors, and counsel in connection with the preparation and audit of any financial information to be provided under this Section 9.8 (Reporting of Takeda Financial Information). If Takeda elects to provide Licensee with the audited financial statements contemplated hereunder, the selection of an external audit firm will be at the discretion of Takeda. Such financial statements shall be derived from Takeda’s historical financial statements, and accurately present in all material respects the financial position of the Licensed Compounds and Licensed Products as of the dates thereof. Takeda hereby consents to the inclusion or incorporation by reference of any financial statements provided to Licensee under this Section 9.8 (Reporting of Takeda Financial Information) in any filing by Licensee or its Affiliates with the U.S. Securities and Exchange Commission and, upon request therefor of Licensee, agrees to request that any auditor of Takeda that audits any financial statements provided to Licensee or its Affiliates under this Section 9.8 (Reporting of Takeda Financial Information) consent to the inclusion or incorporation by reference of its audit opinion with respect to such financial statements in any filing by Licensee or its Affiliates with the U.S. Securities and Exchange Commission. Licensee will be responsible for all costs incurred by Takeda or its Affiliates in connection with the generation of financial information as set forth herein, including external “carve out” audit fees, consents, and any other fees associated with amendments and/or revisions required to support Licensee’s or its Affiliates’ Securities and Exchange Commission disclosure obligations.

ARTICLE 10

INTELLECTUAL PROPERTY MATTERS

10.1	Ownership of Inventions. Inventorship will be determined in accordance with U.S. patent laws. Each Party will own any Inventions made solely by its own employees, agents, or independent contractors during the Term in the course of conducting any activities under this Agreement, together with all Intellectual Property Rights therein (the “Sole Inventions”). The Parties will jointly own any Inventions that are made jointly by employees, agents, or independent contractors of each Party in the course of performing activities under this Agreement, together with all Intellectual Property Rights therein (the “Joint Inventions”).

10.2	Disclosure of Inventions.

10.2.1	Sole Inventions and Joint Inventions. Each Party will promptly disclose to the other Party any invention disclosures, or other similar documents, submitted to it by its employees, agents, or independent contractors describing Inventions that are Sole Inventions or Joint Inventions, and all Information relating to such Inventions to the extent necessary for the use of such Invention in the Exploitation of a Licensed Product in the Field in the Licensee Territory (with respect to Takeda’s disclosure obligation) or in the Field in the Takeda Territory (with respect to Licensee’s disclosure obligation). In addition the inventing Party will disclose to the other Party any such Information related to such Sole Invention or Joint Invention, to the extent patentable, necessary for the preparation, filing, Prosecution, and maintenance of any Patent Right with respect to such Invention in accordance with the terms and conditions of this Article 10 (Intellectual Property Matters).

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

10.2.2	Filing Decisions. Within [***] days of disclosure of an Invention to the other Party as required in Section 10.2.1 (Sole Inventions and Joint Inventions): (a) the Party that owns a Sole Invention shall determine, in its sole discretion, whether and when to file a provisional or non-provisional patent application on the Sole Invention; and (b) the Parties shall mutually agree whether and when to file a provisional or non-provisional patent application on any Joint Invention and shall cooperate in the preparation and filing of the same (at the Parties’ equally shared expense); provided, however, that in the event that a non-provisional patent application is filed pursuant to clause (a) or (b), the non-provisional patent application shall include an application filed under the Patent Cooperation Treaty (“PCT”). Unless otherwise agreed by the Parties, any PCT application Covering a Joint Invention shall be prepared, filed, and Prosecuted by Licensee in accordance with Section 10.4.1 (Prosecution in the Licensee Territory). The filing, Prosecution, and maintenance of any national stage filings from any PCT application under clause (a) or (b) shall be governed by Section 10.4.1 (Prosecution in the Licensee Territory) and Section 10.4.2 (Prosecution in the Takeda Territory).

10.3	Exploitation of Joint Technology. Subject to the rights and licenses granted to, and the obligations of, each Party in this Agreement, either Party is entitled to practice, license, sublicense, or otherwise transfer rights in and to the Joint Patent Rights and Joint Know-How without the consent of and without a duty of accounting to the other Party. Each Party will grant and hereby does grant to the other Party all permissions, consents, and waivers with respect to, and all licenses under, the Joint Patent Rights and Joint Know-How, throughout the world, necessary to provide the other Party with such rights of use and Exploitation of the Joint Patent Rights and Joint Know-How, and will execute documents as necessary to accomplish the foregoing.

10.4	Prosecution of Patent Rights.

10.4.1

Prosecution in the Licensee Territory. Beginning on Effective Date, and except as otherwise provided in this Section 10.4.1 (Prosecution in the Licensee Territory), as between the Parties, Licensee will have the sole right and authority to prepare, file, Prosecute and maintain the Licensee Patent Rights, Joint Patent Rights (subject to Section 10.2.2 (Filing Decisions)) and Takeda Patent Rights in the Licensee Territory (which is worldwide with respect to the TAK-448 Licensed Compound and TAK-448 Licensed Products). Licensee will bear all expenses of preparation, filing, Prosecution, and maintenance of such Patent Rights in the Licensee Territory. Licensee will provide Takeda a reasonable opportunity to review and comment on material communications from any patent authority in the Licensee Territory regarding the Joint Patent Rights and Takeda Patent Rights, as well as drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Licensee will consider Takeda’s comments regarding such communications and drafts in good faith but is not required to implement such comments. In addition, Licensee will provide Takeda with copies of all final material filings and responses made to any patent authority with respect to the Licensee Patent Rights in a timely manner following submission thereof. If Licensee determines in its sole discretion to abandon or not to maintain any Joint Patent Right or Takeda Patent Right that is being Prosecuted or maintained by Licensee in the Licensee Territory, then Licensee will provide Takeda with written notice promptly after any such determination to allow Takeda a reasonable period of time to determine, on a country-by-country basis in its sole discretion, its interest in such Patent Right in the Licensee Territory (which notice by Licensee will be given no later than [***] days prior to the final deadline for any pending action or response that may be due with respect to

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

such Patent Right with the applicable patent authority). If Takeda provides written notice to Licensee expressing its interest in maintaining such Patent Right, then, with respect to such Patent Right in such country in the Licensee Territory (a) Licensee will no longer be responsible for such expenses relating to Prosecuting, and maintaining (as applicable) such Patent Right; (b) [***]; (c) Takeda may, in its sole discretion, Prosecute and maintain such Patent Right; and (d) upon Takeda’s request, Licensee will promptly provide all files related to filing, Prosecuting, and maintaining such Patent Right to Takeda or counsel designated by Takeda. With respect to the TAK-448 Licensed Compound and TAK-448 Licensed Products, Licensee shall have the sole right and authority to prepare, file, Prosecute, and maintain Licensee Patent Rights, Joint Patent Rights, and Takeda Patent Rights worldwide.

10.4.2	Prosecution in the Takeda Territory. Except as otherwise provided in this Section 10.4.2 (Prosecution in the Takeda Territory), as between the Parties, and solely with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products, Takeda will have the sole right and authority to prepare, file, Prosecute and maintain the Licensee Patent Rights, Joint Patent Rights, and Takeda Patent Rights in the Takeda Territory. Takeda will bear all expenses of preparation, filing, Prosecution, and maintenance of such Patent Rights in the Takeda Territory. Takeda will provide Licensee a reasonable opportunity to review and comment on material communications from any patent authority in the Takeda Territory regarding such Licensee Patent Rights and Joint Patent Rights, as well as drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Takeda will consider Licensee’s comments regarding such communications and drafts in good faith but is not required to implement such comments. In addition, Takeda will provide Licensee with copies of all final material filings and responses made to any patent authority with respect to the Takeda Patent Rights in a timely manner following submission thereof. If Takeda determines in its sole discretion to abandon or not to maintain any Licensee Patent Right or Joint Patent Right that is being Prosecuted or maintained by Takeda in the Takeda Territory, then Takeda will provide Licensee with written notice promptly after any such determination to allow Licensee a reasonable period of time to determine, on a country-by-country basis in its sole discretion, its interest in such Patent Right in the Takeda Territory (which notice by Takeda will be given no later than [***] days prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the applicable patent authority). If Licensee provides written notice to Takeda expressing its interest in maintaining such Patent Right, then, with respect to such Patent Right in such country in the Takeda Territory (a) Takeda will no longer be responsible for such expenses relating to Prosecuting, and maintaining (as applicable) such Patent Right; (b) [***]; (c) Licensee may, in its sole discretion, Prosecute and maintain such Patent Right; and (d) upon Licensee’s request, Takeda will promptly provide all files related to filing, Prosecuting, and maintaining such Patent Right to Licensee or counsel designated by Licensee.

10.4.3	Covenants in Support of Assignment.

(a)

In the event that Takeda exercises its right to [***] pursuant to Section 10.4.1 (Prosecution in the Licensee Territory), then upon Takeda’s request, Licensee will provide all further cooperation that Takeda reasonably determines is necessary to [***] Patent Rights, including executing and delivering further [***], consents, releases, and other commercially reasonable documentation, and providing good faith testimony by affidavit, declaration, deposition, in person or

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

other proper means, and otherwise assisting Takeda in support of any effort by Takeda to establish, perfect, defend, or enforce its rights in such [***] Patent Rights.

(b)	In the event that Licensee exercises its right to [***] pursuant to Section 10.4.2 (Prosecution in the Takeda Territory), then upon Licensee’s request, Takeda will provide all further cooperation that Licensee reasonably determines is necessary to [***] Joint Patent Rights, including executing and delivering further assignments, consents, releases, and other commercially reasonable documentation, and providing good faith testimony by affidavit, declaration, deposition, in person or other proper means, and otherwise assisting Licensee in support of any effort by Licensee to establish, perfect, defend, or enforce its rights in such [***] Joint Patent Rights.

10.4.4	Pending PCT Application. The Parties acknowledge as of the Effective Date patent application number [***] has been filed under the PCT (the “Pending PCT Application”). Notwithstanding the allocation of responsibility for Prosecution and maintenance of Patent Rights set forth in Section 10.4.1 (Prosecution in the Licensee Territory) and Section 10.4.2 (Prosecution in the Takeda Territory), [***].

10.4.5	Cooperation in Prosecution. Each Party will provide the other Party reasonable assistance and cooperation in the Prosecution efforts provided above in this Section 10.4 (Prosecution of Patent Rights), including providing any necessary powers of attorney, complying with any applicable duty of candor or disclosure with a Patent Office and executing any other required documents or instruments for such Prosecution, as well as further actions as set forth below.

(a)	Preparation and Prosecution. The Parties will respectively prepare, file, maintain and Prosecute the Takeda Patent Rights, Licensee Patent Rights, and Joint Patent Rights as set forth in this Section 10.4 (Prosecution of Patent Rights). Each Party will designate a primary contact for issues related to Prosecution of Patent Rights as set forth under this Agreement. The primary contact for each Party will work with the primary contact for the other Party to ensure a coordinated strategy for Prosecution of such Patent Rights. The Parties shall discuss in good faith appointment of a single outside counsel for Prosecution of both the Takeda Patent Rights and the Licensee Patent Rights that Cover the TAK-385 Licensed Compound or any TAK-385 Licensed Product. Licensee shall have the right to select such outside counsel, subject to Takada’s consent, such consent not to be unreasonably withheld, conditioned, or delayed.

(b)	Communication. All communications between the Parties relating to the preparation, filing, Prosecution, or maintenance of the Takeda Patent Rights, Licensee Patent Rights, and Joint Patent Rights, including copies of any draft or final documents or any communications received from or sent to Patent Offices or patenting authorities with respect to such Patent Rights, except to the extent publicly disclosed by such Patent Offices or patenting authorities, will be considered Confidential Information and subject to the confidentiality provisions of Article 12 (Confidentiality).

(c)	Assignments. Assignments of Licensee Patent Rights, Joint Patent Rights, and Takeda Patent Rights will be effected as follows: Takeda and Licensee, as

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

applicable, will each cause (i) employees or agents of Licensee that are named as inventors on Licensee Patent Rights to assign their interest in such Patent Rights to Licensee; (ii) employees or agents of Takeda that are named as inventors on Takeda Patent Rights to assign their interest in such Patent Rights to Takeda; and (iii) employees or agents of Takeda or Licensee that are named as inventors on Joint Patent Rights to assign their interest in such Patent Rights to their respective employer.

10.5	Patent Term Extensions.

10.5.1	Licensee Territory. Licensee shall have the right to decide for which, if any, of the Patent Rights within the Licensee Patent Rights, Joint Patent Rights, and Takeda Patent Rights, the Parties should seek patent term extensions in the Licensee Territory. Licensee shall inform Takeda of its decision. Licensee shall be responsible for applying for the patent term extension, unless, with respect to Takeda Patent Rights, the applicable patent authority requires Takeda to file such application; in such event, Takeda shall cooperate with Licensee and shall apply for the patent term extension, at Licensee’s expense. Licensee shall be responsible for all expenses associated with any such patent term extension, including any Third Party expenses incurred by Takeda in furtherance of such filing. Licensee shall have the right to decide for which, if any, of the Patent Rights relating to the TAK-448 Licensed Compound or TAK-385 Licensed Products within the Licensee Patent Rights, Joint Patent Rights, and Takeda Patent Rights, the Parties should seek patent term extensions worldwide.

10.5.2	Takeda Territory. Takeda shall have the right to decide for which, if any, of the Patent Rights relating to the TAK-385 Licensed Compound or TAK-385 Licensed Products within Licensee Patent Rights, Joint Patent Rights, and Takeda Patent Rights, the Parties should seek patent term extensions in the Takeda Territory. Takeda shall inform Licensee of its decision. Takeda shall be responsible for applying for such patent term extension, unless, with respect to Licensee Patent Rights, the applicable patent authority requires Licensee to file such application; in such event, Licensee shall cooperate with Takeda and shall apply for the patent term extension, at Takeda’s expense. Takeda shall be responsible for all expenses associated with any such patent term extension, including any Third Party expenses incurred by Licensee in furtherance of such filing.

10.5.3	Cooperation. The Party that does not apply for an extension under this Section 10.5 (Patent Term Extensions) shall cooperate fully with the other Party in making such filings or actions, for example making available all required regulatory data and information and executing any required authorizations to apply for such patent term extension.

10.6	Infringement of Patent Rights by Third Parties.

10.6.1	Notification. Each Party will promptly notify the other Party in writing of any existing, alleged, or threatened infringement, misappropriation, or other violation of the Takeda Patent Rights, Licensee Patent Rights, or Joint Patent Rights in the Field in the Licensee Territory or in the Takeda Territory of which it becomes aware, and will provide all Information in such Party’s possession or Control demonstrating such infringement.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

10.6.2	Infringement Actions in the Licensee Territory.

(a)	Licensee’s Right. Licensee will have the first right, but not the obligation, to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged, or threatened infringement or other violation of a Licensee Patent Right, Takeda Patent Right, or Joint Patent Right related to a compound or product that competes with a Licensed Compound or a Licensed Product in the Field in the Licensee Territory (a “Licensed Product Infringement”).

(b)	Takeda’s Right. Licensee will notify Takeda of its decision as to whether to take any action in accordance with Section 10.6.2(a) (Infringement Action in the Licensee Territory; Licensee’s Right) at least [***] days before any time limit set forth in an Applicable Law or regulation, including the time limits set forth under the Hatch-Waxman Act (21 U.S.C. § 355) or within [***] days after being notified of such Licensed Product Infringement, whichever is shorter. If Licensee decides not to take such action, then Licensee will so notify Takeda in writing, and Takeda will have the second right, but not the obligation, to commence a suit or take action to enforce the applicable Patent Right against such Third Party perpetrating such Licensed Product Infringement in the Licensee Territory at its own expense. If one Party elects to bring suit or take action against the Licensed Product Infringement, then the other Party will have the right, prior to commencement of the trial, suit, or action, to join any such suit or action.

(c)	Cooperation. Each Party will provide to the Party enforcing any such rights under this Section 10.6.2 (Infringement of Patent Rights by Third Parties) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action or providing the enforcing Party any reasonably requested documentation or other materials. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, including providing the other Party a reasonably opportunity to comment on the enforcing Party’s determination of litigation strategy and the filing of important papers to the competent court and the enforcing Party will consider such comments in good faith.

(d)	Expenses. Subject to Section 10.6.2(f) (Allocation of Proceeds), the enforcing Party will be solely responsible for all expenses arising from a suit or action against a Licensed Product Infringement. For the avoidance of doubt, the enforcing Party will not be responsible for the other Party’s internal expenses (e.g., FTEs) incurred as a result of the other Party’s cooperation with the enforcement action as provided in Section 10.6.2(c) (Infringement of Patent Rights by Third Parties; Cooperation). The Party not bringing an action with respect to Licensed Product Infringement in the Licensee Territory under this Section 10.6.2 (Infringement of Patent Rights by Third Parties) will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party will at all times cooperate fully with the Party bringing such action.

(e)	Settlement. Neither Party will settle any claim, suit, or action that it brought under this Section 10.6.2 (Infringement of Patent Rights by Third Parties) that could reasonably be expected to affect the other Party’s rights or interests without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned, or delayed.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(f)	Allocation of Proceeds. If either Party recovers monetary damages from any Third Party in a suit or action brought under Section 10.6.2 (Infringement Actions in the Licensee Territory), Section 10.6.2(e) (Infringement of Patent Rights by Third Parties; Settlement), or Section 10.7.2(d) (Defense in the Licensee Territory; Settlement) or any royalties from a license agreement with a Third Party related to any alleged Licensed Product Infringement, whether such damages or royalties result from the infringement of Takeda Patent Rights, Licensee Patent Rights, or Joint Patent Rights, such recovery will be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation, action, or license, and any remaining amounts will be split as follows: (i) [***] will be paid to the Party initiating or defending such suit or action and (ii) [***] will be paid to the non-initiating or defending Party.

10.6.3	Infringement Actions in the Takeda Territory. Takeda will have the sole right, but not the obligation, to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged, or threatened infringement, or other violation of a Licensee Patent Right, Takeda Patent Right, or Joint Patent Right related to a compound or product that competes with the TAK-385 Licensed Compound or a TAK-385 Licensed Product in the Field in the Takeda Territory (a “Takeda Licensed Product Infringement”). Licensee will provide to Takeda reasonable assistance in such enforcement, at Takeda’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. If Takeda recovers monetary damages from any Third Party in such a suit or action or any royalties from a license agreement with a Third Party related to any alleged Takeda Licensed Product Infringement in [***], whether such damages or royalties result from the infringement of Takeda Patent Rights, Licensee Patent Rights, or Joint Patent Rights, such recovery will be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation, action, or license, and any remaining amounts will be split as follows: (a) [***] will be paid to Takeda and (b) [***] will be paid to Licensee. If Takeda recovers monetary damages from any Third Party in such a suit or action or any royalties from a license agreement with a Third Party related to any alleged Takeda Licensed Product Infringement in [***], then [***] of any such monetary damages.

10.7	Infringement of Third Party Rights.

10.7.1	Notice. If any Licensed Product used or sold by Licensee or Takeda, their respective Affiliates or Sublicensees, becomes the subject of a Third Party’s (a) claim or assertion of infringement, misappropriation, or other violation of such Third Party’s Patent Rights or other Intellectual Property Right as a result of the Exploitation of the Licensed Compounds or a Licensed Product or (b) challenge to the validity, scope, or enforceability of a Takeda Patent Right, Licensee Patent Right, or Joint Patent Right exclusively licensed to Licensee or Takeda, as applicable, under this Agreement, the Party first having notice of the claim or assertion will promptly notify the other Party (a “Third Party IP Claim”).

10.7.2	Defense in the Licensee Territory.

(a)	Licensee’s Right. Licensee will have the first right, but not the obligation, to defend against any such Third Party IP Claim in the Licensee Territory, at Licensee’s expense.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(b)	Takeda’s Right. If Licensee does not defend against any such Third Party IP Claim in the Licensee Territory within [***] days after it receives notice thereof (or within [***] days after it should have given notice thereof to Takeda as required by Section 10.7.1 (Notice)), then to the extent allowed by Applicable Law, Takeda will have the second right, but not the obligation, to assume the defense against such Third Party IP Claim by counsel of its choice, at Takeda’s expense.

(c)	Cooperation. The non-defending Party will reasonably assist and cooperate with the Party conducting the defense of the claim or assertion, including if required to conduct such defense, furnishing a power of attorney.

(d)	Settlement. Neither Party will enter into any settlement of any Third Party IP Claim in the Licensee Territory that could reasonably be expected to affect the other Party’s rights or interests without such other Party’s written consent, which consent will not be unreasonably withheld, conditioned, or delayed. Each Party will have the right to decline to defend or to tender defense of any such claim to the other Party upon reasonable notice, including if the other Party fails to agree to a settlement that such Party proposes.

10.7.3	Takeda Territory. Takeda will have the sole right, but not the obligation, to defend against any such Third Party IP Claim related to the TAK-385 Licensed Compound or a TAK-385 Licensed Product in the Takeda Territory, at Takeda’s expense. Licensee will reasonably assist and cooperate with Takeda’s defense of the claim or assertion, including if required to conduct such defense, furnishing a power of attorney.

10.8	Patent Oppositions and Other Proceedings.

10.8.1	Third Party Patent Rights. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination, inter partes review, post-grant review or other attack upon the validity, title, or enforceability of a Patent Right Controlled by a Third Party and having one or more claims that Cover a Licensed Compound or Licensed Product, or the use, sale, offer for sale, or importation of a Licensed Compound or Licensed Product (except if such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 10.7 (Infringement of Third Party Rights)), in which case the provisions of Section 10.7 (Infringement of Third Party Rights) will govern, such Party will so notify the other Party and the Parties will promptly confer to determine whether to bring such action or the manner in which to settle such action.

(a)	Licensee’s Rights. Licensee will have the first right, but not the obligation, to bring at its own expense and in its sole control such action in the Licensee Territory.

(b)	Takeda’s Rights. If Licensee does not bring such an action in the Licensee Territory within [***] days of notification thereof pursuant to this Section 10.8.1 (Third Party Patent Rights) (or earlier, if required by the nature of the proceeding), then Takeda will have the second right, but not the obligation, to bring, at Takeda’s sole expense, such action in the Licensee Territory. Takeda will have the sole right, but not the obligation, to bring at its own expense and in its sole control such action in the Takeda Territory related to the TAK-385 Licensed Compound or a TAK-385 Licensed Product.

(c)	Cooperation. The Party not bringing an action under this Section 10.8 (Patent Oppositions and Other Proceedings) will be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense, and will cooperate fully with the Party bringing such action. Any awards or amounts received in bringing any such action will be first allocated to reimburse the initiating Party’s expenses in such action and any remaining amounts will be retained by such Party.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

10.8.2	Parties’ Patent Rights. If any Takeda Patent Right, Licensee Patent Right, or Joint Patent Right becomes the subject of any proceeding commenced by a Third Party within the Licensee Territory or the Takeda Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference, inter partes review, post-grant review or other attack upon the validity, title, or enforceability thereof (except if such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 10.6 (Infringement of Patent Rights by Third Parties), in which case the provisions of Section 10.6 (Infringement of Patent Rights by Third Parties) will govern), then the Party responsible for filing, preparing, Prosecuting and maintaining such Patent Right as set forth in Section 10.4 (Prosecution of Patent Rights), will control such defense at its own expense. The controlling Party will permit the non-controlling Party to participate in the proceeding to the extent permissible under Applicable Law, and to be represented by its own counsel in such proceeding, at the non-controlling Party’s expense. If either Party decides that it does not wish to defend against such action, then the other Party will have a backup right to assume defense of such Third Party action at its own expense. Any awards or amounts received in defending any such Third Party action will be allocated between the Parties as provided in Section 10.6.2(f) (Allocation of Proceeds).

10.9

Trademarks. Each Party has the right to use any Trademark it Controls for the Commercialization of Licensed Products in its respective Territory at its sole discretion, and each Party and its Affiliates will retain all rights, title, and interest in and to its and their respective corporate names and logos. The JRC will discuss the selection of any Trademarks to be exclusively used in connection with the Commercialization of such TAK-385 Licensed Product (the “Product Trademarks”); provided that each Party will have sole discretion over the Product Trademarks to be used by such Party in connection with the Commercialization of a TAK-385 Licensed Product in its respective Territory. Each Party will solely own and be solely responsible for applying for and maintaining registrations of the Product Trademarks, in its respective Territory (including payment of expenses associated therewith), and all goodwill associated therewith will inure to the benefit of such Party. Each Party will be responsible for all expenses incurred by such Party to apply for and maintain such Product Trademarks and assume full responsibility, at its sole expense, for any infringement of its Product Trademarks by a Third Party. If either Party determines to use any Product Trademark developed or used by the other Party, in the case of Takeda, with respect to the Commercialization of TAK-385 Licensed Products in the Licensee Territory (the “Licensee Product Trademarks”) to Commercialize any TAK-385 Licensed Product in the Takeda Territory, and in the case of Licensee, with respect to the Commercialization of TAK-385 Licensed Products in the Takeda Territory (the “Takeda Product Trademarks”) to Commercialize TAK-385 Licensed Products in the Licensee Territory, then Licensee and Takeda will enter into a separate trademark license agreement containing commercially reasonable and customary terms pursuant to which Licensee or Takeda, as

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

applicable, will grant the other Party an exclusive, royalty-free license to use the applicable Licensee Product Trademarks or Takeda Product Trademarks to Commercialize TAK-385 Licensed Products in the Takeda Territory or Licensee Territory, as applicable. In the event either Party becomes aware of any infringement by a Third Party of any Product Trademark owned by the other Party, such Party will promptly notify the other Party and the Parties will consult with each other and jointly determine the best way to prevent such infringement, including by the institution of legal proceedings against such Third Party. For clarity, Licensee shall have sole discretion over and responsibility for Trademarks to be used in connection with the Commercialization of any TAK-448 Licensed Product, and the JRC will not have authority to discuss any such Trademarks.

10.10	Common Interest. All information exchanged between the Parties representatives pursuant to this Article 10 (Intellectual Property Matters) regarding the preparation, filing, Prosecution, maintenance, or enforcement of Patent Rights will be the disclosing Party’s Confidential Information. [***].

ARTICLE 11

REPRESENTATIONS AND WARRANTIES

11.1	Mutual Representations, Warranties and Covenants. Each of the Parties hereby represents and warrants to the other Party as of the Effective Date and covenants that:

11.1.1	Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

11.1.2	Binding Agreement. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

11.1.3	Authorization. The execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body, or administrative or other agency presently in effect applicable to such Party.

11.1.4	No Further Approval. It is not aware of any government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law, currently in effect, necessary for, or in connection with, the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements (save for Regulatory Approvals and similar authorizations from Regulatory Authorities necessary for the Exploitation of the Licensed Compounds and Licensed Products as contemplated hereunder).

11.1.5	No Inconsistent Obligations. Neither Party is under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

11.1.6	Transparency Reporting. Each Party will be responsible for tracking and reporting transfers of value initiated and controlled by its and its Affiliates’ employees, contractors, and agents pursuant to the requirements of the marketing reporting laws of any Government Authority in the Licensee Territory, including Section 6002 of the Patient Protection and Affordable Care Act, commonly referred to as the “Sunshine Act.”

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

11.2	Additional Representations and Warranties of Takeda.

Takeda represents and warrants as of the Effective Date to Licensee that:

11.2.1	Sufficient Rights. Takeda has all rights necessary to grant the rights and licenses under the Takeda Intellectual Property Rights and rights of reference to Regulatory Materials, in each case, Controlled by Takeda as of the Effective Date that it grants to Licensee in this Agreement.

11.2.2	Ownership of Takeda Patent Rights. Takeda is the sole and exclusive owner of the entire right, title, and interest in the Takeda Patent Rights set forth on Schedule 1.151 (Takeda Patent Rights) free of any encumbrance, lien, or claim of ownership by any Third Party.

11.2.3	Completeness of Patent Schedule. Schedule 1.151 (Takeda Patent Rights) includes all Patent Rights owned or Controlled by Takeda that are necessary for Licensee to Exploit the Licensed Compounds and Licensed Products in the Licensee Territory and Develop the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Takeda Territory.

11.2.4	Registration and Maintenance. To Takeda’s Knowledge, all registrations and applications for the Takeda Patent Rights set forth on Schedule 1.151 (Takeda Patent Rights) are valid, enforceable, and subsisting. Except as stated therein, no registration, or application therefor, for any of the Takeda Patent Rights set forth in Schedule 1.151 (Takeda Patent Rights) has lapsed, expired, been abandoned, or been withdrawn, and no such registrations, or applications therefor, are the subject of any opposition, interference, cancellation, inter partes review, post-grant review, or other legal or governmental proceeding pending before any Governmental Authority (other than standard patent prosecution before a Patent Office). To Takeda’s Knowledge, each of the Takeda Patent Rights properly identifies each and every inventor of the claims therein as determined in accordance with Applicable Law of the jurisdiction in which such Takeda Patent Right is issued or such application is pending.

11.2.5	Infringement. There is no claim pending by Takeda alleging that a Third Party is or was infringing, misappropriating, or otherwise violating the Takeda Technology in the Field in the Licensee Territory, and, to Takeda’s Knowledge, as of the Effective Date, the use, manufacture, or sale of the Licensed Compounds and Licensed Products in the Field does not infringe any Patent Right of any Third Party.

11.2.6

No Government Funding. The Inventions claimed or disclosed by the Takeda Patent Rights set forth on Schedule 1.151 (Takeda Patent Rights) (a) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the U.S. or any agency thereof,

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(b) are not a “subject invention” as that term is described in 35 U.S.C. § 201(f), and (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as well as any regulations promulgated pursuant thereto, including 37 C.F.R. Part 401, and any successor statutes or regulations (also known as the Bayh-Dole Act).

11.2.7	No Debarment. Neither Takeda nor any of its Affiliates has been debarred by the FDA, and are not subject to any similar sanction of other Regulatory Authorities in the Licensee Territory, and neither Takeda nor any of its Affiliates has used, in any capacity, in connection with this Agreement or any other Transaction Agreement, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA.

11.2.8	No Claims. No claim or litigation in the Licensee Territory has been brought or, to Takeda’s Knowledge, threatened by any Person alleging, and Takeda has no Knowledge of any claim, whether or not asserted: (a) that any of the Takeda Patent Rights is invalid or unenforceable, (b) that the Takeda Regulatory Materials or the Takeda Technology violates, infringes, or otherwise conflicts or interferes with, or would violate, infringe, or otherwise conflict or interfere with, any Intellectual Property Right of any Person, and (c) that the Exploitation of the Licensed Compounds and Licensed Products violates, infringes, or otherwise conflicts or interferes with, any Intellectual Property Right of any Person.

11.2.9	Safety Data. Takeda and its Affiliates have provided or made available to Licensee true, complete, and correct copies (as of the Effective Date) of all material information known to Takeda with respect to the safety of the Licensed Compounds and Licensed Products. For the avoidance of doubt, this representation does not apply to information to the extent it arises from the On-Going Clinical Trials.

11.2.10	Regulatory Materials. Takeda or its Affiliates own all Regulatory Materials to be assigned to Licensee hereunder, and to Takeda’s Knowledge, Takeda and its Affiliates have maintained and retained all material Regulatory Materials that are required to be maintained or retained pursuant to and in accordance with Applicable Law, and all such information is true, complete, and correct in all material respects.

11.3	Additional Covenants of Takeda. Takeda covenants to Licensee that:

11.3.1	No Conflicting Rights. As from the Effective Date and for the duration of the Term, Takeda will not, and will cause its Affiliates not to, grant to any Third Party rights in the Field in the Licensee Territory that encumber, diminish, or conflict with the rights granted to Licensee hereunder with respect to the Takeda Regulatory Materials or Takeda Technology.

11.3.2

No Debarment. Neither Takeda nor any of its Affiliates will engage, in any capacity, in connection with this Agreement or any other Transaction Agreement, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA. Takeda will inform Licensee in writing promptly if it or any Person engaged by Takeda or any of its Affiliates who is performing any activities under or in connection with this Agreement or any other Transaction Agreement (if any) is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation, or legal or administrative

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

proceeding is pending or, to Takeda’s Knowledge, is threatened, relating to the debarment or conviction of Takeda, any of its Affiliates, or any such Person performing activities.

11.3.3	Invention Assignment. To the extent permissible under Applicable Law, Takeda will cause its and its Affiliates’ employees performing activities under this Agreement, and will use Diligent Efforts to cause its and its Affiliates’ Sublicensees and Subcontractors performing activities under this Agreement, to be under an obligation to assign all rights, title, and interests in and to their Inventions and other Information, whether or not patentable, and Intellectual Property Rights therein, to Takeda or its Affiliates as the sole owner thereof. Licensee will have no obligation to contribute to any remuneration of any inventor employed or previously employed by Takeda or any of its Affiliates in respect of any such Inventions, Information, or Intellectual Property Rights therein that are so assigned to Takeda or its Affiliates. Takeda will pay all such remuneration due to such inventors with respect to such Inventions and other Information and Intellectual Property Rights therein.

11.3.4	Foreign Corruption Compliance. In performing its obligations under this Agreement, or any other Transaction Agreement (if any), Takeda will, and will cause its Affiliates to, comply with all Applicable Law, including any applicable anti-corruption or anti-bribery laws or regulations, of any Governmental Authority with jurisdiction over the activities performed by Takeda or its Affiliates in furtherance of such obligations.

11.4	Additional Representations and Warranties of Licensee. Licensee represents and warrants as of the Effective Date that:

11.4.1	No Debarment. Neither Licensee nor any of its Affiliates has been debarred by the FDA, and are not subject to any similar sanction of other Regulatory Authorities in the Licensee Territory, and neither Licensee nor any of its Affiliates has used, in any capacity, in connection with this Agreement or any other Transaction Agreement, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA.

11.4.2	Cash-on-Hand. Licensee or RSL has at least [***] in immediately available funds as of the Effective Date (the “Cash-on-Hand”). The bank statements of RSL attached hereto as Schedule 11.4.2 (Financial Statements) accurately reflect RSL’s immediately available funds as of March 31, 2016.

11.5	Additional Covenants of Licensee. Licensee covenants to Takeda that:

11.5.1	No Debarment. Neither Licensee nor any of its Affiliates will engage, in any capacity, in connection with this Agreement or any other Transaction Agreement, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA. Licensee will inform Takeda in writing promptly if it or any Person engaged by Licensee or any of its Affiliates who is performing any activities under or in connection with this Agreement or any other Transaction Agreement (if any) is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to Licensee’s knowledge, is threatened, relating to the debarment or conviction of Licensee, any of its Affiliates, or any such Person performing activities.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

11.5.2	Specific Notifications Regarding Licensed Products. Prior to Regulatory Approval of any Licensed Product in the Field in the Territory, Licensee will, and will cause its Affiliates and Sublicensee to, promptly advise Takeda if such party is aware of any suspension, clinical hold, or other regulatory action by any Regulatory Authority relating to any Licensed Product where such action has had or would reasonably be expected to have a material adverse impact on the further Exploitation of such Licensed Product in the Field in the Territory.

11.5.3	[***]

11.5.4	Invention Assignment. To the extent permissible under Applicable Law, Licensee will cause its and its Affiliates’ employees performing activities under this Agreement, and will use Commercially Reasonable Efforts to cause its and its Affiliates’ Sublicensees and Subcontractors performing activities under this Agreement, to be under an obligation to assign all rights, title and interests in and to their Inventions and other Information, whether or not patentable, and Intellectual Property Rights therein, to Licensee or its Affiliates as the sole owner thereof. Takeda will have no obligation to contribute to any remuneration of any inventor employed or previously employed by Licensee or any of its Affiliates in respect of any such Inventions, Information, and discoveries and Intellectual Property Rights therein that are so assigned to Licensee or its Affiliates. Licensee will pay all such remuneration due to such inventors with respect to such Inventions and other Information and Intellectual Property Rights therein.

11.5.5	Foreign Corruption Compliance. In performing its obligations under this Agreement, or other Transaction Agreement (if any), Licensee will, and will cause its Affiliates to, comply with all Applicable Law, including any applicable anti-corruption or anti-bribery laws or regulations, of any Governmental Authority with jurisdiction over the activities performed by Licensee or its Affiliates in furtherance of such obligations.

11.5.6	Non-Solicit. Licensee, without the prior written consent of Takeda[***] will not solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any employee of Takeda, or any of its Affiliates[***] to terminate his or her relationship with Takeda or Takeda’s Affiliate and accept employment with Licensee. An offer of employment to an employee of Takeda by Licensee which results directly from unsolicited responses to general advertisements for employment or from an unsolicited inquiry by such employee will not be deemed to be in violation of this provision.

11.6	[***].

11.7	No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS Article 11 (REPRESENTATIONS, WARRANTIES, AND COVENANTS), NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF TITLE, NON-INFRINGEMENT, VALIDITY, ENFORCEABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED COMPOUND, LICENSED PRODUCTS, OR THE SUBJECT MATTER OF THIS AGREEMENT. ANY INFORMATION PROVIDED BY TAKEDA OR ITS AFFILIATES IS MADE AVAILABLE ON AN “AS IS” BASIS WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

ARTICLE 12

CONFIDENTIALITY

12.1	Nondisclosure and Non-Use. Each Party agrees that, during the Term and for a period of [***] years thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) will (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose, except to exercise its right and perform its obligations under this Agreement (it being understood that this Section 12.1 (Nondisclosure) will not create or imply any rights or licenses not expressly granted under this Agreement). Notwithstanding anything to the contrary in the foregoing, the obligations of confidentiality and non-use with respect to any trade secret within such Confidential Information will survive for so long as such Confidential Information remains protected as a trade secret under Applicable Law.

12.2	Exceptions. The obligations in Section 12.1 (Nondisclosure) will not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent evidence:

12.2.1	is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

12.2.2	is known to the Receiving Party or any of its Affiliates at the time of its receipt, and not through a prior disclosure by the Disclosing Party, without any obligation to keep it confidential or any restriction on its use, prior to such disclosure by the Disclosing Party;

12.2.3	is subsequently disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that, to the Receiving Party’s knowledge, is not bound by a similar duty of confidentiality or restriction on its use;

12.2.4	is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party or any of its Affiliates, generally known or available, either before or after it is disclosed to the Receiving Party;

12.2.5	is independently discovered or developed by or on behalf of the Receiving Party or any of its Affiliates without the aid, use of, access to, or application of any of the Confidential Information belonging to the Disclosing Party; or

12.2.6	is the subject of written permission to disclose provided by the Disclosing Party.

12.3	Authorized Disclosure.

12.3.1

Permitted Disclosure. Notwithstanding the provisions of Section 12.1 (Nondisclosure and Non-Use), the Receiving Party may disclose Confidential Information belonging to the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances: (a) filing or Prosecution of Patent Rights as permitted by this Agreement; (b) filing of Regulatory Materials in order to obtain or maintain Regulatory Approvals; (c) prosecuting or defending litigation as contemplated by this Agreement; (d) complying with Applicable Law or regulation or order of any or court or Government

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Authority, including responding to a subpoena in a Third Party litigation; or (e) to its Affiliates, Sublicensees or prospective Sublicensees, Subcontractors or prospective Subcontractors, payors, consultants, agents, and advisors on a “need-to-know” basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are substantially similar to those set forth in this Article 12 (Confidentiality) (but which obligations may be of shorter duration for Third Parties, but at least [***] years); provided, however, that, in each of the above situations, the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information pursuant to Section 12.3.2 (Notice; Confidential Treatment) to treat such Confidential Information as required under this Article 12 (Confidentiality). Notwithstanding the foregoing, (i) [***], and (ii) Licensee may disclose the Confidential Information of Takeda to its Parent Affiliates and its Parent Affiliates’ direct and indirect subsidiaries solely in connection with and for the purpose of the performance of administrative services for Licensee and for internal reporting and compliance purposes.

12.3.2	Notice; Confidential Treatment. If and whenever any Confidential Information is disclosed in accordance with this Section 12.3 (Authorized Disclosure), such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Notwithstanding the foregoing, if a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 12.3. 1 (a), (b), (c), or (d) (Permitted Uses), then it will, except where illegal, (a) give reasonable advance notice to the other Party of such disclosure and use not less than the same efforts to secure confidential treatment of or a protective (or similar) order for such Information as it would to protect its own Confidential Information from disclosure and (b) only disclose the minimum amount of Confidential Information reasonably required for the purpose of such disclosure.

12.4	Terms of this Agreement. The Parties acknowledge that this Agreement and all of the respective terms of this Agreement will be treated as Confidential Information of both Parties. Neither Party nor its Affiliates shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except to a Third Party or Related Party in connection with (a) a financing (or proposed financing) or an equity investment (or proposed investment) in such Party or its Affiliates, including to its shareholders and prospective shareholders, (b) the entry into any agreement with respect to the Development, Manufacture, or Commercialization of a Licensed Product, (c) a merger, consolidation, or similar transaction by such Party or its Affiliates, (d) the sale of all or substantially all of the assets of such Party or its Affiliates to which this Agreement relates, or (e) in connection with a securitization, provided that (i) all such disclosures are made in accordance with this Article 12 (Confidentiality) and (ii) such Third Party executes a non-use and non-disclosure agreement with confidentiality and non-use obligations similar to those contained in this Agreement. In addition, upon advance written notice to the other Party, either Party may provide a copy of this Agreement to the United States Internal Revenue Service or other tax authorities, if requested by such authority.

12.5

Publicity. The Parties will make a joint public announcement regarding the execution of this Agreement, which will be issued following the Effective Date at a time to be agreed by the Parties. The Parties will agree on a form of joint public announcement within two (2) weeks of the Effective Date. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

contemplated hereby that contains information not previously publicly disclosed without the prior written consent of the other Party, not to be unreasonably withheld, conditioned, or delayed. Each Party shall have the right to use the other Party’s name and logo in presentations, such Party’s website, collateral materials, corporate overviews, and other public disclosures describing the licensing relationship.

12.6	Securities Filings. Notwithstanding anything to the contrary in this Article 12 (Confidentiality), if either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction (including the NASDAQ and the NYSE) a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement or any related agreements between the Parties and constitutes Confidential Information, then such Party will notify the other Party of such intention and will provide the other Party with a copy of relevant portions of the proposed filing at least [***] Business Days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto that refer to the other Party or the terms and conditions of this Agreement or any related agreements between the Parties. The Party making such filing will only disclose Confidential Information that its counsel advises is legally required to be disclosed and, if this Agreement or any related agreements between the Parties are proposed to be filed as exhibits, will cooperate in good faith with the other Party to obtain confidential treatment of the terms and conditions of this Agreement or such related agreements that the other Party reasonably requests to be kept confidential. No such notice will be required if the description of or reference to this Agreement or a related agreement between the Parties contained in the proposed filing has been included in any previous filing made by the either Party in accordance with this Section 12.6 (Securities Filings) or otherwise approved by the other Party.

12.7	Publications.

12.7.1	Publication Plan. Subject to the terms of Section 12.7.2 (Publication Guidelines), each Party shall have the right to publish summaries of results of all Clinical Trials conducted by or on behalf of such Party during the Term with respect to a TAK-385 Licensed Product; provided, however, that the other Party shall have the right to review all such proposed publications prior to submission of such publication, and the proposing Party shall deliver to the other Party a copy of the proposed written publication at least [***] days prior to submission for publication, in order to review the Clinical Trial results and any and all such data which are the subject of such proposed publication in order to prepare any necessary Patent Office filings. The Parties shall discuss and reasonably cooperate in order to facilitate and ensure publication under this Section 12.7.1 (Publication Plan) of any such summaries of Clinical Trial data and results as required under Applicable Law on the Clinical Trial registry of each respective Party.

12.7.2	Publication Guidelines. All publications relating to the TAK-385 Licensed Compound or TAK-385 Licensed Products shall be prepared, presented, and published in accordance with pharmaceutical industry accepted guidelines including: (a) International Committee of Medical Journal Editors (ICMJE) guidelines, (b) Uniform Requirements for Manuscripts Submitted to Biomedical Journals: Writing and Editing for Biomedical Publication, (c) Pharmaceutical Research and Manufacturers of America (PhRMA) guidelines, and (d) Principles on Conduct of Clinical Trials.

12.8

Equitable Relief. Given the nature of the Confidential Information and the competitive damage that could result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

remedy for any breach of this Article 12 (Confidentiality). In addition to all other remedies, a Party will be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 12 (Confidentiality).

ARTICLE 13

TERM AND TERMINATION

13.1	Term. This Agreement will become effective as of the Effective Date and will continue in full force and effect until the expiration of this Agreement as described in this Section 13.1 (Term), unless earlier terminated pursuant to this Article 13 (the “Term”). This Agreement will expire as follows:

13.1.1	on a country-by-country and Licensed Product-by-Licensed Product basis, upon the expiration of the Royalty Term with respect to each Licensed Product in each country in the Licensee Territory or Takeda Territory, as applicable; or

13.1.2	in its entirety, upon the expiration of the Royalty Term with respect to the last Licensed Product Commercialized in the last country in the Licensee Territory or Takeda Territory.

13.2	Termination at Will. Licensee may terminate this Agreement at will, in its sole discretion, in its entirety, or with respect to the Men’s Health Field or the Women’s Health Field for the TAK-385 Licensed Compound, or on a Licensed Compound-by-Licensed Compound basis for all fields, (a) on not less than [***] months’ prior written notice to Takeda, if such termination is for a TAK-448 Licensed Product, (b) on not less than [***] months’ prior written notice to Takeda if such notice is provided for the TAK-385 Licensed Compound prior to Licensee’s receipt of the first Regulatory Approval for the first TAK-385 Licensed Product for the Terminated Field in the Licensee Territory, and (c) on not less than [***] months’ prior written notice to Takeda if such notice is provided for a Licensed Compound following Licensee’s receipt of the first Regulatory Approval for a Licensed Product for the Terminated Field in the Licensee Territory.

13.3	Termination for Material Breach.

13.3.1	Cure Periods. Either Party (the “Non-Breaching Party”) may terminate this Agreement in its entirety, with respect to the Men’s Health Field or the Women’s Health Field for the TAK-385 Licensed Compound, or on a Licensed Compound-by-Licensed Compound basis for all fields in the event the other Party (the “Breaching Party”) has materially breached this Agreement in its entirety or with respect to the Men’s Health Field or the Women’s Health Field for the TAK-385 Licensed Compound or with respect to a particular Licensed Compound, and such material breach has not been cured (a) within [***] Business days of receiving notice thereof with respect to any breach of any undisputed payment obligation under this Agreement and (b) within [***] days of receiving notice thereof with respect to any other breach (as applicable, the “Cure Period”). The written notice describing the alleged material breach will provide sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 13.3.1 (Cure Periods) will become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period. The right of either Party to terminate this Agreement with respect to the Men’s Health Field, Women’s Health Field for the TAK-385 Licensed Compound, or the TAK-385 Licensed Compound or TAK-448 Licensed Compound in all fields, as provided in this Section 13.3.1(a) (Cure Periods) will not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

13.3.2	Tolling of Cure Period. If the Parties reasonably and in good faith disagree as to whether there has been a material breach, including whether such breach was material, the Party that disputes whether there has been a material breach may contest the allegation in accordance with Article 14 (Dispute Resolution). Notwithstanding anything to the contrary contained in Section 13.3.1 (Cure Periods), the Cure Period for any Dispute will run from the date that written notice was first provided to the Breaching Party by the Non-Breaching Party through the resolution of such Dispute pursuant to Article 14 (Dispute Resolution), and it is understood and acknowledged that, during the pendency of a Dispute pursuant this Section 13.3.2 (Tolling of Cure Period), all of the terms and conditions of this Agreement will remain in effect, and the Parties will continue to perform all of their respective obligations under this Agreement.

13.4	Termination by Licensee for Safety Reasons.

13.4.1	Termination by Licensee. At any time after the Effective Date, Licensee may terminate this Agreement with respect to the TAK-385 Licensed Compound or the TAK-448 Licensed Compound on not less than [***] months’ prior written notice to Takeda if Licensee reasonably determines based upon its review of the clinical data or upon a determination by an applicable drug safety monitoring board or Governmental Authority that the TAK-385 Licensed Compound or TAK-385 Licensed Products [***], based upon then-available data, to preclude continued Development or Commercialization of a Licensed Product (such termination, a “Safety Termination”). Upon delivery of any such notice of a Safety Termination, Licensee may wind-down its then on-going activities related to the Licensed Products, including any on-going Clinical Trials (to the extent consistent with Applicable Law), in accordance with Section 13.9.2(b)(ii) (Clinical Trial Wind-Down).

13.4.2	Termination by Consensus. The Parties may terminate this Agreement with respect to the TAK-385 Licensed Compound or the TAK-448 Licensed Compound, or the Men’s Health Field or the Women’s Health Field prior to expiration of the [***] month notice period provided in Section 13.4.1 (Termination by Licensee) upon written agreement if the Parties: (a) reach consensus that Licensee is unable to continue Developing or Commercializing a Licensed Product in the Field in the Licensee Territory; and (b) have completed all applicable wind-down and other transition activities, including those set forth in Section 13.9 (Effects of Termination).

13.5	Termination for Commercial Viability.

13.5.1	Commercial Viability Termination. At any time after the Effective Date, Licensee may terminate this Agreement with respect to the TAK-385 Licensed Compound for all fields or with respect to the Men’s Health Field or the Women’s Health Field, on not less than [***] months’ prior written notice to Takeda if Licensee reasonably and in good faith determines, and provides written documentation to Takeda to support such determination, that it is not viable to Commercialize the TAK-385 Licensed Products (whether or not Regulatory Approval is achieved) due to (a) [***] or (b) [***] (such termination, a “Commercial Viability Termination”).

13.5.2	Determination as to Commercial Viability. If, following Takeda’s receipt of notice of a Commercial Viability Termination, Takeda reasonably and in good faith disputes Licensee’s determination with respect to the applicable Licensed Products’ lack of commercial viability (which notice shall contain the factual basis upon which Takeda disputes such determination), then Takeda will notify Licensee in writing within [***] days. In such event, the matter shall be referred for resolution in accordance with Article 14 (Dispute Resolution). During the pendency of such a dispute resolution proceeding, all of the terms and conditions of this Agreement will remain in effect, and the Parties will continue to perform all of their respective obligations under this Agreement.

13.6	Termination for Cessation of Activities. Without prejudice to any other remedies available to it at law or in equity (including for any breach of the terms hereof), if Licensee does not initiate or conduct, or cause to be initiated or conducted, [***] Development or Commercialization activities with respect to any Licensed Compound (which Development or Commercialization activities must be consistent with the TAK-385 Development Plan or the Commercialization Plan with respect to TAK-385 Licensed Products) during any consecutive [***] month period, and such suspension of activity is not: (a) by written agreement of the Parties or (b) a result of Licensee’s reasonable response to guidance from or action by a Regulatory Authority or other Governmental Authority (such as a clinical hold, a Recall or withdrawal), then Takeda may terminate this Agreement with respect to the applicable Licensed Compound with [***] days’ written notice to Licensee, unless within such [***] day period Licensee provides to Takeda suitable documentation evidencing Licensee’s conduct of such [***] Development or Commercialization activities during the applicable [***] month period.

13.7

Termination for Patent Challenge. If either Party, or any of such Party’s Affiliates, directly, or indirectly through assistance granted to a Third Party, commences any interference or opposition proceeding, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to any Takeda Patent

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Right or Licensee Patent Right, as applicable, or any other Patent Right Controlled by the other Party that claims or discloses the composition of matter or the method of making or using a Licensed Compound Licensed Product, then such other Party may, in its sole discretion, upon written notice to the Party commencing such action, either (a) terminate this Agreement with respect to the applicable Licensed Compound by providing written notice of termination to the commencing Party or (b) leave the Agreement in effect, but increase the applicable Royalties payable to such other Party with respect to the applicable Licensed Products pursuant to Section 9.2.1 (Royalty Rates) by [***] and, in any case, if such other Party so chooses, sue the commencing Party for infringement in any forum of competent jurisdiction of such other Party’s choosing; provided that the Party commencing such action shall have a period of [***] days from written notice of such election in which to withdraw or terminate such action with prejudice.

13.8	Termination for Insolvency.

Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee, or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation, or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above, and such proceeding or action remains un-dismissed or un-stayed for a period of more than [***] days.

13.9	Effects of Termination. All of the following effects of termination (but not expiration) are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and will not be construed to limit any such rights or remedies.

13.9.1	All Termination Events. In the event of any termination of this Agreement for any reason with respect to any TAK-385 Licensed Compound or TAK-448 Licensed Compound (the applicable Licensed Compound and category of Licensed Products, the “Terminated Compounds” and “Terminated Products”, respectively), or the Men’s Health Field or the Women’s Health Field for the TAK-385 Licensed Compound (the “Terminated Field”):

(a)	the Terminated Compound and Terminated Products and all rights under the Takeda Patent Rights and Takeda’s interest in the Joint Patent Rights licensed to Licensee in this Agreement (or, where such termination relates to a specific Terminated Field for the TAK-385 Licensed Compound, solely to the extent relating to the Terminated Field) will revert to Takeda solely with respect to the Terminated Compound and Terminated Products;

(b)	all other rights and licenses granted by Takeda under this Agreement solely with respect to the Terminated Compounds and Terminated Products (or, where such termination relates to a specific Terminated Field for the TAK-385 Licensed Compound, solely to the extent relating to the Terminated Field) will immediately terminate, including any sublicense granted by Licensee pursuant to Section 3.3.3 (Performance by Licensee Sublicensees);

(c)

subject to 13.9.2 (Certain Termination Events), all rights granted to Takeda under the Licensee Patent Rights and Licensee’s interest in the Joint Patent Rights licensed by Licensee to Takeda in this Agreement solely with respect to the Terminated Compound and Terminated Products (or, where such termination

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

relates to a specific Terminated Field for the TAK-385 Licensed Compound, solely to the extent relating to the Terminated Field) will revert to Licensee, and all sublicenses granted by Takeda thereunder to any Sublicensee pursuant to Section 3.3.3 (Performance by Licensee Sublicensees) will terminate; and

(d)	subject to this Section 13.9 (Effects of Termination) and Section 13.13 (Survival), all other rights and obligations of the Parties under this Agreement (or, where such termination relates to a specific Terminated Field for the TAK-385 Licensed Compound, solely to the extent relating to the Terminated Field) will terminate with respect to the Terminated Compounds and Terminated Products.

13.9.2	Certain Termination Events. In the event of termination of this Agreement with respect to a Terminated Compound, or with respect to a particular Terminated Field for the TAK-385 Licensed Compound, by Licensee pursuant to Section 13.2 (Termination at Will), Section 13.4 (Termination for Safety Reasons), or Section 13.5 (Termination for Commercial Viability), by Takeda pursuant to Section 13.3 (Termination for Material Breach), Section 13.5 (Termination for Cessation of Activities), or by Takeda pursuant to Section 13.7 (Termination for Patent Challenge), or by either Party pursuant to Section 13.8 (Termination for Insolvency), then:

(a)	Transition Plan. During the applicable notice period prior to the effective date of termination, Licensee will continue to meet its obligations to Exploit the Terminated Compound and Terminated Products in accordance with the terms and conditions of this Agreement and bear its expenses with respect thereto as set forth hereunder. Within [***] days after the date of the notice of such termination, Takeda will prepare and the Parties will negotiate in good faith and establish a transition and wind-down plan that will include, at a minimum, a plan for accomplishing the activities described in this Section 13.9.2 (Certain Termination Events). In accordance with such plan, Licensee will undertake Commercially Reasonable Efforts to effect a smooth and orderly transition to Takeda of all Exploitation activities and responsibilities under this Agreement with respect to the Terminated Compound and Terminated Products (or, where such termination relates to a particular Terminated Field for the TAK-385 Licensed Compound, solely to the extent relating to the Terminated Field), so as to enable Takeda to continue the Exploitation of the Terminated Compound and Terminated Products in the Territory or to continue to Exploit the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Terminated Field in the Terminated Territory.

(b)	Clinical Trials.

(i)	Clinical Trial Completion. Upon termination of the Agreement in its entirety or with respect to a TAK-385 Licensed Compound in the Men’s Health Field for any reason listed in this Section 13.9.2 (Certain Termination Events) other than pursuant to Section 13.4 (Termination for Safety Reasons), if such termination occurs prior to receipt of the first Regulatory Approval of a TAK-385 Licensed Compound in the Men’s Health Field in Japan, then Licensee must either (A) reimburse Takeda for Takeda’s out of pocket costs and expenses directly incurred in connection with Takeda’s completion of the TAK-385 Development Plan in the Men’s Health Field, up to a maximum total reimbursement of seventy million dollars ($70,000,000) (such amount, the “Reimbursed Expenses”); provided that if Licensee validly terminates this Agreement pursuant to Section 13.5 (Termination for Commercial Viability), then Takeda will pay to Licensee an [***] royalty on Net Sales of the applicable Terminated Product, up to a maximum total amount equal to the Reimbursed Expenses or (B) complete the conduct of any Clinical Trials of the TAK-385 Licensed Products in the Men’s Health Field that are ongoing as of the effective date of such termination as set forth in the then-current TAK-385 Development Plan, at its cost and expense. If Takeda undertakes to complete the TAK-385 Development Plan pursuant to clause (A) above, then Takeda will invoice Licensee following the end of each Calendar Quarter for the costs and expenses incurred by Takeda during such Calendar Quarter, and will provide supporting documentation as reasonably requested by Licensee. Licensee will have the right to audit Takeda’s records relating to such costs and expenses in accordance with Section 9.6 (Audit).

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(ii)	Clinical Trial Wind-Down. Upon Takeda’s receipt of the notice of termination of the Agreement by Licensee pursuant to Section 13.4 (Termination for Safety Reasons), Licensee will responsibly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, any on-going Clinical Trials of Terminated Products for which it has responsibility hereunder in which patient dosing has commenced. Licensee will be responsible for any Development expenses associated with such wind-down.

(iii)	Clinical Trial Information and Documents. Upon completion pursuant to Section 13.9.2(b)(i) (Clinical Trial Completion) or wind-down pursuant to Section 13.9.2(b)(ii) (Clinical Trial Wind-Down), as applicable, of the Clinical Trials ongoing as of the effective date of such termination, as soon as reasonably practical after the effective date of such termination Licensee will provide to Takeda, as applicable and to the extent permitted under any applicable Third Party contract (A) any Information, including copies of all Clinical Trial data and results, developed by or for the benefit of Licensee relating to the Terminated Products and (B) other documents to the extent relating to the Terminated Products that are necessary in the continued Exploitation of a Terminated Product (including material documents and agreements relating to the sourcing and Manufacture of a Terminated Product for sale, promotion, distribution, or use of such Terminated Product) throughout the Licensee Territory; provided that if such termination relates to a particular Terminated Field for the TAK-385 Licensed Compound, then the foregoing obligations shall apply with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Terminated Field.

(c)	Assignment of Regulatory Materials. Licensee will and hereby does, and will cause its Affiliates and its Sublicensees to, (i) effective as of the effective date of termination, assign to Takeda all of its rights, title, and interests in and to all Regulatory Materials and Regulatory Approvals, to the extent allowed under Applicable Law, pertaining to the Terminated Compound or Terminated Products then Controlled by Licensee or any of its Affiliates or its Sublicensees (subject to the provisions of Section 3.3.2 (Sublicense Requirements)) and (ii) to the extent assignment pursuant to clause (i) is delayed or not permitted by the applicable Regulatory Authority, permit Takeda to cross-reference and rely upon any Regulatory Materials and Regulatory Approvals filed by Licensee with respect to any Terminated Product. As soon as practicable after such transfer, Licensee will take all steps necessary to transfer ownership of all such assigned Regulatory Materials and Regulatory Approvals to Licensee, including submitting to each applicable Regulatory Authority a letter or other necessary documentation (with a copy to Licensee) notifying such Regulatory Authority of the transfer of such ownership of each Regulatory Approval. Notwithstanding the foregoing, if such termination relates to a particular Terminated Field for the TAK-385 Licensed Compound, then the foregoing obligations shall apply with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Terminated Field.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(d)	License Grant to Takeda. Licensee will and hereby does, and will cause its Affiliates and its Sublicensees to, effective as of the effective date of termination, grant to Takeda a non-exclusive, fully paid-up, royalty-free, worldwide, transferable, perpetual, and irrevocable license and right of reference, with the right to sublicense, in and to any and all (i) Regulatory Materials and Regulatory Approvals pertaining to any Terminated Compound or Terminated Products Controlled by Licensee, its Affiliates, or its Sublicensees (subject to the provisions of Section 3.3.2 (Sublicense Requirements)) as of the effective date of termination that are not assigned to Takeda pursuant to Section 13.9.2(c) (Assignment of Regulatory Filings), and (ii) Patent Rights and Information Controlled by Licensee as of the effective date of termination that are necessary or are used as of the effective date of such termination to Exploit any Terminated Compound or Terminated Products, in each case ((i) and (ii)), to Exploit the Terminated Compound and Terminated Products; provided that if such termination relates to a particular Terminated Field for the TAK-385 Licensed Compound, then the foregoing license and right of reference shall only apply with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Terminated Field. In addition, in the event of a termination of this Agreement in its entirety, all sublicenses granted by Takeda under this Agreement pursuant to Section 3.3.3 (Performance by Licensee Sublicensees) will survive such termination and become non-exclusive. Licensee shall assume no liability for the use of any such Regulatory Materials or Regulatory Approvals, or the practice of any such Patent Rights or Information, thereafter by Takeda or its Affiliates and Sublicensees.

(e)	Prosecution Responsibilities. Takeda will have the right to assume all Prosecution, maintenance, and enforcement activities under Article 10 (Intellectual Property Matters) with respect to all Takeda Patent Rights and Joint Patent Rights that pertain to the Terminated Compound and Terminated Products (but no other Licensed Compound or Licensed Products); provided that if such termination relates to a particular Terminated Field for the TAK-385 Licensed Compound, then the foregoing obligations shall apply with respect to any such Patent Rights that have Valid Claims Covering the Exploitation of the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Terminated Field; provided, further, that in the event a Patent Right has Valid Claims Covering the Exploitation of the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Terminated Field and a non-Terminated Field, the Parties will agree on whether the Prosecution, maintenance, and enforcement activities related to such Patent Right should be transferred to Takeda, retained by Licensee or if such Patent Right should be Prosecuted as two (2) separate Patent Rights (e.g., divisional patent applications). Licensee will cooperate with Takeda and provide Takeda with reasonable assistance and cooperation with the Prosecution, maintenance, and enforcement activities with respect to such Takeda Patent Rights and Joint Patent Rights.

(f)	Patent Information. For each Patent Right for which Takeda assumes the Prosecution, maintenance, and enforcement activities pursuant to Section 13.9.2(e) (Prosecution Responsibilities), Licensee, if requested in writing by Takeda, will provide, at Takeda’s expense, any and all (i) material correspondence with the relevant Patent Offices pertaining to Licensee’s prosecution of the Takeda Patent Rights, and Licensee’s interest in the Joint Patent Rights, in each case to the extent pertaining to the Terminated Products and not previously provided to Takeda during the course of the Agreement and (ii) a report detailing the status of all Licensee Patent Rights, Takeda Patent Rights, and Joint Patent Rights at the time of termination or expiration; provided that if such termination relates to a particular Terminated Field for the TAK-385 Licensed Compound, then the foregoing obligations shall apply with respect to any such Patent Rights that have Valid Claims Covering the Exploitation of the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Terminated Field.

(g)	Trademark Assignment. Effective as of the date of termination, Licensee will and hereby does assign to Takeda all of its rights, title, and interests in and to all Licensee Product Trademarks that pertain to the Terminated Products, including all associated goodwill. Licensee will provide all cooperation reasonably requested by Takeda in any effort of Takeda to establish, perfect, or defend its rights in such Licensee Product Trademarks, including the execution of assignments, releases, or other documentation, and the provision of good faith testimony by declaration, by affidavit or in-person; provided that if such termination relates to a specific Terminated Field for the TAK-385 Licensed Compound, then the foregoing obligations shall apply with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Terminated Field.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(h)	Selected Third Party Agreements. In the event Licensee has assumed responsibility for Manufacturing any Terminated Compound or Terminated Product, at Takeda’s written request, Licensee will, and cause its Affiliates and its Sublicensees to, assign to Takeda any Selected Third Party Agreement requested by Takeda, unless, with respect to any such Selected Third Party Agreement, such Selected Third Party Agreement expressly prohibits such assignment, in which case Licensee (or such Affiliate or Sublicensee, as applicable) will cooperate with Takeda in all reasonable respects to secure the consent of the applicable Third Party to such assignment and if any such consent cannot be obtained with respect to a Selected Third Party Agreement, Licensee will, and cause its Affiliates and its Sublicensees to, obtain for Takeda substantially all of the practical benefit and burden under such Selected Third Party Agreement, including by (i) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Takeda and Licensee (or such Affiliate or Sublicensee, as applicable) and (ii) subject to the consent and control of Takeda, enforcing, at Takeda’s expense and for the account of Takeda, any and all rights of Licensee (or such Affiliate or Sublicensee, as applicable) against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. Notwithstanding the foregoing, if such termination relates to a particular Terminated Field for the TAK-385 Licensed Compound, then the foregoing obligations shall apply with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Terminated Field.

(i)	Supply of Licensed Product. At Takeda’s written request, Licensee will make available for Takeda to purchase any quantities of the Terminated Compound and Terminated Products or the TAK-385 Licensed Compound and TAK-385 Licensed Products in the event of termination with respect to a Terminated Field (in bulk drug substance, bulk drug product, or finished drug product form, as requested by Takeda) then in Licensee’s possession or control as Takeda indicates in written orders therefor from time to time at a price equal to Licensee’s [***] (where Licensee Manufactured such quantities), or at the same cost as Licensee paid to Takeda for such quantities (where Takeda Manufactured such quantities) in its most recent invoice. If requested, Licensee will Manufacture or have Manufactured such Terminated Compound and Terminated Products (or the TAK-385 Licensed Compound and TAK-385 Licensed Products) for supply to Takeda until the later of (i) such time as Takeda has established an alternate, validated source of supply for the Terminated Compound and Terminated Products (or the TAK-385 Licensed Compound and TAK-385 Licensed Products) and Takeda is receiving supply from such alternative source and (ii) the [***] month anniversary of the effective date of termination of this Agreement with respect to the applicable Terminated Compound or Terminated Products (or the TAK-385 Licensed Compound and TAK-385 Licensed Products).

(j)	Further Assistance. Licensee will provide any other assistance or take any other actions, in each case, reasonably requested by Takeda as necessary to transfer to Takeda the Exploitation of the Terminated Compound and Terminated Products, and will execute all documents as may be reasonably requested by Takeda in order to give effect to this Section 13.9.2 (Certain Termination Events). Notwithstanding the foregoing, if such termination relates to a particular Terminated Field for the TAK-385 Licensed Compound, then the foregoing obligations shall apply with respect to the TAK-385 Licensed Compound and TAK-385 Licensed Products in the Terminated Field.

13.9.3	Responsibility for Costs and Expenses of Certain Effects of Termination. Except as provided in Section 13.9.2(b)(i) (Clinical Trial Completion), in the event of termination by Licensee pursuant to Section 13.4 (Termination for Safety Reasons) or by either Party pursuant to Section 13.8 (Termination for Insolvency), Takeda will bear the costs and expenses associated with the conduct of all activities set forth under Section 13.9.2 (Certain Termination Effects). In the event of termination by Licensee pursuant to Section 13.2 (Termination at Will), Section 13.5 (Termination for Commercial Viability) or by Takeda pursuant to Section 13.3 (Termination for Material Breach), or by Takeda pursuant to Section 13.5 (Termination for Cessation of Activities), or by Takeda pursuant to Section 13.7 (Termination for Patent Challenge) Licensee will bear the costs and expenses associated with the conduct of all activities set forth under Section 13.9.2 (Certain Termination Effects), except as set forth in Section 13.9.2(i) (Supply of Licensed Product).

13.10	Effects of Expiration.

13.10.1	Licenses to Licensee. Following the expiration of the Royalty Term for Licensee Royalties in a country in the Licensee Territory (but not termination of this Agreement), subject to the terms and conditions of this Agreement, the licenses granted to Licensee in Section 3.1.1 (Exclusive License Grant) and Section 3.1.2 (Non-Exclusive License Grant) will become perpetual, irrevocable, fully paid-up, and royalty-free.

13.10.2	Licenses to Takeda. Following the expiration of the Royalty Term for Takeda Royalties in a country in the Takeda Territory (but not termination of this Agreement), subject to the terms and conditions of this Agreement, the licenses granted to Takeda in Section 3.2.1 (Exclusive License Grant) and Section 3.2.2 (Non-Exclusive License Grant) will become perpetual, irrevocable, fully paid-up, and royalty-free.

13.10.3	Expiration of Term in Entirety. Upon expiration of the Term in its entirety, all provisions of this Agreement shall expire and cease to have effect, other than those provisions that survive termination or expiration of this Agreement pursuant to Section 13.13 (Survival) or as otherwise provided in this Agreement.

13.11

Accrued Rights. Expiration or termination of this Agreement will not relieve the Parties of any obligation or liability that accrued hereunder prior to the effective date of such expiration or termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, and any such termination will be without prejudice to the rights of either Party against the other. The remedies provided in this Article 13 (Term and Termination) are not exclusive of any other remedies a Party may have in law or equity. Without limiting the generality of the foregoing, upon expiration

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

or termination of this Agreement each Party will pay to the other Party all Royalties and other amounts due to such other Party as of the effective date of termination or expiration within [***] days following such effective date of termination or expiration. All payments made pursuant to this Section 13.10 (Accrued Rights) will be non-creditable and non-refundable.

13.12	No Waiver. The right of a Party to terminate this Agreement, as provided in this Article 13 (Term and Termination), will not be affected in any way by its waiver or failure to take action with respect to any prior default.

13.13	Survival. The following provisions will survive any expiration or termination of this Agreement for the period of time specified therein (or, if no such period is specified, indefinitely): Article 12 (Confidentiality), Article 14 (Dispute Resolution) Article 15 (Indemnification; Insurance), Article 16 (Miscellaneous) and Section 5.7 (Records; Disclosure of Data and Results), Section 9.3 (Royalty Reports; Royalty Payments), Section 9.4 (Exchange Rate), Section 9.5 (Taxes), Section 9.6 (Audits), Section 9.7 (Manner of Payment; Late Payment), Section 10.1 (Ownership of Inventions), 10.3 (Exploitation of Joint Technology), Section 10.4.5(c)(iii) (solely as it relates to Joint Patents), 11.6 ([***]), Section 11.7 (No Other Representations or Warranties), Section 13.9 (Effects of Termination), Section 13.10 (Effects of Expiration), Section 13.11 (Accrued Rights), Section 13.13 (Survival), and Section 13.14 (Rights in Bankruptcy).

13.14	Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any other jurisdiction outside of the Licensee Territory (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws then, unless and until this Agreement is rejected as provided pursuant to such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee) will perform all of the obligations in this Agreement intended to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws and this Agreement is rejected as provided for under the Bankruptcy Laws, and the non-bankrupt Party elects to retain its rights hereunder as provided for under the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), will provide to the non-bankrupt Party copies of all Patent Rights and Information necessary for the non-bankrupt Party to Prosecute, maintain and enjoy its rights under the terms of this Agreement. All rights, powers, and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws. In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 13.8 (Termination for Insolvency) are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy.

ARTICLE 14

DISPUTE RESOLUTION

14.1	Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 14 (Dispute Resolution) will be the exclusive mechanism for resolving disputes, actions, claims, controversies, suits, or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof between the Parties (each, a “Dispute”, and collectively, the “Disputes”).

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

14.2	Resolution by Executive Officers. Except as otherwise provided in this Section 14.2 (Resolution by Executive Officers) or in Section 13.5 (Termination for Commercial Viability), in the event of any Dispute that is not resolved (a) pursuant to a Party’s final decision making authority as set forth in Section 2.2.2 (JRC Decisions), or (b) through good faith negotiation between the Parties pursuant to Section 2.2.2 (JRC Decisions), the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves on an informal basis for a period of [***] Business Days after receipt of written notice of such Dispute by a Party. If such Dispute is not resolved within such [***] Business Day period, either Party may, by written notice to the other Party, refer the Dispute to the senior executive officer (or his or her delegate) (each, an “Executive Officer”) of the other Party for attempted resolution by good faith negotiation within [***] days after such notice is received. Each Party may, in its sole discretion, seek resolution of any and all Disputes that are not resolved under this Section 14.2 (Resolution by Executive Officers) in accordance with Section 14.3 (Litigation).

14.3	Litigation. Any unresolved Dispute which was subject to Section 14.2 (Resolution by Executive Officers) must be brought exclusively in a court of competent jurisdiction, federal or state, located in New York, New York, and in no other jurisdiction. Each Party hereby consents to personal jurisdiction and venue in, and agrees to service of process issued or authorized by, such court.

14.4	Jurisdiction. Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court and state courts located in New York, New York for the purpose of any and all unresolved Disputes which were subject to Section 14.2 (Resolution by Execution Officers), (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts in such jurisdiction should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, application may be made to any court of competent jurisdiction with respect to the enforcement of any judgment or award.

14.5	Injunctive Relief. Notwithstanding the foregoing, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in any court or other forum, without first submitting to the dispute resolution procedures set forth in Section 14.2 (Resolution by Executive Officers).

14.6	Waiver of Right to Jury Trial. IN CONNECTION WITH THE PARTIES’ RIGHTS UNDER SECTION 14.3 (LITIGATION), EACH PARTY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

14.7	Confidentiality. Any and all activities conducted under this Article 14 (Dispute Resolution), including any and all proceedings and decisions under Section 14.3 (Litigation), shall be deemed Confidential Information of each of the Parties, and shall be subject to the terms of Article 12 (Confidentiality).

ARTICLE 15

INDEMNIFICATION; INSURANCE

15.1	Indemnification by Licensee. Licensee hereby agrees to defend, indemnify, and hold harmless Takeda and its Affiliates, and each of their respective directors, officers, employees, agents and representatives (each, a “Takeda Indemnitee”) from and against any and all claims, suits, actions, demands or other proceedings brought by any Third Party (each, a “Claim”) and all liabilities, expenses, damages, or losses, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Takeda Indemnitee may become subject as a result of any such Claim to the extent such Claim arise or result from: (a) the practice by Licensee or its Affiliate of any license granted to it under Article 3 (License Grants); (b) the Exploitation of the Licensed Compounds or Licensed Products in the Field in the Licensee Territory, or the Development of the Licensed Compounds or Licensed Products in the Men’s Health Field in the Takeda Territory, in each case, by or on behalf of Licensee, its Affiliate, or its Sublicensee; (c) the breach by Licensee of any warranty, representation, covenant, or agreement made by Licensee in this Agreement; (d) the negligence, gross negligence or willful misconduct of Licensee, its Affiliate, or its Sublicensee, or any officer, director, employee, agent, or representative thereof; and (e) the failure to comply with Applicable Law by or on behalf of Licensee in connection with the Licensed Compound, Licensed Products, or this Agreement; except, with respect to each of subsections (a) through (e) above, to the extent such Losses arise directly or indirectly from the negligence, gross negligence, or willful misconduct of any Takeda Indemnitee or the breach by Takeda of any warranty, representation, covenant, or agreement made by Takeda in this Agreement.

15.2	Indemnification by Takeda. Takeda hereby agrees to defend, indemnify, and hold harmless Licensee and its Affiliates and each of their respective directors, officers, employees, agents and representatives (each, an “Licensee Indemnitee”) from and against any and all Losses to which any Licensee Indemnitee may incur, suffer, or be required to pay as a result of, or arising in connection with, any Claim to the extent such Claims arise or result from: (a) the Exploitation of the Licensed Compounds or Licensed Products by Takeda or its Affiliate or its licensee prior to the Effective Date; (b) the Exploitation of the Licensed Compounds or Licensed Products in the Women’s Health Field in the Takeda Territory, or the Commercialization of the Licensed Compounds or Licensed Products in the Men’s Health Field in the Takeda Territory, in each case, by or on behalf of Takeda, its Affiliate, or its licensee (other than Licensee or its Affiliate); (c) the breach by Takeda of any warranty, representation, covenant, or agreement made by Takeda in this Agreement; (d) the negligence, gross negligence, or willful misconduct of Takeda or its Affiliate or its licensee (other than Licensee or its Affiliate), or any officer, director, employee, agent or representative thereof; and (e) the failure to comply with Applicable Law by or on behalf of Takeda in connection with the Licensed Compound, Licensed Products, or this Agreement; except, with respect to each of subsections (a) through (e) above, to the extent such Losses result from the negligence, gross negligence, or willful misconduct of any Licensee Indemnitee, or the breach by Licensee of any warranty, representation, covenant, or agreement made by Licensee in this Agreement.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

15.3	Indemnification Procedures.

15.3.1	Notice. Promptly after a Takeda Indemnitee or a Licensee Indemnitee (each, an “Indemnitee”) receives notice of a pending or threatened Claim, such Indemnitee will give written notice of the Claim to the Party from whom the Indemnitee is entitled to receive indemnification pursuant to Section 15.1 (Indemnification by Licensee) or Section 15.2 (Indemnification by Takeda), as applicable (the “Indemnifying Party”). However, an Indemnitee’s delay in providing or failure to provide such notice will not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate prejudice due to the delay or lack of notice.

15.3.2	Defense. Upon receipt of notice under Section 15.3.1 (Notice) from the Indemnitee, the Indemnifying Party will have the duty to either compromise or defend, at its own expense and by counsel (reasonably satisfactory to Indemnitee), such Claim. The Indemnifying Party will promptly (and in any event not more than [***] days after receipt of the Indemnitee’s original notice) notify the Indemnitee in writing that it acknowledges its obligation to indemnify the Indemnitee with respect to the Claim pursuant to this Article 15 (Indemnification; Insurance) and of its intention either to compromise or defend such Claim. Once the Indemnifying Party gives such notice to the Indemnitee, (a) the Indemnifying Party will have the right to control the defense and settlement of such Claim, subject to this Section 15.3 (Indemnification Procedures) and (b) the Indemnifying Party is not liable to the Indemnitee for the fees of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with such defense, other than the Indemnitee’s reasonable expenses of investigation and cooperation. However, the Indemnitee will have the right to employ separate counsel and to control the defense of a Claim at its own expense.

15.3.3	Cooperation. The Indemnitee will cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any Claim. The Indemnifying Party will keep the Indemnitee informed on a reasonable and timely basis as to the status of such Claim (to the extent the Indemnitee is not participating in the defense of such Claim) and conduct the defense of such Claim in a prudent manner.

15.3.4	Settlement. If an Indemnifying Party assumes the defense of a Claim, no compromise or settlement of such Claim may be effected by the Indemnifying Party without the Indemnitee’s written consent (which consent will not be unreasonably withheld, conditioned, or delayed), unless: (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee; (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (c) the Indemnitee’s rights under this Agreement are not adversely affected. If the Indemnifying Party fails to assume defense of a Claim within a reasonable time, the Indemnitee may settle such Claim on such terms as it deems appropriate with the consent of the Indemnifying Party (which consent will not be unreasonably withheld, conditioned, or delayed), and the Indemnifying Party will be obligated to indemnify the Indemnitee for such settlement as provided in this Article 15 (Indemnification; Insurance).

15.4

Insurance. Each Party, at its own expense, shall maintain liability insurance in an amount consistent with industry standards during the Term, but in no event shall such insurance be in an amount less than [***] per occurrence/annual aggregate during the Term. In addition, during the term of Commercialization of any Licensed Product and for a period of at least [***] years

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

thereafter, each Party shall maintain product liability insurance in an amount not less than [***] per occurrence and annual aggregate. A Party responsible for the conduct any Clinical Trials hereunder shall maintain clinical trial insurance in compliance with all Applicable Law pertaining to the jurisdictions in which such Clinical Trials are conducted. Each Party shall provide a certificate of insurance evidencing such coverage to the other Party upon its written request. Each Party shall notify the other [***] days in advance of cancelation of any such insurance. Takeda shall be permitted to satisfy its obligations hereunder through a program of self-insurance.

ARTICLE 16

MISCELLANEOUS

16.1	Notice. Any notice, request, or other communication permitted or required under this Agreement will be in writing, will refer specifically to this Agreement and will be hand delivered or sent by a recognized overnight delivery service, expenses prepaid, or by facsimile (with transmission confirmed), to the following addresses or to such other addresses as a Party may designate by written notice in accordance with this Section 16.1 (Notice):

If to Takeda:

Takeda Pharmaceuticals International AG

Thurgauerstrasse 130, 8152

Glattpark-Opfikon Zurich, Switzerland

Attention: Legal Department

Facsimile: +41-44-555-10-01

Copy to:

Takeda Pharmaceuticals U.S.A., Inc.

One Takeda Parkway

Deerfield, IL 60015

Attention: General Counsel, Legal Department

Facsimile: 224-554-7831

Copy to (which will not constitute notice):

Ropes & Gray LLP

800 Boylston Street; Prudential Tower

Boston, MA 02199

Attention: David M. McIntosh

Facsimile: 617-235-0507

If to Licensee:

Roivant Endocrinology Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Attention: Corporate Secretary

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Copy to:

Roivant Endocrinology, Inc.

320 West 37th Street

5th Floor

New York, NY 10018

Attention: SVP, Finance & Operations

16.2	Designation of Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

16.3	Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other except that: (a) each Party may assign its rights and obligations under this Agreement in whole or in part to one or more of its Affiliates without the consent of the other Party; and (b) each Party may assign this Agreement in connection with the sale or other transfer of all or substantially all of the assets of the business to which this Agreement relates (whether such transaction occurs by way of a sale of assets, merger, consolidation or similar transaction), but, with respect to assignment by Licensee, only if such potential assignee is not then developing or commercializing a Competing Product or [***] in a manner that would constitute a breach of Section 5.5.1 (Exclusivity Covenants). Any successor or assignee of rights or obligations permitted hereunder will, in writing to the other Party, expressly assume performance of such rights or obligations. Any permitted assignment will be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.3 (Assignment) will be null, void and of no legal effect.

16.4	Limitation of Liability. EXCEPT WITH RESPECT TO (a) A BREACH OF THE OBLIGATIONS OF A PARTY UNDER SECTION 5.5 (EXCLUSIVITY), OR Article 12 (CONFIDENTIALITY), OR, (b) A CLAIM FOR FRAUD, OR WILLFUL MISCONDUCT OR (c) A CLAIM BY EITHER PARTY THAT THE OTHER PARTY IS INFRINGING ANY INTELLECTUAL PROPERTY RIGHTS OF THE CLAIMING PARTY THAT ARE LICENSED TO SUCH OTHER PARTY UNDER THIS AGREEMENT AS A RESULT OF SUCH OTHER PARTY’S OR ANY OF ITS AFFILIATES EXPLOITING SUCH INTELLECTUAL PROPERTY RIGHTS OUTSIDE THE SCOPE OF THE LICENSE GRANTED IN THIS AGREEMENT, or (d) A CLAIM FOR INDEMNIFICATION PURSUANT TO Article 15 (INDEMNIFICATION; INSURANCE), NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS ARISING OUT OF OR IN CONNECTION WITH ANY TRANSACTION AGREEMENT OR THEIR RESPECTIVE SUBJECT MATTER.

16.5	Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.6	Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

16.7	Further Assurances. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof.

16.8	[***].

16.9	Relationship of the Parties. It is expressly agreed that Takeda, on the one hand, and Licensee, on the other hand, will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Takeda nor Licensee will have the authority to make any statements, representations or commitments of any kind, or to take any action which will be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party will be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment will be for the account and expense of such Party.

16.10	Construction; Rules of Construction. Interpretation of this Agreement will be governed by the following rules of construction: (a) words in the singular will be held to include the plural and vice versa, and words of one gender will be held to include the other gender as the context requires; (b) references to the terms “Section”, “Exhibit”, or “Schedule” are to a Section, Exhibit, or Schedule of this Agreement unless otherwise specified; (c) the terms “hereof”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement; (d) references to “$” or “Dollars” will mean the currency of the United States and all references to “€” or “Euros” will mean the currency of the European Union; (e) the word “including” and words of similar import when used in this Agreement will mean “including without limitation,” unless otherwise specified; (f) the word “or” will not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) the titles and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement; (i) each of the Parties has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; (j) the word “shall” will be construed to have the same meaning and effect as the word “will”; (k) references to “days” will mean calendar days, unless otherwise specified; and (l) a reference to any Person includes such Person’s successors and permitted assigns.

16.11	Governing Law. This Agreement was prepared in the English language, which language will govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof will be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

16.12

Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

understandings between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. In the event of any inconsistency between the body of this Agreement and the Exhibits or Schedules to this Agreement or any subsequent agreements ancillary to this Agreement, unless otherwise expressly stated to the contrary in such Exhibitor subsequent ancillary agreement, the terms contained in this Agreement will control.

16.13	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or other electronically transmitted signatures and such signatures will be deemed to bind each Party hereto as if they were the original signatures.

[Signature Page Follows]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, each of Takeda Pharmaceuticals International AG, Roivant Endocrinology Ltd., and Roivant Sciences Ltd. have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which will for all purposes be deemed to be an original.

TAKEDA PHARMACEUTICAL INTERNATIONAL AG

By:	/s/ Marcello Agosti

Name:	Marcello Agosti

Title:	Head of Global Business Development

Date:	April 26, 2016

ROIVANT ENDOCRINOLOGY LTD.

By:

Name:

Title:

Date:

ROIVANT SCIENCES LTD. (Solely for purposes of Section 5.5 (Exclusivity), Section 5.6 (Competing Product Acquisitions), Section 11.5.3 ([***]), and Section 16.8 ([***]).)

By:

Name:

Title:

Date:

[Signature Page to License Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, each of Takeda Pharmaceuticals International AG, Roivant Endocrinology Ltd., and Roivant Sciences Ltd. have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which will for all purposes be deemed to be an original.

TAKEDA PHARMACEUTICAL INTERNATIONAL AG

By:

Name:

Title:

Date:

ROIVANT ENDOCRINOLOGY LTD.

By:	/s/ Marianne L. Romeo

Name:	Marianne L. Romeo

Title:	Head, Global Transactions & Risk Management

Date:	April 29, 2016

ROIVANT SCIENCES LTD. (Solely for purposes of Section 5.5 (Exclusivity), Section 5.6 (Competing Product Acquisitions), Section 11.5.3 ([***]), and Section 16.8 ([***]).)

By:	/s/ Marianne L. Romeo

Name:	Marianne L. Romeo

Title:	Head, Global Transactions & Risk Management

Date:	April 29, 2016

[Signature Page to License Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule 1.151

Takeda Patent Rights

Part (a) – TAK-385 Patent Rights

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule 1.78(a)

TAK-385 Licensed Product INDs

IND Nos. [***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule 1.78(b)

TAK-448 Licensed Product INDs

IND [***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule 1.138

TAK-385 Licensed Compound

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule 1.141

TAK-448 Licensed Compound

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule 5.3

TAK-385 Development Plan

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule 9.1(a)

Subscription Agreement

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

EXECUTION VERSION

Dated this April 29, 2016

B E T W E E N :

ROIVANT ENDOCRINOLOGY LTD.

and

TAKEDA PHARMACEUTICALS INTERNATIONAL AG

SUBSCRIPTION AGREEMENT

Conyers Dill & Pearman Limited

Hamilton, Bermuda

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is made the 29th day of April 2016.

BETWEEN:

Roivant Endocrinology Ltd. an exempted limited company incorporated in Bermuda with its registered office at Clarendon House, 2 Church Street, Hamilton HM1 1, Bermuda (the “Company”); and

Takeda Pharmaceuticals International AG, a company incorporated in Switzerland with a registered office at Thurgauerstrasse 130, 8152 Glattpark-Opfikon, Zurich, Switzerland (the “Subscriber”).

WHEREAS:

(A) The Company wishes to sell 9,000,000 shares of the Company to the Subscriber; and

(B) The Subscriber wishes to acquire those shares of the Company.

(C) The Company and the Subscriber are parties to that certain License Agreement dated as of the date hereof (the “License Agreement”).

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Affiliate”	means, with respect to any specified person, any other person who directly or indirectly controls, is controlled by, or is under common control with such person, including without limitation any parent or direct or indirect subsidiary

“Effective Date”	means the Effective Date (as defined in the License Agreement).

“Liabilities”	means any damages, debts, obligations and other liabilities, losses, claims, Taxes, interest obligations, deficiencies, judgments, assessments, fines, fees, penalties, expenses (including amounts paid in settlement, interest, court costs,

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors, consultants and other experts, and other expenses of litigation), whether direct or indirect, fixed or unfixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or unasserted, known or unknown, disputed or undisputed, joint or several, secured or unsecured, determined, determinable or otherwise, whenever or however arising.

“Material Adverse Effect”	means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

“Share”	means a common share in the capital of the Company of US$0.00001 par value having the rights provided for under the memorandum of association and bye-laws of the Company;

“Shareholders Agreements”	means that certain Investor Rights Agreement in the form attached hereto as Exhibit A (the “Investor Rights Agreement”) and that certain Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit B (the “Right of First Refusal and Co-Sale Agreement”), in each case, of even date herewith and by and among the Company, the Subscriber and the other parties thereto.

“Taxes”	(i) any and all taxes and governmental impositions of any kind in the nature of (or similar to) taxes payable to any federal, state, local or foreign tax authority or other governmental authority, including, but not limited to, those on or measured by or referred to as income, franchise, profits, gross receipts, capital, ad valorem, customs

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real property, personal property, capital stock, license, payroll, withholding, employment, social security (or similar including FICA), workers’ compensation, unemployment compensation, escheat or unclaimed property obligation, gift, estate, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto, whether disputed or not and (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person’s taxes as a transferee or successor, by contract or otherwise.

2.	In this Agreement:

2.1	the clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

2.2	words denoting the singular number include the plural and vice versa;

2.3	words denoting one gender include the other genders.

3.	SUBSCRIPTION FOR SHARES BY SUBSCRIBER

3.1	The Subscriber hereby subscribes for and requests that the Company allot to it 9,000,000 Shares for entering into the License Agreement.

3.2	Upon the Effective Date, the Company shall issue to the Subscriber the 9,000,000 Shares subscribed for by the Subscriber.

3.3	Each Share subscribed for pursuant to the foregoing clause shall be credited as fully paid and on issue shall rank pari passu in all respects with other shares in issue.

3.4	The Subscriber agrees to take the Shares subject to the memorandum of association and the bye-laws of the Company and the Shareholders Agreements, and authorises the Company to enter its name and address as set forth in Schedule 1 in the register of members of the Company.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

4.	REPRESENTATIONS AND WARRANTIES

4.1	The Company makes the following representations and warranties as of the Effective Date:

(a)	The Company is an exempted limited company duly organized, validly existing and is in good standing under the laws of Bermuda (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b)	(i) It has an authorized share capital of US$10,000 consisting of 1,000,000,000 Shares having a par value of US$0.00001 of which 66,000,000 are issued and outstanding and (ii) that immediately following the issuance to the Subscriber of 9,000,000 Shares in accordance with Section 3.2, Subscriber will beneficially own 12.0% of the Company. All of the outstanding Shares have been duly authorized, are fully paid and nonassessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and were issued in compliance with all applicable federal and state securities laws. No Shares have been reserved for issuance for any purpose, including, but not limited to, issuance to officers, directors, employees and consultants of the Company pursuant to any equity incentive plan. Other than the Warrant (as defined in the License Agreement), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), or agreements, orally or in writing, to purchase or acquire from the Company any Shares, or any securities convertible into or exchangeable for any Shares.

(c)

The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Shareholder Agreements, applicable state and federal securities laws and liens or encumbrances

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

created by or imposed by the Subscriber. Assuming the accuracy of the representations of the Subscriber in Section 4.3 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(d)	No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii– iv) or (d)(3), is applicable. For the purposes of this Agreement, “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

(e)	The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

(f)	The memorandum of association and the bye-laws of the Company are in the form provided to the Subscriber. The copy of the minute books of the Company provided to the Subscriber contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation of the Company and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

(g)	Assuming the accuracy of the representations made by the Subscriber in Section 4.3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

(h)	The Company was formed solely to further purposes contemplated in the License Agreement and this Agreement. Except as contemplated by the License Agreement and this Agreement, the Company does not hold, nor has it held, any material assets and has not incurred, directly or indirectly, through any Affiliate, any obligations or Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

4.2	Each party to this Agreement makes the following representations and warranties as of the Effective Date:

(a)	All corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained and are valid and subsisting.

(b)	This Agreement constitutes legal, valid and binding obligations of the party.

(c)	The execution, delivery and performance by the party of this Agreement does not and will not violate, breach or result in a contravention of:

(i)	any law;

(ii)	any authorisation, ruling, consent, judgment, order or decree of any governmental, statutory or regulatory agency; or

(iii)	the memorandum of association and articles of association or bye-laws or any other similar constitutional document of the party.

(d)	All information provided by the party to the other parties under or in connection with this Agreement and/or the Shareholders Agreements is true in all material respect and is not, by omission or otherwise, misleading in any material respect.

4.3	The Subscriber makes the following representations and warranties as of the Effective Date:

(a)	The Shares to be acquired by the Subscriber will be acquired for investment for the Subscriber’s and its Affiliates’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same; and the Subscriber does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(b)

It understands that (i) the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber’s representations as expressed herein; (ii) the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that,

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

pursuant to these laws, the Subscriber must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available; (iii) the Company has no obligation to register or qualify the Shares for resale except as set forth in the Shareholders Agreements; and (iv) if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Subscriber’s control, and which the Company is under no obligation and may not be able to satisfy.

(c)	It understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

(d)	It understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE ISSUER’S BYLAWS, A CERTAIN INVESTOR RIGHTS AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, AND A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT AMONG THE HOLDER, THE ISSUER AND CERTAIN OTHER HOLDERS OF EQUITY OF THE ISSUER. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER.”;

(e)	It is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)

It has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including any foreign exchange restrictions applicable to

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

such purchase and the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

(g)	Neither the Subscriber, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.

5.	CLOSING DELIVERABLES

5.1	Upon the Effective Date, or as soon as practicable thereafter, the Company shall deliver the following to the Subscriber:

(a)	a certificate from the sole Director of the Company certifying that (a) the representations and warranties of the Company set forth in Sections 4.1 and 4.2 are true and correct in all respects as of the Effective Date and (b) the Company has performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that were required to be performed or complied with by the Company on or before the Effective Date;

(b)	an opinion, from Conyers Dill & Pearman Limited, counsel for the Company, dated as of the Effective Date, in substantially the form of Exhibit C attached to this Agreement;

(c)	the Investor Rights Agreement executed by the Company each “Investor” named therein;

(d)	the Right of First Refusal and Co-Sale Agreement executed by the Company, each “Investor” named therein and each “Key Holder” named therein;

(e)	a certificate by the Secretary of the Company certifying (i) the bye-laws of the Company, (ii) the memorandum of association of the Company, (iii) and resolutions of the Board of Directors of the Company approving this Agreement and the Shareholder Agreements; and

(f)	good standing certificates (or equivalent) from each jurisdiction in which the Company is either organized or qualified to do business.

5.2	All corporate and other proceedings in connection with the transactions contemplated under this Agreement upon the Effective Date and all documents incident thereto shall be reasonably satisfactory in form and substance to the Subscriber, and the Subscriber (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

6.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Subscriber contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the issuance of Shares hereunder and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Subscriber or the Company.

7.	SEVERABILITY

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.	SUCCESSORS AND ASSIGNS

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.	COSTS

Each party shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of each document referred to in it.

10.	ENTIRE AGREEMENT

10.1	Save as set forth in the Shareholders Agreement, this Agreement constitutes the entire agreement and understanding of the parties and supersedes any previous agreement between the parties relating to the subject matter of this Agreement.

10.2	Each of the parties acknowledges and agrees that in entering into this Agreement it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (where party to this Agreement or not) other than as expressly set out in this Agreement as a representation or warranty. The only remedy available to it for breach of the representations or warranties shall be for breach of contract under the terms of this Agreement. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

11.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format file (or similar electronic record) shall be effective as delivery of an executed counterpart signature page.

12.	VARIATION

No variation of or amendment to this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

13.	GOVERNING LAW AND JURISDICTION

The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles thereof. The parties to this Agreement hereby irrevocably agree that the state and federal courts located in the State of Delaware shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (the “Proceedings”) which may arise out of or in connection with this Agreement and waive any objection to Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

AGREED by the Parties through their authorised signatories on the date first written above:

For, and on behalf of

ROIVANT ENDOCRINOLOGY LTD.

By:

Name:

Title:

[Signature Page to REL Subscription Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

AGREED by the Parties through their authorised signatories on the date first written above:

For, and on behalf of

TAKEDA PHARMACEUTICALS INTERNATIONAL AG

By:

Name:

Title:

[Signature Page to REL Subscription Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

SCHEDULE 1

Subscriber name and address:

Takeda Pharmaceuticals International AG

Thurgauerstrasse 130, 8152

Glattpark-Opfikon, Zurich, Switzerland

Facsimile: +41-44-555-10-01

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

EXHIBIT A

INVESTOR RIGHTS AGREEMENT

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

EXHIBIT B

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

EXECUTION VERSION

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made as of April 29, 2016 by and among Roivant Endocrinology Ltd., an exempted limited company incorporated under the laws of Bermuda (the “Company”), the Investors set forth on Schedule A hereto and the Key Holders set forth on Schedule B hereto.

RECITALS

WHEREAS, each Key Holder is the beneficial owner of Common Shares, or options or warrants to purchase Common Shares;

WHEREAS, the Company and Takeda Pharmaceuticals International AG (“Takeda”) are parties to that certain Subscription Agreement of even date herewith (the “Subscription Agreement”); and

WHEREAS, in order to induce the Company to enter into the Subscription Agreement and to induce Takeda to enter into that certain License Agreement of even date herewith between the Company and Takeda and to perform the transactions contemplated thereby, the parties hereto hereby agree that this Agreement shall govern the matters set forth herein.

The parties hereto hereby agree as follows:

1. Definitions.

1.1 “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with such Person, including without limitation any parent or direct or indirect subsidiary.

1.2 “Board” means the Board of Directors of the Company.

1.3 “Capital Stock” means all shares of the Company whether now or hereafter authorized, including, without limitation, the Common Shares.

1.4 “Change of Control” means (i) any consolidation, amalgamation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or similar transaction, in which the holders of outstanding voting securities of the Company immediately prior to such consolidation, merger, reorganization or similar transaction hold, directly or indirectly, less than fifty percent (50%) of the outstanding voting securities of the Company or of the surviving or resulting entity (or the power to direct or cause the direction of the management and policies of the surviving or resulting entity) immediately after such consolidation, merger, reorganization or similar transaction; or (ii) any transaction or series of related transactions as a result of which the holders of outstanding voting securities of the Company immediately prior to such transaction or transactions hold, directly or indirectly, less than fifty percent (50%) of the outstanding voting securities of the Company (or the power to direct or cause the direction of the management and policies of the Company) immediately after such transaction or transactions.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.5 “Common Shares” means the common shares, US$0.00001 par value per share, of the Company as consolidated or subdivided from time to time.

1.6 “Company Notice” means written notice from the Company notifying the selling Key Holder that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Securities with respect to any Proposed Key Holder Transfer.

1.7 “Investor Notice” means written notice from an Investor notifying the Company and the selling Key Holder that it intends to exercise its Secondary Refusal Right as to a portion of the Transfer Securities with respect to any Proposed Key Holder Transfer.

1.8 “Investors” means the Persons named on Schedule A hereto and each Person to whom the rights of such parties are assigned pursuant to Subsection 6.8, each Person who hereafter becomes a signatory to this Agreement pursuant to Subsection 6.15 and any one of them, as the context may require.

1.9 “IPO” means the Company’s first firm commitment underwritten public offering of its Common Shares under the Securities Act.

1.10 “Key Holders” means the Persons named on Schedule B hereto, each Person to whom the rights of a Key Holder are assigned pursuant to Subsection 3.1, each Person who hereafter becomes a signatory to this Agreement pursuant to Subsection 6.8 or 6.16 and any one of them, as the context may require.

1.11 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.12 “Proposed Key Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Securities (or any interest therein) proposed by any of the Key Holders.

1.13 “Proposed Transfer Notice” means written notice from a Key Holder setting forth the terms and conditions of a Proposed Key Holder Transfer.

1.14 “Prospective Transferee” means any Person to whom a Key Holder proposes to make a Proposed Key Holder Transfer.

1.15 “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Key Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.16 “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Securities with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

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1.17 “Secondary Notice” means written notice from the Company notifying the Investors and the selling Key Holder that the Company does not intend to exercise its Right of First Refusal as to all Transfer Securities with respect to any Proposed Key Holder Transfer.

1.18 “Secondary Refusal Right” means the right, but not an obligation, of each Investor to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock held by all Investors on a fully-diluted basis) of any Transfer Securities not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.19 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.20 “Transfer Securities” means (i) all shares of Capital Stock owned by a Key Holder or issued to a Key Holder on or after the date hereof; (ii) any shares of Capital Stock issued or issuable (directly or indirectly) in exchange for and/or exercise of any other securities of the Company acquired by the Key Holders after the date hereof; and (iii) all shares of Capital Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Capital Stock referenced in clauses (i) and (ii) above.

1.21 “Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Key Holder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Securities not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

2. Agreement Among the Company, the Investors and the Key Holders.

2.1 Right of First Refusal.

(a) Grant. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Securities that such Key Holder may propose to transfer in a Proposed Key Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Key Holder proposing to make a Proposed Key Holder Transfer must deliver a Proposed Transfer Notice to the Company and each Investor no later than 45 days prior to the consummation of such Proposed Key Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Key Holder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Key Holder Transfer. To exercise its Right of First Refusal under this Section 2, the Company must deliver a Company Notice to the selling Key Holder within 15 days after delivery of the Proposed Transfer Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Key Holder with the Company that contains a preexisting right of first refusal (including, without limitation, the Company’s Bylaws), the Company and the Key Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Subsection 2.1(a) and this Subsection 2.1(b).

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(c) Grant of Secondary Refusal Right to the Investors. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Investors (other than itself as a Key Holder) a Secondary Refusal Right to purchase all or any portion of the Transfer Securities not purchased by the Company pursuant to the Right of First Refusal, as provided in this Subsection 2.1(c). If the Company does not intend to exercise its Right of First Refusal with respect to all Transfer Securities subject to a Proposed Key Holder Transfer, the Company must deliver a Secondary Notice to the selling Key Holder and to each Investor to that effect no later than 15 days after the selling Key Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor must deliver an Investor Notice to the selling Key Holder and the Company within 10 days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d) Undersubscription of Transfer Securities. If options to purchase have been exercised by the Company and the Investors with respect to some but not all of the Transfer Securities by the end of the 10-day period specified in the last sentence of Subsection 2.1(c) (the “Investor Notice Period”), then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Subsection 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Securities on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Key Holder and the Company within 10 days after the expiration of the Investor Notice Period. In the event there are two or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Subsection 2.1(d) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Securities such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Securities that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Key Holder of that fact.

(e) Consideration; Closing. If the consideration proposed to be paid for the Transfer Securities is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board and as set forth in the Company Notice. If the Company or any Investor cannot for any reason pay for the Transfer Securities in the same form of non-cash consideration, the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Company Notice. The closing of the purchase of Transfer Securities by the Company and the Investors shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Key Holder Transfer and (ii) 45 days after delivery of the Proposed Transfer Notice.

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[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

2.2 Right of Co-Sale.

(a) Exercise of Right. If any Transfer Securities subject to a Proposed Key Holder Transfer are not purchased pursuant to Subsection 2.1 above and thereafter are to be sold to a Prospective Transferee, each respective Investor (unless the Investor is the transferring Key Holder) may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Key Holder Transfer as set forth in Subsection 2.2(b) below and, subject to Subsection 2.2(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor that desires to exercise its Right of Co-Sale (each, a “Participating Investor”) must give the selling Key Holder written notice to that effect within 15 days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b) Shares Includable. Each Participating Investor may include in the Proposed Key Holder Transfer all or any part of such Participating Investor’s shares of Capital Stock equal to the product obtained by multiplying (i) the aggregate number of Transfer Securities subject to the Proposed Key Holder Transfer (excluding Common Shares purchased by the Company or the Participating Investors pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Participating Investor, on a fully-diluted and as-converted to Common Shares basis, immediately before consummation of the Proposed Key Holder Transfer and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate and on a fully-diluted and as-converted to Common Shares basis, by all Participating Investors immediately prior to the consummation of the Proposed Key Holder Transfer, plus the number of shares of Transfer Securities held by the Key Holders (excluding any Participating Investor). To the extent one or more of the Participating Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Securities that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

(c) Purchase and Sale Agreement. The Participating Investors and the selling Key Holder agree that the terms and conditions of any Proposed Key Holder Transfer in accordance with Subsection 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the selling Key Holder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Subsection 2.2.

(d) Allocation of Consideration. Subject to Subsection 2.2(d)(ii), the aggregate consideration payable to the Participating Investors and the selling Key Holder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Investor and the selling Key Holder as provided in Subsection 2.2(b), provided that if a Participating Investor wishes to sell shares of Capital Stock other than the series of Capital Stock subject to the Proposed Key Holder Transfer, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of such Capital Stock into Common Shares.

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[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(e) Purchase by Selling Key Holder; Deliveries. Notwithstanding Subsection 2.2(c) above, if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Investor or Investors or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Investor or Investors, no Key Holder may sell any Transfer Securities to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Participating Investor or Investors on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Subsection 2.2(d)(i). In connection with such purchase by the selling Key Holder, the Participating Investor or Investors shall deliver to the selling Key Holder a certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Key Holder (or request that the Company effect such transfer in the name of the selling Key Holder). Each such certificate delivered to the selling Key Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Securities pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Key Holder shall concurrently therewith remit or direct payment to the Participating Investor or Investors the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this Subsection 2.2(e).

(f) Additional Compliance. If any Proposed Key Holder Transfer is not consummated within 45 days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Securities unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Securities subject to this Subsection 2.2.

2.3 Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any Proposed Key Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Securities not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Key Holder becomes obligated to sell any Transfer Securities to the Company or any Investor under this Agreement and fails to deliver such Transfer Securities in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have,

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send to such Key Holder the purchase price for such Transfer Securities as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books the certificate or certificates representing the Transfer Securities to be sold.

(c) Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Securities in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor, if it desires to exercise its Right of Co-Sale under Subsection 2.2, may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Investor the Common Shares that such Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Subsection 2.2. The sale will be made on the same terms, including, without limitation, as provided in Subsection 2.2(d)(i) and the first sentence of Subsection 2.2(d)(ii), as applicable, and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within 90 days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Subsection 2.2. Such Key Holder shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Subsection 2.2.

3. Exempt Transfers.

3.1 Exempted Transfers. Subject to the terms of Section 3.3, but notwithstanding the foregoing or any other provision to the contrary herein, the provisions of Subsections 2.1 and 2.2 shall not apply: (a) in the case of a Key Holder that is an entity, upon transfer by such Key Holder to its Affiliates, (b) to a repurchase of Transfer Securities from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Securities and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board, or (c) in the case of a Key Holder that is a natural person, upon a transfer of Transfer Securities by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime, or on death by will or intestacy to his or her spouse, child (natural or adopted) , any other direct lineal descendant, father, mother or brother or sister (or his or her spouse) of such Key Holder (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Key Holder or any such family member, provided that in the case of clause(s) (a) or (c), (x) the Key Holder shall deliver prior written notice to the Investor of such gift, sale or transfer and (y) such Transfer Securities shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Key Holder Transfers of such Transfer Securities pursuant to Section 2.

3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2.1 shall not apply to the sale of any Transfer

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Securities (a) to the public in an offering pursuant to an effective registration statement under the Securities Act, or (b) pursuant to a Change of Control. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2.2 shall not apply to the sale of any Transfer Securities to the public in an offering pursuant to an effective registration statement under the Securities Act.

3.3 Prohibited Transferees. Notwithstanding the foregoing, no Key Holder shall transfer any Transfer Securities to (a) any entity other than an Affiliate which, in the good faith determination of the Board, directly or indirectly competes with the Company or (b) any customer, distributor or supplier of the Company, if the Board should determine in good faith that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

4. Legend. Each certificate representing Transfer Securities held by the Key Holders or Transfer Securities issued to any permitted transferee in connection with a transfer permitted by Subsection 3.1 hereof shall be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE ISSUER’S BYLAWS, A CERTAIN INVESTOR RIGHTS AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, AND A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT AMONG THE HOLDER, THE ISSUER AND CERTAIN OTHER HOLDERS OF EQUITY OF THE ISSUER. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER.

Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5. “Market Stand-off” Agreement. Each Key Holder agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company or any successor corporation of the Company of its equity securities under the Securities Act on a registration statement for the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days), (a) lend; offer; pledge; sell; contract to sell; sell any option or

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contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 5 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or the transfer of any shares to any Affiliate of the Key Holder; provided that such Affiliate shall agree to be bound by the provisions of this Section 5 with respect to future transfers; provided further that this Section 5 shall be applicable to each Key Holder and transferee only if all officers and directors of the Company are subject to the same restrictions and the Company obtains a similar agreement from all shareholders individually owning more than one percent (1%) of the Company’s outstanding equity interests. The underwriters in connection with such registration are intended third party beneficiaries of this Section 5 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Key Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5 or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Shares (or other securities) held by each Key Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

6. Miscellaneous.

6.1 Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s IPO, (b) the closing of a transaction described in clause (i) of the definition of Change of Control, and (c) the liquidation or other dissolution of the Company.

6.2 Ownership. Each Key Holder represents and warrants that such Key Holder is the sole legal and beneficial owner of the Transfer Securities subject to this Agreement and that no other Person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

6.3 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY

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[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.4 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Investors and Key Holders at their respective addresses set forth on Schedule A and Schedule B, respectively, and to Company at the address set forth below in the signature page, or at such other address as the Key Holders, Company or Investors may designate by 10 days advance written notice to the other parties hereto.

6.5 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.7 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the Transfer Securities then held by all of the Key Holders who are then providing services to the Company as officers, employees or consultants and (c) the Investors. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term

10

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion and (ii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.8 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Key Holder, including any Prospective Transferee who purchases Transfer Securities in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c) The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except by each Investor to its Affiliates or to a third party in connection with a transfer of all of the shares of Capital Stock held by such Investor to such third party, it being acknowledged and agreed that any such assignment shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(d) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.9 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

11

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

6.10 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware, without giving effect to conflict of law principles thereof. With respect to any controversy arising out of or related to this Agreement, the parties hereto consent to the exclusive jurisdiction of, and venue in, the state or federal courts located in Delaware.

6.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.13 Aggregation of Securities. All securities of the Company held or acquired by Affiliated entities or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

6.14 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Key Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

6.15 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional securities after the date hereof, any purchaser of such securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

6.16 Additional Key Holders. In the event that after the date of this Agreement, the Company issues Common Shares, or options to purchase Common Shares, to any employee or consultant, which Common Shares or options would collectively constitute with respect to such employee or consultant (taking into account all Common Shares, options and other purchase rights held by such employee or consultant) 1% or more of the Company’s then outstanding equity interests, the Company shall, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Key Holder, and such Person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder.

[Signatures Follow]

12

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

COMPANY:

ROIVANT ENDOCRINOLOGY LTD.

By:

Name:

Title:

Address:

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

[Signature page to REL Right of First Refusal and Co-Sale Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

INVESTORS:

TAKEDA PHARMACEUTICALS INTERNATIONAL AG

By:

Name:

Title:

[Signature page to REL Right of First Refusal and Co-Sale Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

INVESTORS:

ROIVANT SCIENCES LTD.

By:

Name:

Title:

[Signature page to REL Right of First Refusal and Co-Sale Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

KEY HOLDERS:

TAKEDA PHARMACEUTICALS INTERNATIONAL AG

By:

Name:

Title:

[Signature page to REL Right of First Refusal and Co-Sale Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

KEY HOLDERS:

ROIVANT SCIENCES LTD.

By:

Name:

Title:

[Signature page to REL Right of First Refusal and Co-Sale Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule A

Investors

Takeda Pharmaceuticals International AG

Thurgauerstrasse 130, 8152

Glattpark-Opfikon, Zurich, Switzerland

Facsimile: +41-44-555-10-01

Roivant Sciences Ltd. Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule B

Key Holders

Takeda Pharmaceuticals International AG

Thurgauerstrasse 130, 8152

Glattpark-Opfikon, Zurich, Switzerland

Facsimile: +41-44-555-10-01

Roivant Sciences Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

EXHIBIT C

FORM OF LEGAL OPINION

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

29 April 2016

Matter No.:353983

Doc Ref: 11087427.3

1-441-298-7846

neil.henderson@conyersdill.com

Takeda Pharmaceuticals International AG

Thurgauerstrasse 130

8152 Glattpark-Opfikon

Zurich

Switzerland

Dear Sirs,

Roivant Endocrinology Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with the license by the Company of the chemical compound coded by Takeda Pharmaceuticals International AG (“Takeda”) as TAK-385 and TAK-448 (together, the “Licensed Compounds”) and the Licensed Products in the Licensee Territory (each as defined in the License Agreement (as defined below)).

For the purposes of giving this opinion, we have examined electronic copies of the following documents:

(i)	a license agreement dated 29 April 2016 (the “License Agreement”) between the Company and Takeda in respect of the license by the Company of the Licensed Compound and the Licensed Products in the Licensee Territory (each as defined therein);

(ii)	a subscription agreement dated 29 April 2016 (the “Subscription Agreement”) between the Company and Takeda in respect of the issuance by the Company to Takeda of 9,000,000 common shares (the “Shares”);

(iii)	an investor rights agreement dated 29 April 2016 between the Company, Roivant Sciences Ltd. (“RSL”) and Takeda;

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(iv)	a right of first refusal and co-sale agreement dated 29 April 2016 between the Company, the Investors set forth on Schedule A thereto and the Key Holders set forth on Schedule B thereto; and

(v)	a warrant to purchase shares of the Company dated 29 April 2016 (the “Warrant”) by the Company in favour of Takeda.

The documents listed in items (i) through (v) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 29 April 2016, written resolutions of its sole director passed on 27 April 2016 and written resolutions of its shareholder dated 27 April 2016 (together, the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that the Company is entering into the Documents pursuant to its business of lawful business; (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

the opinions expressed herein; (i) the validity and binding effect under the laws of New York (the “New York Laws”) of the License Agreement which is expressed to be governed by such New York Laws in accordance with its terms; (j) the validity and binding effect under the laws of Delaware (the “Delaware Laws” and, together with the New York Laws, the “Foreign Laws”) of the Documents other than the License Agreement which are expressed to be governed by such Delaware Laws in accordance with their respective terms; (k) the validity and binding effect under the New York Laws of the submission by the Company pursuant to the License Agreement to the jurisdiction of the courts of New York (the “New York Courts”); (l) the validity and binding effect under the Delaware Laws of the submission by the Company pursuant to the Documents other than the License Agreement to the jurisdiction of the courts of Delaware (the “Delaware Courts” and, together with the New York Courts, the “Foreign Courts”); (m) that none of the parties to the Documents carries on business from premises in Bermuda at which it employs staff and pays salaries and other expenses; and (n) that on the date of entering into the Documents the Company is and after entering into the Documents will be able to pay its liabilities as they become due.

The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment, which purports to fetter the statutory powers of the Company, or which purports to grant exclusive jurisdiction to any courts.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda.

2.	The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

3.	The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company in accordance with the terms thereof.

4.	No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, except such as have been duly obtained in accordance with Bermuda law.

5.

It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge,

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

such charge will have priority in Bermuda over any unregistered charges created after 11 July 1984, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of US$630 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Documents are governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the relevant Foreign Laws.

6.	The Documents will not be subject to ad valorem stamp duty in Bermuda.

7.	The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature; (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Documents to the jurisdiction of the relevant Foreign Courts is valid and binding upon the Company.

8.	The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

9.	When issued and paid up in accordance with the Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

10.	When issued and paid for in accordance with the Warrant, any Shares (as defined in the Warrant) issued pursuant to the Warrant will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

11.	Based solely on a review of the Register of Members of the Company dated the date hereof, the authorized share capital of the Company consists of 1,000,000,000 common shares of par value US $0.00001, of which 66,000,000 shares are registered in the name of Roivant Sciences Ltd. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

Yours faithfully,

Conyers Dill & Pearman Limited

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule 9.1(b)

Takeda Warrant

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Schedule 11.4.2

Financial Statements

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

AMENDMENT TO LICENSE AGREEMENT

This Amendment to the License Agreement (this “Amendment”), effective as of August 30, 2016 (the “Amendment Effective Date”), modifies and amends the License Agreement, with the effective date of April 29, 2016 (the “License Agreement”), by and between Roivant Endocrinology Ltd. (n/k/a Myovant Sciences Ltd., Clarendon House, 2 Church Street, Hamilton, Bermuda (“Myovant”) and Takeda Pharmaceuticals International AG, Thurgauerstrasse 130, 8152, Glattpark-Opfikon Zurich, Switzerland (“Takeda”).

WHEREAS, the parties to the License Agreement now desire amend Schedule 1.151 of the License Agreement as provided herein.

NOW, THEREFORE, for the mutual promises and consideration as set forth herein, the parties agree to amend and modify the License Agreement as follows:

1.	Schedule 1.151 of the License Agreement shall be amended to include the Patents listed on Exhibit A attached hereto.

2.	Except as herein amended, all terms, covenants and provisions of the License Agreement are and shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the License Agreement. This Amendment shall be deemed incorporated into, and a part of, the License Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

ROIVANT ENDOCRINOLOGY LTD. (n/k/a MYOVANT SCIENCES LTD.)		TAKEDA PHARMACEUTICALS INTERNATIONAL AG

By:	/s/ Marianne L. Romeo	By:	/s/ Marcello Agosti
Name:	Marianne L. Romeo	Name:	Marcello Agosti
Title:	Head, Global Transactions & Risk Management	Title:	Head of Global Commercial

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Exhibit A

Part (a) – TAK-385 Patent Rights

[***]

Part (b) – TAK-448 Patent Rights

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.